Execution Version US-DOCS\157178066.13 AGREEMENT AND PLAN OF MERGER BY AND AMONG ALKAMI TECHNOLOGY, INC., MCW MERGERSUB, INC., FIN TECHNOLOGIES, INC. AND SHAREHOLDER REPRESENTATIVE SERVICES LLC FEBRUARY 27, 2025

TABLE OF CONTENTS Page i US-DOCS\157178066.13 ARTICLE 1 DEFINITIONS AND CONSTRUCTION ........................................................................ 2 Section 1.1 Definitions ........................................................................................................ 2 Section 1.2 Additional Defined Terms .............................................................................. 17 Section 1.3 Construction ................................................................................................... 19 ARTICLE 2 MERGER ........................................................................................................................ 20 Section 2.1 Closing ............................................................................................................ 20 Section 2.2 Merger ............................................................................................................ 20 Section 2.3 Effect of Merger Generally ............................................................................ 21 Section 2.4 Governing Documents .................................................................................... 21 Section 2.5 Directors and Officers .................................................................................... 21 Section 2.6 Conversion of Shares ...................................................................................... 21 Section 2.7 Exchange of Certificates and Book-Entry Shares .......................................... 22 Section 2.8 Options ........................................................................................................... 23 Section 2.9 Warrants ......................................................................................................... 25 Section 2.10 Dissenting Shares ........................................................................................... 26 Section 2.11 Pre-Closing Deliveries.................................................................................... 26 Section 2.12 Closing Deliveries; Actions at Closing .......................................................... 27 Section 2.13 Payments ........................................................................................................ 29 Section 2.14 Post-Closing Adjustment ................................................................................ 30 Section 2.15 Withholding .................................................................................................... 33 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF COMPANY .................................... 33 Section 3.1 Organization and Good Standing ................................................................... 34 Section 3.2 Authority and Enforceability .......................................................................... 34 Section 3.3 No Conflict; Consents .................................................................................... 34 Section 3.4 Capitalization and Subsidiaries ...................................................................... 35 Section 3.5 Financial Statements ....................................................................................... 36 Section 3.6 No Undisclosed Liabilities ............................................................................. 37 Section 3.7 Absence of Certain Changes and Events ........................................................ 37 Section 3.8 Tangible Personal Property ............................................................................ 37 Section 3.9 Real Property .................................................................................................. 37 Section 3.10 Intellectual Property ....................................................................................... 38 Section 3.11 Contracts ......................................................................................................... 41 Section 3.12 Governmental Authorizations ........................................................................ 44 Section 3.13 Compliance with Laws ................................................................................... 44 Section 3.14 Tax Matters ..................................................................................................... 44 Section 3.15 Employee Benefit Matters .............................................................................. 47 Section 3.16 Employment and Labor Matters ..................................................................... 49 Section 3.17 Environmental Matters ................................................................................... 49 Section 3.18 Data Security and Privacy .............................................................................. 50 Section 3.19 Compliance with Anti-Bribery and Corrupt Practice Laws ........................... 52 Section 3.20 Legal Proceedings .......................................................................................... 53 Section 3.21 Affiliate Transactions ..................................................................................... 53

TABLE OF CONTENTS (continued) Page -ii- US-DOCS\157178066.13 Section 3.22 Customers and Suppliers ................................................................................ 53 Section 3.23 Insurance ........................................................................................................ 54 Section 3.24 Banks; Power of Attorney .............................................................................. 54 Section 3.25 Brokers Fees ................................................................................................... 54 Section 3.26 Cares Act ........................................................................................................ 55 Section 3.27 Warranty Obligations. .................................................................................... 55 Section 3.28 Restrictions on Business Activities ................................................................ 55 Section 3.29 Books and Records ......................................................................................... 55 Section 3.30 Disclaimer of Other Representations and Warranties .................................... 55 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGERSUB ....................................................................................................... 56 Section 4.1 Organization and Good Standing ................................................................... 56 Section 4.2 Authority and Enforceability .......................................................................... 56 Section 4.3 No Conflict ..................................................................................................... 56 Section 4.4 Legal Proceedings .......................................................................................... 57 Section 4.5 Investment Intent ............................................................................................ 57 Section 4.6 Brokers Fees ................................................................................................... 57 Section 4.7 Solvency ......................................................................................................... 57 Section 4.8 Independent Investigation .............................................................................. 58 Section 4.9 Disclaimer of Other Representations and Warranties .................................... 58 ARTICLE 5 COVENANTS ................................................................................................................ 58 Section 5.1 Access and Investigation ................................................................................ 58 Section 5.2 Operation of the Businesses of the Company ................................................. 59 Section 5.3 No Negotiation ............................................................................................... 61 Section 5.4 Consents and Filings....................................................................................... 62 Section 5.5 Confidentiality ................................................................................................ 64 Section 5.6 Public Announcements ................................................................................... 65 Section 5.7 Indemnification and Insurance ....................................................................... 65 Section 5.8 Employee Matters ........................................................................................... 66 Section 5.9 R&W Policy ................................................................................................... 67 Section 5.10 Section 280G Vote ......................................................................................... 67 Section 5.11 Financing Covenants ...................................................................................... 68 Section 5.12 Further Actions ............................................................................................... 70 ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE .................................... 71 Section 6.1 Conditions to the Obligation of Purchaser and MergerSub ............................ 71 Section 6.2 Conditions to the Obligation of the Company ................................................ 72 ARTICLE 7 TERMINATION ............................................................................................................. 72 Section 7.1 Termination Events ........................................................................................ 72

TABLE OF CONTENTS (continued) Page -iii- US-DOCS\157178066.13 Section 7.2 Effect of Termination ..................................................................................... 73 ARTICLE 8 INDEMNIFICATION ..................................................................................................... 75 Section 8.1 Survival .......................................................................................................... 75 Section 8.2 Indemnification by the Company Securityholders ......................................... 76 Section 8.3 Indemnification by Purchaser ......................................................................... 76 Section 8.4 Scope of Liability ........................................................................................... 77 Section 8.5 Notices ............................................................................................................ 78 Section 8.6 Defense of Actions ......................................................................................... 79 Section 8.7 Calculation of Losses ..................................................................................... 80 Section 8.8 Effect of Investigation .................................................................................... 81 Section 8.9 Release of Escrow Amounts ........................................................................... 81 Section 8.10 Exclusivity of Remedies ................................................................................. 81 ARTICLE 9 TAX MATTERS ............................................................................................................. 82 Section 9.1 Proration of Straddle Period Taxes ................................................................. 82 Section 9.2 Cooperation .................................................................................................... 82 Section 9.4 Straddle Period Returns .................................................................................. 83 Section 9.5 Transaction Deductions .................................................................................. 83 Section 9.6 Transfer Taxes ................................................................................................ 83 Section 9.7 Tax Contests ................................................................................................... 83 Section 9.8 Tax Sharing Agreements ................................................................................ 84 ARTICLE 10 COMPANY REPRESENTATIVE ............................................................................... 85 Section 10.1 Authority ........................................................................................................ 85 Section 10.2 Authority ........................................................................................................ 86 Section 10.3 Binding Decisions; Rights .............................................................................. 86 Section 10.4 Resignation ..................................................................................................... 86 Section 10.5 Exculpation; Indemnification. ........................................................................ 86 Section 10.6 Expense Fund ................................................................................................. 87 ARTICLE 11 GENERAL PROVISIONS ............................................................................................ 87 Section 11.1 Notices ............................................................................................................ 87 Section 11.2 Amendment .................................................................................................... 88 Section 11.3 Waiver and Remedies ..................................................................................... 89 Section 11.4 Entire Agreement ............................................................................................ 89 Section 11.5 Assignment ..................................................................................................... 89 Section 11.6 Severability ..................................................................................................... 89 Section 11.7 Exhibits and Schedules ................................................................................... 89 Section 11.8 Interpretation .................................................................................................. 90 Section 11.9 Expenses ......................................................................................................... 90 Section 11.10 Governing Law ............................................................................................... 90

TABLE OF CONTENTS (continued) Page -iv- US-DOCS\157178066.13 Section 11.11 Specific Performance ...................................................................................... 90 Section 11.12 Jurisdiction and Service of Process ................................................................ 91 Section 11.13 Waiver of Jury Trial ....................................................................................... 92 Section 11.14 Counterparts ................................................................................................... 92 Section 11.15 Third Parties ................................................................................................... 92

-v- US-DOCS\157178066.13 Exhibits Exhibit A Accounting Principles and Closing Net Working Capital Exhibit B Form of Escrow Agreement Exhibit C Form of Letter of Transmittal Exhibit D Form of Optionholder Letter Exhibit E Form of Post-Signing Consent Schedules Schedule A Supporting Stockholders Schedule 2.12(a)(viii) Terminated Agreements Appendices Appendix A State Sales Tax and Local Tax Matters Appendix B Unvested Equity Matters

US-DOCS\157178066.13 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 27, 2025, by and among Alkami Technology, Inc., a Delaware corporation (“Purchaser”), MCW MergerSub, Inc., a Delaware corporation (“MergerSub”), Fin Technologies, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, as representative of the Company Securityholders (solely in such capacity, the “Company Representative”). RECITALS WHEREAS, subject to the terms and conditions set forth herein, Purchaser desires to acquire all of the Company’s outstanding capital stock for cash through a reverse subsidiary merger of MergerSub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Purchaser; WHEREAS, the respective boards of directors of Purchaser, MergerSub and the Company have approved this Agreement and deem it advisable and in the best interests of their respective equity holders to merge MergerSub with and into the Company in accordance with this Agreement and the DGCL; WHEREAS, the respective boards of directors of MergerSub and the Company have recommended that their respective equity holders adopt this Agreement and have directed that this Agreement be submitted to their respective equity holders entitled to vote thereon for adoption; WHEREAS, as contemplated by Section 3.2 of that certain Amended and Restated Voting Agreement, dated as of March 16, 2021, by and among the Company and the Company Stockholders identified therein (the “Voting Agreement”), (a) the holders of at least a majority of the shares of Common Stock then issued or issuable upon conversion of shares of Preferred Stock, (b) all of the Key Holders and (c) all of the members of the board of directors of the Company have or are expected to execute, one or more written consents approving, and, to the extent required pursuant to Section 5.4(c), specifying that Section 3 of the Voting Agreement shall apply to, this Agreement and the transactions contemplated herein; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Purchaser’s and MergerSub’s willingness to enter into this Agreement, certain Company Stockholders set forth on Schedule A (the “Supporting Stockholders”) are entering into a support agreement with Purchaser and the Company (the “Support Agreement”) pursuant to which each such individual has agreed, among other things, to (a) vote all of their shares of Company Stock in favor of the adoption of this Agreement and (b) take certain other actions in furtherance of this Agreement and the transactions contemplated herein, in each case, on the terms and subject to the conditions provided for in the Support Agreement; and WHEREAS, it is anticipated that, immediately after the execution and delivery of this Agreement, (a) Purchaser, as the sole stockholder of MergerSub, will approve and adopt this Agreement and the Merger, in accordance with the DGCL, and (b) the Company Stockholders set forth in Section 5.4(c)(1), (2) and (3) will execute and deliver the Post-Signing Consent to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance

2 US-DOCS\157178066.13 with the DGCL, which the Company will deliver to Purchaser as promptly as practicable, and in any event within two (2) hours, after the execution of this Agreement. NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: ARTICLE 1 DEFINITIONS AND CONSTRUCTION Section 1.1 Definitions. For the purposes of this Agreement and the Ancillary Agreements: “Accounting Principles” means the accounting principles, practices, policies, procedures, judgments, assumptions and calculation methodologies set forth in Exhibit A. “Adjustment Time” means 11:59 p.m. Eastern time on the day prior to the Closing Date. “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Aggregate In-the-Money Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Vested In-the-Money Options outstanding and unexercised as of immediately prior to the Effective Time (assuming concurrent payment in full of the exercise price of each such Vested In-the-Money Option solely in cash). “Aggregate Warrant Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Warrants outstanding and unexercised as of immediately prior to the Effective Time (assuming concurrent payment in full of the exercise price of each such Warrant solely in cash). “Ancillary Agreements” means, collectively, the Escrow Agreement, the Release Agreements, the Restrictive Covenant Agreements, the Support Agreement, and the other documents and agreements executed in connection herewith. “Antitrust Authority” means any of the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational). “Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) and all other plans, programs, agreements, Contracts or arrangements involving direct or indirect compensation, including insurance coverage, health, welfare and life insurance benefits, retirement benefits, profit sharing, severance benefits, salary continuation, transition services, change-in-control, vacation or paid time off, employment agreements (other than offer letters and/or employment agreements for “at will” employment that do not contain severance or other termination-related payments or penalties), deferred compensation, bonuses, stock options, stock purchase, phantom stock,

3 US-DOCS\157178066.13 stock appreciation or other forms of incentive compensation or post-retirement compensation sponsored or maintained for the benefit of any current or former director, officer or employee of the Company (in such capacity) or for which the Company has any obligation or Liability, other than governmental plans, programs, policies, or any such plan, program or policy mandated by applicable Law. “Book-Entry Shares” means shares of Company Stock as set forth in the Company’s stock ledger, other than shares of Company Stock which are certificated. “Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in New York, New York are closed either under applicable Law or action of any Governmental Authority. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time, and the regulations promulgated thereunder. “Cash Adjustment Amount” means the amount (which may be positive or negative) of (a) the Closing Cash minus (b) the Deferred Cash Amount, as subject to adjustment pursuant to Section 2.14. “Certificate of Merger” means the certificate of merger complying with the requirements of the DGCL submitted to the Secretary of State of Delaware on the Closing Date in accordance with Section 2.2. “Certificates” means the outstanding certificates which immediately prior to the Effective Time represent shares of Company Stock. “Chicago PPLT Tax Escrow Amount” means an amount equal to $1,000,000. “Closing Cash” means, as of the Adjustment Time and without duplication, the aggregate amount of all cash and cash equivalents of the Company (including short term deposits, marketable securities and all deposited but uncleared checks, but excluding restricted cash, all outstanding checks, cash posted by counterparties and the amount of any cash deposits, cash in reserve accounts, cash escrow accounts, custodial cash and cash otherwise subject to any legal or contractual restriction on the ability to freely transfer), as subject to adjustment pursuant to Section 2.14. “Closing Indebtedness” means all Indebtedness of the Company as of the Adjustment Time, as finally determined pursuant to Section 2.14. “Closing Net Working Capital” means Net Working Capital as of the Adjustment Time, as finally determined pursuant to Section 2.14. “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and any reference to any particular Code Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified. “Common Stock” means the (a) common stock, $.00001 par value per share, of the Company and (b) Founders Preferred Stock (as defined in the Company Certificate of Incorporation); provided, that, for avoidance of doubt, any shares of RSU Eligible Restricted Company Stock shall not constitute shares of Common Stock for any purpose hereunder.

4 US-DOCS\157178066.13 “Common Stock Per Share Merger Consideration” means, with respect to each share of Common Stock outstanding as of immediately prior to the Effective Time, an amount equal to the Per Share Closing Payment. “Company Certificate of Incorporation” means the Fifth Amended and Restated Certificate of Incorporation of the Company. “Company Equity Securities” means the Preferred Stock, the Common Stock, the Options and the Warrants. “Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority and Enforceability), Section 3.4(a) through (c) and the first and last sentence of Section 3.4(d), (Capitalization and Subsidiaries), Section 3.14 (Tax Matters) and Section 3.25 (Brokers Fees). “Company Information” means any information, in any form, maintained, owned or controlled by or on behalf of the Company. “Company Intellectual Property” means any and all Intellectual Property used or held for use by the Company in the conduct of the business of the Company as now conducted. “Company Owned IP” means any and all Intellectual Property that is owned or purported to be owned (in each case whether owned singularly or jointly with a third party or parties) by the Company. “Company Plan” means any Benefit Plan sponsored or maintained by the Company. “Company Products” means all products (including Software) and services (including Software as a service) of the Company developed (including products and services currently under development), including any plugins, libraries and APIs, that have been manufactured, deployed, made commercially available, marketed, distributed, provided, hosted, supported, sold, offered for sale, imported or exported for resale, or licensed out by or on behalf of the Company since its inception. “Company Registered IP” means any and all Company Owned IP that is registered, filed or issued with or by any Governmental Authority or domain name registrar, or any applications for any of the foregoing. “Company Securityholders” means holders of Company Equity Securities as of the applicable time of determination (but, in any event, prior to the Effective Time). “Company Stock” means collectively the Common Stock and the Preferred Stock. “Company Stockholders” means each Person who holds Company Stock immediately prior to the Effective Time. “Company Stock Per Share Merger Consideration” means: (a) with respect to each share of Preferred Stock, the Preferred Stock Per Share Merger Consideration; and (b) with respect to each share of Common Stock, the Common Stock Per Share Merger Consideration. “Company Value” means $400,000,000.

5 US-DOCS\157178066.13 “Company Warrantholders” means each Person who holds Warrants immediately prior to the Effective Time. “Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of August 23, 2019, by and between Purchaser and the Company. “Contract” means any contract, agreement, arrangement, lease, sub-lease, license, sub-license, commitment, understanding, purchase order, joint venture agreement, partnership agreement, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation of any kind, written or oral (including any amendments and other modifications thereto), that is legally binding. “Current Assets” means, without duplication, the current assets of the Company as of the Adjustment Time (i) calculated in accordance with the Accounting Principles, and (ii) including only those line items that are included as current assets in the example calculation of Net Working Capital on Exhibit A; provided, that, for avoidance of doubt, Current Assets shall exclude Closing Cash, as finally determined in accordance with Section 2.14. “Current Liabilities” means, without duplication, the current liabilities of the Company as of the Adjustment Time (i) calculated in accordance with the Accounting Principles, and (ii) including only those line items that are included as current liabilities in the example calculation of Net Working Capital on Exhibit A; provided, that, for avoidance of doubt, Current Liabilities shall exclude any liabilities reflected in the Deferred Cash Amount, Closing Indebtedness or Transaction Expenses, as finally determined in accordance with Section 2.14. “Data Protection Commitments” means all representations, statements, obligations or commitments that the Company has made or entered into with respect to the collection, use, disclosure, sale, licensing, transfer, security, storage, retention, disposal or other processing of Company Information or the security, integrity or availability of Information Systems, including all relevant (i) policies, notices, statements or similar disclosures published or otherwise made publicly available by the Company; (ii) internal policies, procedures or standards of the Company; and (iii) Contracts to which the Company is a party as related to the privacy, security, or processing of Company Information. “Data Protection Laws” means all applicable Laws relating in any way to (i) the privacy, confidentiality, protection or security of Personal Information or to security, integrity or availability of Information Systems, or (ii) collection, use, disclosure, sale, licensing, transfer, security, storage, retention, disposal or other processing of Company Information, including any and all applicable Laws regulating data protection, financial privacy, health information privacy, e-commerce, third-party transfers, cross-border transfers, website or online service operators, biometric identifiers or biometric data, consumer reports, data breach notification, cybersecurity, information security safeguards, secure disposal of records, use of online cookies or other tracking mechanisms, or the transmission of marketing or commercial messages through any means, including, via email, text message or any other means. Data Protection Laws also include applicable industry standards that are legally binding on the Company, relating in any way to the privacy, security or processing of Personal Information or security, integrity or availability of Information Systems, such as the Payment Card Industry (“PCI”) Data Security Standard and any other applicable security standards, requirements, or assessment procedures published by PCI Security Standards Council in connection with a PCI Security Standards Council program.

6 US-DOCS\157178066.13 “Data Room” means the electronic documentation site located at www.dealroom.net under the project name “Macaw” in connection with the transactions contemplated by this Agreement. “Deferred Cash Amount” means, without duplication, the aggregate amount, as of the Adjustment Time, of (a) with respect to any customer of the Company that is not yet live, an amount equal to the product of (i) the sum of paid implementation fees for each such customer, multiplied by (ii) the percentage of the implementation time remaining based upon the Company’s projected go-live date for each such customer, and (b) with respect to all customers of the Company, an amount equal to the paid subscription fees for each such customer with respect to any services to be provided more than thirty (30) days after the Closing Date, as subject to adjustment pursuant to Section 2.14. “DGCL” means the Delaware General Corporation Law, as amended. “Employee Option” means each Vested In-the-Money Option issued and outstanding as of immediately prior to the Effective Time that was granted to the holder thereof in such holder’s capacity as, or that had vesting tied to such holder’s performance of services as, an employee of the Company. “Employee Optionholder Aggregate Merger Consideration” means the aggregate amount of cash attributable to all Optionholder Closing Payments to be made at the Closing in respect of Employee Options pursuant to Section 2.8 (taken together). “Encumbrance” means any charge, mortgage, pledge, security interest, community property interest, hypothecation, lien (statutory or otherwise), claim, Judgment, easement, encroachment, right of way, option, right of first refusal or first offer, or other encumbrance, lien or restriction of any kind or nature whatsoever, whether or consensual or non-consensual and whether arising by Contract, under Law or otherwise. “Environmental Laws” means all Laws, all contractual obligations and all common law concerning public health and safety, worker health and safety, or pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any Hazardous Materials, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and all those relating to food safety, fire safety, public health, noise, odors, mold or food contamination, as previously, now or hereafter in effect. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means any Person, trade or business (whether or not incorporated) which, together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA. “Escrow Agent” means JPMorgan Chase Bank, N.A. “Escrow Agreement” means the escrow agreement, substantially in the form attached hereto as Exhibit B, to be entered into on the Closing Date among Purchaser, the Company Representative and the Escrow Agent.

7 US-DOCS\157178066.13 “Expense Invoice” means an invoice or other document evidencing the amount of the applicable Transaction Expense. “Fraud” means actual, knowing and intentional fraud under Delaware common law committed by a Person with respect to the making of the express representations and warranties set forth in (a) with respect to the Company, Article III of this Agreement or the Company Closing Certificate, or (b) with respect to Purchaser or MergerSub, Article IV of this Agreement or the Purchaser Closing Certificate; provided, that, for the avoidance of doubt, “Fraud” shall not include constructive fraud, equitable fraud, promissory fraud, negligent misrepresentation or omission or any form of fraud or other torts premised on recklessness or negligence. “Fully Diluted Outstanding Shares” means, as of the applicable time of determination, (a) the aggregate number of issued and outstanding shares of Common Stock, plus (b) with respect to the aggregate number of shares of Preferred Stock issued and outstanding as of such time, the aggregate number of Preferred Share Common Equivalents, plus (c) the aggregate number of shares of Common Stock issuable upon exercise in full of all Vested In-the-Money Options outstanding as of such time, plus (d) the aggregate number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants as of such time. “GAAP” means United States generally accepted accounting principles as in effect at the relevant time, consistently applied. “Governing Documents” means, when used with respect to an entity, the documents governing the formation, operation and governance of such entity, including (a) in the instance of a corporation, the articles or certificate of incorporation or formation and regulations or bylaws of such corporation, (b) in the instance of a limited liability company, the articles of organization or the certificate of formation and the operating agreement or limited liability company agreement of such limited liability company, (c) in the instance of a partnership, the partnership agreement of such partnership, and (d) in the instance of a limited partnership, the certificate of formation and the limited partnership agreement of such limited partnership. “Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, commission, board or other entity and any court or other tribunal), (d) multinational organization exercising judicial, legislative or regulatory power or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of any federal, state, local, municipal, foreign or other government (including, for avoidance of doubt, any Antitrust Authority). “Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration, exemption, certificate, order, franchise or other authorization issued or granted by any Governmental Authority. “Hazardous Materials” means any waste, pollutant, contaminant or substance regulated or defined as hazardous or toxic by or under any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

8 US-DOCS\157178066.13 “In-the-Money Option” means any Option (or portion thereof) that is outstanding as of immediately prior to the Effective Time and which has a per share exercise price that is less than the Per Share Closing Payment. “Income Tax” means any Tax imposed or determined with reference to net income or profits. “Indebtedness” means, with respect to the Company, as of the Adjustment Time, without duplication, any (a) indebtedness, payment obligations or liabilities for borrowed money, (b) amounts owing as deferred purchase price for the acquisition of a business, property, goods or services (including all seller notes and “earn-out” payments), except for trade accounts payable arising in the ordinary course of business (and are not more than ninety (90) days past due), (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (d) obligations under any interest rate, currency or other hedging or similar agreement, (e) obligations under any performance or payment bond, surety bond, banker’s acceptance or related reimbursement agreement, letter of credit or similar instrument, but, in each case, only to the extent drawn or called prior to the Adjustment Time, (f) obligations under capital leases required in accordance with GAAP to be recorded as finance leases, (g) indebtedness for borrowed money of any Person secured by any Encumbrance on any of the assets of the Company, (h) all liabilities relating to severance payments with respect to terminations of employment that occur prior to the Adjustment Time, deferred compensation or commission and all bonuses that have been earned or accrued with respect to periods prior to the Adjustment Time and the employer’s share of any employment, payroll, social security or other Taxes with respect thereto, (i) any stimulus packages, government assistance or other benefits received (such as, but not limited to, loans, benefits, rights, tax credits or amounts) pursuant to the CARES Act or any other Law that are subject to a repayment obligation (absolute or contingent), (j) all unpaid Pre-Closing Income Taxes, (k) payment obligations of the Company under any settlement agreements entered into prior to the Closing, (l) guarantees with respect to any indebtedness of any other Person of a type described in clauses (a) through (k) above for which the Company is liable, and (m) for clauses (a) through (l) above, all accrued interest thereon, if any, and any termination fees, prepayment penalties, “breakage” costs or similar payments associated with the repayments of such Indebtedness on the Closing Date to the extent not paid on the Closing Date. For the avoidance of doubt, Indebtedness shall not include (i) any Liability included in the final determination of Closing Net Working Capital or Transaction Expenses pursuant to Section 2.14, (ii) any Indebtedness incurred at the written direction of Purchaser or any of its Affiliates on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement, or (iii) any deferred revenue of the Company. “Indemnity Escrow Amount” means an amount in cash equal to $1,000,000. “Information Security Incident” means any (a) accidental, unauthorized or unlawful access to or loss, alteration, destruction, use, disclosure or acquisition of Company Information or (b) compromise to the security, integrity or availability of Information Systems. “Information Systems” means any computers, networks, software, systems or technology services, that are owned, licensed or controlled by the Company and used in connection with the operation of the Company’s business. “Infringement” or “Infringe” means that (or an assertion that) a given item or activity directly or indirectly infringes, misappropriates, dilutes, or constitutes unauthorized use of, or otherwise violates the Intellectual Property of, any Person.

9 US-DOCS\157178066.13 “Inside Date” means May 31, 2025. “Intellectual Property” means any and all worldwide rights in, arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention: (a) all patents and applications therefore and all reissues, divisions, reexaminations, renewals, extensions, provisionals, substitutions, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures (“Patents”); (b) all trade secrets and other proprietary information which derives independent economic value from not being generally known to the public (collectively, “Trade Secrets”); (c) all copyrights, copyrights registrations and applications therefor; (d) all uniform resource locators, e-mail and other internet addresses and domain names and applications and registrations therefor; (e) all trade names, corporate names, logos, slogans, trade dress, trademarks, service marks, and trademark and service mark registrations and applications therefor and all goodwill associated therewith (“Trademarks”); (f) rights of publicity; (g) Software; and (h) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury. “Judgment” means any order, writ, injunction, judgment, decree, ruling, decision, verdict, settlement, subpoena, assessment, award or arbitration award of any Governmental Authority or arbitrator. “Key Holders” means Nathaniel Harley and Benjamin Conant. “Knowledge” means, with respect to Company, the actual knowledge of any of Nathaniel Harley, Benjamin Conant, Meghan Ryan and Joel Tashijan, and the knowledge that each such Person would have reasonably obtained after due inquiry with respect to the particular matter in question. “Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, writ, principle of common law, regulation, ordinance, code or administrative requirement, directive or interpretation. “Liability” means any liability, obligation, guarantee, commitment or debt of any kind, whether known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, known or unknown or due or to become due, in each case, whenever and however arising. “Loss” means any Liabilities, losses, damages, Judgments, fines, penalties, obligations, Taxes, interest, Proceedings, assessments, costs, fees or expenses (including reasonable and documented out- of-pocket attorney or other professional costs, fees and expenses, including the costs of investigation, defense and enforcement), but excluding punitive damages and exemplary damages (except to the extent such punitive damages or exemplary damages are payable to a third party pursuant to a Third Party Claim). “Material Adverse Effect” means any event, change, development, state of facts, circumstance, effect or other matter that has, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition, assets, liabilities or results of operations of the Company, taken as a whole, or (b) the ability of the Company to timely consummate the transactions contemplated hereby and by the Ancillary Agreements to be entered into in connection with this Agreement;

10 US-DOCS\157178066.13 provided, however, that, in the cause of clause (a), none of the following events, changes, developments, states of facts, circumstances, effects or other matters, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major hostilities, sabotage, civil unrest, riots, military actions or any act of terrorism or, in each case, any escalation or worsening of the foregoing, (ii) any epidemics, disease outbreaks, pandemics or other public health emergencies, or, in each case, any escalation or worsening of the foregoing, (iii) any changes in Laws, GAAP or enforcement or interpretation thereof, (iv) any changes that generally affect the industries or markets in which the Company operates, (v) any changes in financial, credit or banking markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (vi) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters or any other act of God or comparable force majeure events, (vii) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the request of, or consented to by, Purchaser, (viii) any failure of the Company to meet its internal projections (it being understood that the underlying cause of such failure may be taken into account for purposes of determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by this definition), or (ix) any change, development or effect resulting from the execution, delivery, public announcement or performance of this Agreement, the transactions contemplated hereby, or the identity of Purchaser or its Affiliates, or the pendency of the transactions contemplated hereby, including, in each case of this clause (ix), the impact thereof on the relationships, contractual or otherwise, of the Company with customers, suppliers, lenders, lessors, employees, Governmental Authorities, or any other Person (provided, that the exceptions set forth in this clause (ix) shall not apply to any breach of or inaccuracy in any representation or warranty set forth in this Agreement to the extent such representation or warranty expressly addresses the consequences of the execution, delivery, public announcement or performance of this Agreement or the Merger); unless and except to the extent, in the case of the foregoing clauses (i) through (vi), such event, change, development, state of facts, circumstance, effect or other matter adversely affects the Company in a disproportionate manner relative to other Persons that operate in the same or similar lines of business as the Company (in which case such event, change, development, state of facts, circumstance, effect or other matter will be taken into account in determining whether there has been a Material Adverse Effect to the extent of such disproportionate adverse effect). “Merger Consideration” shall mean an amount equal to: (a) the Company Value, minus (b) the Closing Indebtedness, minus (c) the amount, if any, by which the Closing Net Working Capital is less than the Target Net Working Capital, minus (d) any Transaction Expenses not paid prior to the Closing plus (e) the Aggregate In-the-Money Option Exercise Price, plus (f) the Aggregate Warrant Exercise Price, minus (g) the Price Adjustment Escrow Amount, minus (h) the Indemnity Escrow Amount, minus (i) the Sales Tax Escrow Amount, minus (j) the Specific Indemnity Amount, minus (k) the Expense Fund and plus (l) the Cash Adjustment Amount. “Net Working Capital” means Current Assets minus Current Liabilities, an example calculation of which is set forth on Exhibit A, assuming solely for illustrative purposes, that 11:59 p.m. Eastern time on January 31, 2025, was the Adjustment Time. “Non-Employee Option” means each Vested In-the-Money Option issued and outstanding as of immediately prior to the Effective Time that is not an Employee Option. “Non-Employee Option Payment Fund” means the aggregate amount of cash attributable to all Optionholder Closing Payments to be made at the Closing in respect of Non-Employee Options.

11 US-DOCS\157178066.13 “Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a contract or agreement that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated, integrated or with which such Software is combined or distributed or that is derived from or linked to such Software, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), MIT License, Apache License and any license listed at www.opensource.org). “Option Agreements” means the option agreements evidencing the Options issued pursuant to the Option Plan and entered into by and between the Company and certain current and former employees or other service providers of the Company. “Optionholder Closing Payment” means, with respect to each Vested In-the-Money Option that has been converted into the right to receive a cash payment pursuant to Section 2.8, an amount in cash equal to the product of (a) the excess, if any, of the Per Share Closing Payment over the per share exercise price of such Option, multiplied by (b) the aggregate number of shares of Common Stock issuable upon the exercise of such Option in full. “Option Plan” means the Company’s 2016 Stock Incentive Plan. “Options” means the options to acquire or purchase shares of Common Stock granted pursuant to the Option Agreements outstanding immediately prior to the Effective Time. “Payment Fund” means an aggregate amount equal to the sum of (w) the product of (i) the Common Stock Per Share Merger Consideration multiplied by (ii) the aggregate number of shares of Common Stock issued and outstanding as of immediately prior to the Closing, plus (x) the product of (i) the Preferred Stock Per Share Merger Consideration, multiplied by (ii) the aggregate number of shares of Preferred Stock issued and outstanding as of immediately prior to the Closing, plus (y) the aggregate amount of all Warrantholder Closing Payments to be made pursuant to Section 2.9 and plus (z) the aggregate amount of the Non-Employee Option Payment Fund; provided, that the Payment Fund shall be reduced by the aggregate amount of the Company Stock Per Share Merger Consideration that would otherwise be payable to any Dissenting Shares. “PEO” means a professional employer organization, co-employer organization, human resources or benefits outsourcing entity, or similar vendor or provider. “PEO Benefit Plan” means any Benefit Plan that is sponsored or maintained by a PEO (or to which a PEO is a party) under which a current or former employee of the Company (in such capacity) is eligible to receive benefits in connection with the applicable engagement of such PEO. “Permitted Encumbrance” means any of the following: (a) carrier’s, warehousemen’s, mechanic’s, materialmen’s and other similar liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or that are being contested in good faith and with respect to which adequate reserves are being maintained in accordance with GAAP, (b) liens for Taxes that

12 US-DOCS\157178066.13 are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (c) restrictions on the transferability of securities arising under applicable securities Laws, (d) restrictions arising under applicable zoning and other land use Laws that do not, individually or in the aggregate, materially impair the present use or occupancy of the property subject thereto, (e) easements, rights of way, restrictions, covenants, claims or similar items relating to real property that appear in any title insurance policy held by the Company and that do not, individually or in the aggregate, materially impair the value or present use or occupancy of the real property subject thereto, (f) purchase money liens and liens securing rental payments under capital lease arrangements for amounts that are not yet delinquent, (g) non-exclusive licenses or rights to use Intellectual Property granted in the ordinary course of business, or (h) solely for purposes of Section 5.2, any other liens, imperfections in title, charges, easements, rights of way, restrictions, defects and exceptions that do not, and would not reasonably be expected to, individually or in the aggregate, impair the value or present use of the property to which they relate beyond a de minimis amount. “Per Share Closing Payment” means an amount in cash equal to (x) the difference of (i) the Estimated Merger Consideration, minus (ii) the Unvested Equity Amount divided by (y) the Fully Diluted Outstanding Shares. “Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority. “Personal Information” means any Company Information relating to an identified or identifiable natural person, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household. “Post-Closing Distribution” means any cash to be paid to Company Securityholders pursuant to this Agreement following the Closing, including any distribution pursuant to Section 2.14, Section 8.9 or Section 9.10 and any distribution in respect of the Expense Fund (excluding, for the avoidance of doubt, any payments to be made at the Closing). “Post-Closing Distribution Procedures” means, with respect to any applicable Post-Closing Distribution being paid to the Company Securityholders, the following payments: (a) to the Paying Agent (on behalf of the Company Securityholders holding Common Stock, Preferred Stock or Warrants), by wire transfer of immediately available funds, in accordance with such Company Securityholders’ respective Pro Rata Percentages (or portion thereof attributable to such Common Stock, Preferred Stock or Warrants, as applicable), and (b) to each holder of Vested In-the-Money Options, by wire transfer of immediately available funds, such Option holder’s Pro Rata Percentage (or portion thereof attributable to such Vested In-the-Money Options) of such Post-Closing Distribution, which shall be promptly paid (or caused to be paid) by Purchaser to such holder of Options; provided, that in the case of payments to employees or former employees of the Company for which employment Tax withholding is required, such amounts shall be paid through the Surviving Company’s (or its Affiliate’s) payroll processing service or system. “Pre-Closing Income Taxes” means all accrued but unpaid Income Taxes imposed on the Company or any of its assets or operations for a Pre-Closing Tax Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 9.1) that are due

13 US-DOCS\157178066.13 and payable following the Closing Date with respect to Tax Returns of the Company that have an original due date (including applicable extensions) on or after the Closing Date and with respect to only those jurisdictions in which the Company has previously filed Tax Returns for Income Taxes and any jurisdictions in which the Company has commenced operations since the end of the prior taxable period with respect to such Tax Return, calculated (a) by taking into account any estimated or overpaid Tax payments, (b) by taking into account any Transaction Tax Deductions, (c) in accordance with accounting methods and past practices (including Tax reporting positions and elections) of the Company, and (d) by excluding any liabilities, accruals or reserves for contingent Income Taxes or with respect to uncertain Income Tax positions and any deferred tax assets or liabilities that reflect timing differences between book and tax income. “Post-Closing Tax Period” means any taxable period that begins after the Closing Date, including the portion of any Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date, including the portion of any Straddle Period ending on (and including) the Closing Date. “Preferred Share Common Equivalent” means, with respect to each share of Preferred Stock issued and outstanding as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock such share of Preferred Stock would be convertible into as of immediately prior to the Effective Time in accordance with the Company Certificate of Incorporation. “Preferred Stock” means, collectively, the Series Seed Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred Stock and the Series B Preferred Stock, in each case, as defined in the Company Certificate of Incorporation. “Preferred Stock Per Share Merger Consideration” means an amount per share of Preferred Stock outstanding as of immediately prior to the Effective Time in cash equal to (a) the Preferred Share Common Equivalent applicable to such share of Preferred Stock, multiplied by (b) the Per Share Closing Payment. “Price Adjustment Escrow Amount” means an amount equal to $3,000,000. “Proceeding” means any action, arbitration, audit, examination, investigation, hearing, claim, complaint, demand, litigation, suit or other legal proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator. “Pro Rata Percentage” means, with respect to each holder of Company Equity Securities, as set forth on the Securityholder Payment Schedule, the quotient, expressed as a percentage, of (a) the sum of (i) the aggregate number of shares of Common Stock held by such holder as of immediately prior to the Effective Time, plus (ii) the aggregate number of Preferred Share Common Equivalents with respect to all shares of Preferred Stock held by such holder as of immediately prior to the Effective Time, plus (iii) the aggregate number of shares of Common Stock underlying any Vested In-the-Money Options held by such holder of Company Equity Securities that are exercisable as of immediately prior to the Effective Time, plus (iv) the number of shares of Common Stock underlying any Warrants that

14 US-DOCS\157178066.13 are exercisable held by such holder as of immediately prior to the Effective Time, divided by (b) the Fully Diluted Outstanding Shares as of immediately prior to the Effective Time. “Purchaser Covered Party” means Purchaser and any of its Affiliates (including the Surviving Company from and after the Closing), and any of their respective equity holders, directors, managers, officers, employees, agents or representatives. “Purchaser Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority and Enforceability) and Section 4.6 (Brokers Fees). “R&W Policy” means that certain representation and warranty insurance policy providing coverage for, among other things, Losses incurred by any Purchaser Covered Party as a result of breaches of the representations and warranties made by the Company in Article 3 or in the Company Closing Certificate (subject to any limitations contained therein), which has been conditionally bound as of the date hereof and will be fully bound promptly following the Closing. “Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Material into the environment. “Release Agreements” means, collectively, those certain Release Agreements entered into concurrently with the execution and delivery of this Agreement by Purchaser and the applicable Company Securityholders party thereto. “Representative” or “Representatives” means, with respect to a particular Person, any director, general partner, officer, employee, agent, consultant, advisor or other representative of such Person, including outside legal counsel, accountants and financial advisors. “Restrictive Covenant Agreements” means, collectively, those certain Restrictive Covenant Agreements entered into concurrently with the execution and delivery of this Agreement by Purchaser, the Company and the applicable Company Securityholder party thereto. “RSUs” means the restricted stock units to be issued by Purchaser to the former holders of Options in connection with the consummation of the transactions contemplated by this Agreement, as set forth on Appendix B. “RSU Eligible Option” means those Options that will be cancelled and converted into the right to receive RSUs in connection with the consummation of the transactions contemplated by this Agreement, as set forth on Appendix B. “Sales Tax Escrow Amount” means an amount equal to the sum of (a) the State Sales Tax Escrow Amount plus (b) the Chicago PPLT Tax Escrow Amount. “Shrink Wrap Code” means commercially available, off the shelf software licensed to the Company on standard customer terms with annual aggregate payments of $100,000 or less.

15 US-DOCS\157178066.13 “Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, tools and APIs) and related documentation. “Specific Indemnity Amount” means an amount equal to $750,000; provided, that in the event any Specific Indemnity Escrow Release Trigger occurs prior to the Closing, the Specific Indemnity Amount shall be reduced to zero (0). “State Sales Tax Escrow Amount” means an amount equal to $201,000. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (including securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. “Target Net Working Capital” means $488,813.00. “Tax” means any (a) taxes, charges, fees, levies, penalties or other assessments imposed by any Governmental Authority, including income, margin, gross margin, franchise, profits, capital gains, capital stock, transfer, sales, use, escheat, unclaimed property, abandonment, occupation, property, excise, severance, windfall profits, stamp, duty, reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), employment, unemployment, workers compensation, sick pay, disability, registration and other taxes, assessments, charges, duties, interest, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, charges, duties, levies, penalties and interest, (b) Liability for the payment of any amount of a type described in clause (a) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (c) Liability for the payment of any amount of a type described in clause (a) or clause (b) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person. “Tax Proceeding” means any audit, examination, investigation or other proceedings with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company. “Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Transaction Expenses” means, without duplication, (a) any and all of the fees, costs and expenses of, and other payments to, third parties that are incurred by or on behalf of the Company or Company Securityholders (and payable or reimbursable by the Company) relating to or arising from or in connection with (i) the negotiation, preparation, execution, delivery, consummation and performance of this Agreement and the Ancillary Agreements, and the transactions contemplated

16 US-DOCS\157178066.13 hereby and thereby, and (ii) any due diligence requests or activity related to such sale process or such transactions, including any legal, accounting, Tax, broker, finder and investment banking fees and expenses incurred by the Company or the Company Securityholders (and payable or reimbursable by the Company) relating to or arising from or in connection with the transactions contemplated hereby, in each case of this clause (a), that remain unpaid as of immediately prior to the Closing, (b) any severance, bonuses, retention or change of control payments or other amounts payable to employees or consultants of the Company to the extent such payments become payable by the Company in connection with the consummation of the transactions contemplated by this Agreement (including, for the avoidance of doubt, any “double-trigger” severance or other change of control payments or transaction bonuses payable in connection with the consummation of the Merger and the post-Closing termination of employment of such persons), including the employer portion of any employment, payroll, social security or other employer Tax payment associated with such items; (c) the employer portion of any employment, payroll, social security or other employer Taxes associated with vesting and/or payment of the Optionholder Closing Payments in respect of Employee Options; (d) one-half of the premiums, taxes, commissions, costs, expenses, fees and other payments required to obtain the R&W Policy; (e) one-half of all costs, expenses and fees of the Paying Agent; (f) one-half of all costs, expenses and fees of the Escrow Agent; (g) one-half of the Transfer Taxes pursuant to Section 9.6; (h) one-half of the filings fees relating to the HSR filing previously made by the parties; and (i) all costs, expenses and fees to obtain the Tail Policy, including the premium thereof; provided, that (A) any Liability described in the immediately preceding clause (b) incurred or payable as a result of any action taken by Purchaser or its Affiliates (including the Surviving Company from and after the Closing) in respect of the Contracts set forth on Section 1.1(a) of the Company Disclosure Schedule shall not constitute Transaction Expenses, and (B) Transaction Expenses shall exclude any amounts included in Closing Indebtedness or Closing Net Working Capital as finally determined pursuant to Section 2.14. “Transaction Tax Deductions” means any Tax deductions or other Tax benefits resulting from fees, costs, investment banking fees, financial advisory fees, brokerage fees, attorneys’ fees, accountants’ fees and any other expenses of the Company that are “more likely than not” deductible for U.S. federal and applicable state income tax purposes in a Pre-Closing Tax Period related to or arising out of the transactions contemplated by this Agreement, including any loss, deduction or credit resulting from any Transaction Expenses, employee bonuses, payments made with respect to the Options, debt prepayment fees or capitalized debt costs, in each case, solely to the extent such expense is specifically included as a reduction to the Merger Consideration or is actually paid by the Company prior to Closing. For this purpose, the parties agree to apply any available elections under IRS Rev. Proc. 2011-29 to treat seventy percent (70%) of any “success-based fees,” within the meaning of Treasury Regulation Section 1.263(a)-5(f) and IRS Rev. Proc. 2011-29, as an amount that did not facilitate the transactions contemplated by this Agreement and therefore, for purposes of determining the Transaction Tax Deductions, treat seventy percent (70%) of such costs as deductible in the taxable year that includes the Closing Date for U.S. federal and applicable state income tax purposes. “Treasury Regulations” means the United States Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). “Unvested Equity Amount” means the sum of (x) the Unvested Option Amount (as defined on Appendix B), plus (y) the Unvested Restricted Stock Total Amount (as defined on Appendix B). “Warrantholder Closing Payment” means, with respect to each Warrant, an amount in cash equal to the product of (x) the excess, if any, of the Per Share Closing Payment over the per share

17 US-DOCS\157178066.13 exercise price of such Warrant, multiplied by (y) the aggregate number of shares of Common Stock issuable upon the exercise of such Warrant in full. “Warrants” means the Warrants issued to the Company Warrantholders as disclosed in Section 3.4(c)(i) of the Company Disclosure Schedule. Section 1.2 Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement: Defined Term Section Agreement Preamble Additional Amounts 7.2(b) Closing 2.1 Closing Balance Sheet 2.14(a) Closing Date 2.1 Closing Statement 2.14(a) COBRA 3.15(b) Company Preamble Company Closing Certificate 2.12(a)(iv) Company Disclosure Schedule Article 3 Company Representative Preamble Confidentiality Agreement 5.5 Contaminant 3.10(d) Continuing Employee 5.8 Contributor 3.10(i) Consultant Proprietary Information Agreement 3.10(i) Data Protection Policies 3.18(f) Contaminant 3.10(d) Deductible 8.4(a) Defense Conditions 8.6 D&O Indemnified Parties 5.7(a) Director Indemnification Agreements 5.7(a) Dispute Notice 2.14(b) Dissenting Shares 2.10 Effective Time 2.1 Escrow Agreement 2.13(c) Estimated Cash Adjustment Amount 2.11 Estimated Closing Balance Sheet 2.11 Estimated Closing Indebtedness 2.11 Estimated Closing Net Working Capital 2.11 Estimated Closing Statement 2.11 Estimated Merger Consideration 2.11 Estimated Transaction Expenses 2.11 Expense Fund 2.13(h) Favorable PLR 9.10(b) Financing Sources 5.11(c) Financial Statements 3.5(a)

18 US-DOCS\157178066.13 Funded Indebtedness 2.12(a)(i) Incidental Licenses 3.10(e) Indemnification Notice 8.5 Indemnified Party 8.5 Indemnifying Party 8.5 Indemnity Escrow Account 2.13(d) Independent Accounting Firm 2.14(c) Latest Balance Sheet 3.5(a) Lease 3.9 Leased Real Property 3.9 Letter of Transmittal 2.7(b) Loss Payment 8.4(d) Material Contracts 3.11(a) Material Customer 3.22(a) Material Supplier 3.22(a) Merger Recitals MergerSub Preamble Net Recoveries 8.7 Non-Recourse Party 11.16 Optionholder Letter 2.8 Outside Date 7.1(e) Paying Agent 2.7(a) Paying Agent Agreement 2.7(a) Payoff Letters 2.12(a)(i) PLR Request 9.10(b) Post-Signing Consent 5.4(c) Price Adjustment Deficit 2.14(e) Price Adjustment Escrow Account 2.13(c) Price Adjustment Surplus 2.14(f) Proprietary Information Agreements 3.10(i) Purchaser Preamble Purchaser Closing Certificate 2.12(b)(iv) Purchaser Indemnifying Parties 8.3 Purchaser Indemnitee 8.2 Purchaser Representations 4.9 Qualified Plan 3.15(a) Required Information 5.11(c) Requisite Closing Stockholder Approval 5.4(e) Restricted Company Stock Repurchase 2.6(e) RSU Eligible Adjustment Escrow Account 2.13(g) RTF Termination 7.2(b) Sales Tax Escrow Account 2.13(f) Sales Tax Remediation Date 9.10(d) Securities Act 4.5 Securityholder Payment Schedule 2.11(b) Seller Indemnifying Parties 8.2 Seller Indemnitee 8.3 Seller Related Parties 3.30

19 US-DOCS\157178066.13 Seller Representations 3.30 Specific Indemnity Escrow Account 2.13(e) State and Local Sales Taxes 9.10(a) Stockholder Notice 5.4(c) Support Agreement Recitals Supporting Stockholders Recitals Surviving Company 2.1 Tail Policy 5.7(b) Termination Fee 7.2(b) Third Party Claim 8.6 Transfer Taxes 9.6 Unaudited Financial Statements 3.5(i) UPE 5.4(d) VDA 9.10(c) Voting Agreement Recitals Warrant Cancellation Agreement 2.9(a) Section 1.3 Construction. (a) Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise, and the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to,and shall deemed to be followed by “without limitation” in each instance. The word “or” shall not be exclusive. Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. The phrase “ordinary course of business” and phrases of similar import will be deemed to mean the ordinary course of business of the applicable Person consistent with past practice (including with respect to quantity and frequency). Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. Any reference to “days” shall mean calendar days unless Business Days are expressly specified, and if the day by which an action is required or permitted to be taken under this Agreement is a non-Business Day, then such action may be taken on the next succeeding Business Day. References to documents or information that have been or are required to be “provided” or “made available” (or other similar terms) to Purchaser means that such documents or information were posted to the Data Room and accessible by Purchaser and its Representatives at least three (3) hours prior to the execution of this Agreement.

20 US-DOCS\157178066.13 (b) The inclusion of any information in the Company Disclosure Schedule shall not be deemed an admission or acknowledgement, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule or that such items are material to the Company or would have a Material Adverse Effect, as the case may be, and shall not be deemed to establish or imply a measure for materiality for purposes of this Agreement. The headings, if any, of the individual sections of the Company Disclosure Schedule are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. The Company Disclosure Schedule is arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of Article 3 merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on the face of such disclosure. No disclosure in any section of the Company Disclosure Schedule relating to a possible breach or violation of any Contract or Law shall be construed as an admission or indication that a breach or violation exists or has actually occurred. (c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgement of the materiality of such amounts or items. ARTICLE 2 MERGER Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the electronic delivery of documents and signatures (by .pdf or other electronic exchanges) not later than the third Business Day immediately following the date on which the last of the conditions set forth in Article 6 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such condition at the Closing), or at such other time and place as the Company and Purchaser may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” For all purposes under this Agreement and each of the Ancillary Agreements, all matters at Closing will be considered to take place simultaneously and no delivery of any document will be deemed complete until all transactions and deliveries of documents are completed. Section 2.2 Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, MergerSub shall be merged with and into the Company in accordance with the laws of the State of Delaware, at which point, the separate existence of MergerSub shall cease, and the Company shall be the entity surviving the Merger (the “Surviving Company”) and shall succeed to and assume all of the rights and obligations of MergerSub. At the Closing, the Company and Purchaser will cause the Certificate of Merger to be executed and filed with the Delaware Secretary of State. The Merger shall, in accordance with the DGCL, become effective as of such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such time thereafter as is mutually agreed by Purchaser and the Company in writing and provided in the Certificate of Merger (the “Effective Time”). At the Effective Time, subject to the terms of this Agreement, the Surviving Company may take any action (including executing and delivering any document) in the name and on behalf of either the Company or MergerSub in order to carry out and give effect to the Merger.

21 US-DOCS\157178066.13 Section 2.3 Effect of Merger Generally. At and after the Effective Time, the Merger shall have the effects provided herein and set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the separate existence of MergerSub will cease and the Company will continue as the Surviving Company. Without other transfer, all of the properties, rights, privileges, immunities, powers and franchises of the Company and MergerSub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and MergerSub shall become the debts, liabilities, obligations and duties of Surviving Company. Section 2.4 Governing Documents. At the Effective Time, by virtue of the Merger and without further action on the part of any party hereto, (a) the certificate of incorporation of the Company will be amended and restated in its entirety to read as the certificate of incorporation of MergerSub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall remain as the name of the Company as of immediately prior to the Effective Time, and as so amended and restated shall be the certificate of incorporation of the Surviving Company until thereafter as amended in accordance with applicable Law, and (b) the bylaws of the Company will be amended and restated in their entirety to read as the bylaws of MergerSub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall remain as the name of the Company as of immediately prior to the Effective Time, and as so amended and restated shall be the bylaws of the Surviving Company until thereafter as amended in accordance with applicable Law. Section 2.5 Directors and Officers. At the Effective Time, the directors of MergerSub immediately prior to the Effective Time shall be the directors of the Surviving Company. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company. Section 2.6 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company’s treasury and (ii) Dissenting Shares) shall be converted into (A) the right to receive the applicable Company Stock Per Share Merger Consideration, payable in cash to the holder thereof, and (B) the right of the holder thereof to receive such holder’s Pro Rata Percentage (or applicable portion thereof attributable to such share of Company Stock) of any amounts that may become payable to Company Securityholders following the Closing as and when such amounts become payable in accordance with the terms of this Agreement, in each case, without interest thereon, upon surrender of the Certificate or Book-Entry Share formerly representing such share, in accordance with this Section 2.6 and Section 2.7. All amounts payable to Company Stockholders pursuant to this Agreement shall be subject to and reduced by any applicable Tax withholding amounts as provided in Section 2.15. (b) At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto, each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled, retired and shall cease to exist and no payment shall be made with respect thereto.

22 US-DOCS\157178066.13 (c) At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto, each share of capital stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Company. (d) From and after the Effective Time, the holders of Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares representing Dissenting Shares) shall cease to have any rights with respect to such Certificates or Book-Entry Shares, except the right to receive their respective Company Stock Per Share Merger Consideration and Pro Rata Percentages of Post-Closing Distributions, in each case, as and when payable in accordance with the terms of this Agreement without interest thereon. (e) Immediately prior to the Effective Time (but subject to and contingent upon the subsequent consummation of the Merger in accordance with the terms hereof), all shares of RSU Eligible Restricted Company Stock that remain unvested shall be repurchased by the Company for an aggregate amount of cash equal to the Aggregate Restricted Stock Repurchase Amount (as defined in Appendix B) (the “Restricted Stock Repurchase”); provided, that the holder of such shares of RSU Eligible Restricted Company Stock shall be entitled to receive a number of RSUs as determined in accordance with Appendix B having an aggregate value as of immediately prior to the Effective Time equal to the Unvested Restricted Stock RSU Eligible Amount (as defined in Appendix B). For the avoidance of doubt, the parties hereto acknowledge and agree that the shares of RSU Eligible Restricted Company Stock shall not constitute outstanding shares of Common Stock for any purpose hereunder, including for purposes of calculating the aggregate number of Fully-Diluted Outstanding Shares. Section 2.7 Exchange of Certificates and Book-Entry Shares. (a) At or prior to the Effective Time, the Company shall appoint and enter into a paying agent agreement mutually acceptable to Purchaser, the Company Representative and the Company (the “Paying Agent Agreement”) with Acquiom Financial LLC (the “Paying Agent”). (b) As soon as reasonably practicable after the date hereof, the Company shall deliver (or, at the Company’s option, cause to be delivered through the Paying Agent) to each Company Stockholder of record a letter of transmittal, substantially in the form of Exhibit C attached hereto (the “Letter of Transmittal”). Payment to a Company Stockholder of its portion of the Merger Consideration shall be subject to and conditioned upon such Company Stockholder’s delivery to the Paying Agent of a properly completed and executed Letter of Transmittal, together with all related items required thereby. For each Company Stockholder which has delivered a properly completed and executed Letter of Transmittal, together with all related items required thereby, to the Paying Agent at least two (2) Business Days prior to the Closing, the Company will cause the Paying Agent to pay the portion of the Payment Fund payable to such Company Stockholder in respect of such Company Stockholder’s Company Stock, in each case, as set forth on the Securityholder Payment Schedule, without interest, at the Closing in immediately available funds. For any Company Stockholder which has not delivered a properly completed and executed Letter of Transmittal, together with all related items required thereby, to the Paying Agent at least two (2) Business Days prior to the Closing, such Company Stockholder will be entitled to receive the portion of the Payment Fund payable to such Company Stockholder in respect of such Company Stockholder’s Company Stock as set forth on the Securityholder Payment Schedule, without interest, promptly following such Company Stockholder’s delivery to the Paying Agent of a properly completed and executed Letter of Transmittal, together with all related items required thereby. As of the Effective Time and until surrendered in accordance with

23 US-DOCS\157178066.13 the provisions of this Section 2.7 by the holder thereof, each Certificate or Book-Entry Share (other than Certificates or Book-Entry Shares representing Dissenting Shares) shall represent for all purposes only the right to receive such holder’s applicable Merger Consideration and Pro Rata Percentage of any Post-Closing Distributions represented by such Certificate or Book-Entry Share, in the manner and at the times provided for by this Agreement, without interest. All cash paid upon surrender of the Certificates or Book-Entry Shares in accordance with this Section 2.7 shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Stock represented thereby (except for the right of the holder of such shares of Company Stock to receive its Pro Rata Percentage of any Post-Closing Distributions). (c) In the event that any Certificate (other than any Certificate representing Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and related indemnity by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to Purchaser, the Paying Agent will deliver to such registered holder in exchange for such affidavit and related indemnity such registered holder’s applicable portion of the Payment Fund represented by such Certificate as set forth in the Securityholder Payment Schedule, payable in cash pursuant to this Section 2.7 and such holder’s Pro Rata Percentage of any Post-Closing Distributions, in each case, in the manner and at the times provided for by this Agreement, without interest. (d) After the Effective Time, there shall be no transfers on the stock transfer books of Surviving Company of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (other than Certificates representing Dissenting Shares) are presented to Purchaser, they shall be exchanged for the applicable Merger Consideration represented by such Certificate as set forth in the Securityholder Payment Schedule, payable in cash pursuant to this Section 2.7, in the manner and at the times provided for by this Agreement, without interest. (e) Any portion of the Payment Fund which remains undistributed for twelve (12) months after the Effective Time shall be delivered to Purchaser, and any holders of Certificates and Book- Entry Shares who have not theretofore complied with this Agreement and the instructions set forth in the Letter of Transmittal provided to such holders in accordance with this Agreement shall thereafter look only to Purchaser for payment of the applicable Merger Consideration to which they are entitled. (f) None of Purchaser, MergerSub or the Company shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered prior to seven (7) years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Agreement would otherwise escheat to, or become the property of, any Governmental Authority), the cash payment in respect of such Certificate or Book-Entry Share shall, unless otherwise provided by applicable Law, become the property of Purchaser, free and clear of all Encumbrances. Section 2.8 Options. (a) At the Effective Time, and without any action on the part of any holder thereof, each outstanding and unexercised In-the-Money Option that is vested and exercisable (including any Accelerated Option (as defined in Appendix B), and any other In-the-Money Option that becomes vested on an accelerated basis at or prior to the Effective Time) as of immediately prior to the Effective Time (each such In-the-Money Option (or portion thereof), a “Vested In-the-Money Option”), shall be converted into the right to receive the Optionholder Closing Payment attributable to such Vested In-

24 US-DOCS\157178066.13 the-Money Option. As soon as reasonably practicable after the date hereof, the Company shall deliver (or, at the Company’s option, cause to be delivered through the Paying Agent), to each holder of Options an optionholder letter, substantially in the form of Exhibit D attached hereto (the “Optionholder Letter”). Payment to a holder of Employee Options of his or her applicable portion of the Employee Optionholder Aggregate Merger Consideration under this Agreement (in each case, subject to and conditioned upon such holder’s delivery to the Company and Purchaser of a properly completed and executed Optionholder Letter). For each holder of Employee Options who has delivered a properly completed and executed Optionholder Letter, to the Company and Purchaser prior to the Closing, the Optionholder Closing Payments payable to such holder as set forth on the Securityholder Payment Schedule, without interest, will be paid by the Surviving Company to such holder as promptly as practicable following the Closing through the Surviving Company’s (or its applicable Affiliate’s) payroll processing system, net of any applicable Tax withholding as provided in Section 2.15. For each holder of Non-Employee Options, the applicable Optionholder Payments will be paid by the Paying Agent from the Non-Employee Option Fund to such holder, subject, in each case, to such holder’s execution and delivery of any documents required to be delivered by such holder to the Paying Agent under the Paying Agent Agreement. For any holder of Employee Options who has not delivered a properly completed and executed Optionholder Letter, to the Company and Purchaser prior to the Closing (or, in the case of any holder of Non-Employee Options, who has not delivered the documentation required under the Paying Agent Agreement to receive the applicable portion of the Non-Employee Option Payment Fund to the Paying Agent), such holder will be entitled to receive the Optionholder Closing Payment payable to such holder as set forth on the Securityholder Payment Schedule (or applicable portion thereof attributable to such holder’s Vested In-the-Money Options) and such holder’s Pro Rata Percentage of any Post-Closing Distributions, without interest, promptly following such holder’s delivery (i) to the extent such Vested In-the-Money Options constitute Employee Options, to Purchaser and the Company of a properly completed and executed Optionholder Letter or, (ii) to the extent such Vested In-the-Money Options constitute Non-Employee Options, such holder’s delivery of properly completed and executed documents required to be submitted by such holder to the Paying Agent under the Paying Agent Agreement to receive the applicable portion of the Non-Employee Option Payment Fund. For avoidance of doubt, any portion of Post-Closing Distributions allocable to Vested In-the-Money Options, if any, shall be payable to the holders of such Vested In-the-Money Options in accordance with their respective Pro Rata Percentages, and at the times set forth in, this Agreement, without interest thereon. (b) At the Effective Time, and without any action on the part of any holder thereof, each outstanding and unexercised Option (other than Vested In-the-Money Options) shall automatically and without any action on the part of the holder thereof be cancelled and, if such Option is an RSU Eligible Option, converted into the right to receive a number of RSUs as determined in accordance with Appendix B. For the avoidance of doubt, the parties hereto acknowledge and agree that the RSU Eligible Options shall not constitute Vested In-the-Money Options for any purpose hereunder, including for purposes of calculating the aggregate number of Fully-Diluted Outstanding Shares. (c) Prior to the Effective Time, the Company will take all actions reasonably necessary to effect this Section 2.8 under the Option Plan and all Option Agreements, including obtaining approval by the board of directors of the Company or a committee thereof. All amounts payable to holders of Options in respect thereof pursuant to this Agreement shall be subject to and reduced by any applicable Tax withholding amounts as provided in Section 2.15. Any payment of the Employee Optionholder Aggregate Merger Consideration to any current or former employee of the Company for which employment Tax withholding is required will be provided to the Surviving Company or one of its

25 US-DOCS\157178066.13 Affiliates for payment to such current or former employee through the Surviving Company’s (or its Affiliate’s) payroll processing service or system. The Company shall take all actions necessary to terminate the Option Plan as of the Effective Time, and no holder of Options issued pursuant to the Option Plan or any participant in the Option Plan shall thereafter have any rights thereunder, including any rights to acquire any equity securities of Purchaser, the Company, the Surviving Company or any other Person, other than as expressly set forth in this Section 2.8 and, with respect to any RSU Eligible Option, Appendix B. Section 2.9 Warrants. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, each Warrant outstanding immediately prior to the Effective Time shall be converted into (A) the right to receive the Warrantholder Closing Payment attributable to such Warrant, and (B) the right of the holder thereof to receive such holder’s Pro Rata Percentage (or applicable portion thereof attributable to such Warrant) of any Post-Closing Distributions, without interest thereon, in each case, subject to the execution and delivery by the applicable Company Warrantholder of a warrant cancellation agreement, in form and substance reasonably acceptable to Purchaser, evidencing the irrevocable (conditioned only on the consummation of the Closing and payment of the applicable Warrantholder Closing Payment) cancellation and termination of such Warrant (a “Warrant Cancellation Agreement”). For avoidance of doubt, any Warrant that is exercised as of immediately prior to the Effective Time (or exercised conditioned upon the occurrence of the Effective Time) shall not be entitled to any Warrantholder Closing Payment, and shall instead entitle the holder thereof to its pro rata share of any payments to be made to the Company Stockholders in respect of the shares of Common Stock underlying such Warrant. (b) As soon as reasonably practicable after the date hereof, the Company shall deliver (or, at the Company’s option, cause to be delivered through the Paying Agent) to each Company Warrantholder a Warrant Cancellation Agreement. Payment to a Company Warrantholder of the applicable Warrantholder Closing Payment shall be subject to and conditioned upon such Company Warrantholder’s delivery to the Paying Agent of a properly completed and executed Warrant Cancellation Agreement. For each Company Warrantholder which has delivered a properly completed and executed Warrant Cancellation Agreement, to the Paying Agent at least two (2) Business Days prior to the Closing, the Company will cause the Paying Agent to pay the portion of the Payment Fund constituting the Warrantholder Closing Payment payable in respect of such Company Warrantholder’s Warrants, in each case, as set forth on the Securityholder Payment Schedule, without interest, at the Closing in immediately available funds. For any Company Warrantholder which has not delivered a properly completed and executed Warrant Cancellation Agreement to the Paying Agent at least two (2) Business Days prior to the Closing, such Company Warrantholder will be entitled to receive their respective portion of the Payment Fund payable to such Company Warrantholder in respect of such Company Warrantholder’s Warrants as set forth on the Securityholder Payment Schedule, without interest, promptly following such Company Warrantholder’s delivery to the Paying Agent of a properly completed and executed Warrant Cancellation Agreement. The applicable portion of any Post-Closing Distributions, if any, due to the Company Warrantholders shall, subject to and conditioned upon such Company Warrantholder’s delivery to the Paying Agent of a properly completed and executed Warrant Cancellation Agreement, be payable to such Company Warrantholders in accordance with, and at the times set forth in, this Agreement, without interest thereon in accordance with their respective Pro Rata Percentages.

26 US-DOCS\157178066.13 Section 2.10 Dissenting Shares. Each share of Company Stock issued and outstanding immediately prior to the Effective Time held by Company Stockholders who shall have properly exercised their appraisal rights with respect thereto under Section 262 of the DGCL (such shares of Company Stock, the “Dissenting Shares”) shall not be converted into the right to receive the applicable Company Stock Per Share Merger Consideration pursuant to the Merger, but shall only be entitled to receive payment of the appraised value of such shares in accordance with the provisions of Section 262 of the DGCL, except that each Dissenting Share held by a Company Stockholder who shall thereafter withdraw its demand for appraisal or shall fail to perfect its right to such payment as provided in such Section 262 of the DGCL shall be deemed to be converted, as of the Effective Time, into the right to receive the applicable Company Stock Per Share Merger Consideration and such holder’s Pro Rata Percentage of any Post-Closing Distributions, in the form such holder otherwise would have been entitled to receive as a result of the Merger. The Company shall provide Purchaser prompt written notice of any demands received by the Company for appraisal of shares of Company Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Purchaser shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands; provided, that, without the prior written consent of Purchaser, the Company shall not make any payment with respect to, settle, compromise, or waive any Company Stockholder’s failure to comply with the DGCL, or offer or agree to do any of the foregoing. Section 2.11 Pre-Closing Deliveries. (a) Pre-Closing Adjustment. At least three (3) Business Days prior to the Closing Date, the Company will cause to be prepared and delivered to Purchaser (i) an estimated consolidated balance sheet of the Company as of the Adjustment Time, prepared in accordance with the Accounting Principles (the “Estimated Closing Balance Sheet”), and (ii) statement, prepared in good faith and in accordance with the Accounting Principles and the applicable definitions contained in this Agreement (together with the Estimated Closing Balance Sheet, the “Estimated Closing Statement”), setting forth the Company’s good faith calculations as of the Adjustment Time of the (A) Indebtedness (the “Estimated Closing Indebtedness”), (B) Net Working Capital (the “Estimated Closing Net Working Capital”), (C) Transaction Expenses not paid prior to the Closing (the “Estimated Transaction Expenses”), (D) the Closing Cash, the Deferred Cash Amount and the resulting Cash Adjustment Amount (the “Estimated Cash Adjustment Amount”), (E) the Unvested Option Amount, and the holder of, the exercise price per share of, the date of grant of and the number of shares of Common Stock subject to, each RSU Eligible Option outstanding as of immediately prior to the Effective Time and the applicable portion of the Unvested Option Amount attributable to such holder, (F) the Unvested Restricted Stock Total Amount, each holder of shares of RSU Eligible Restricted Company Stock, and the aggregate number of shares RSU Eligible Restricted Company Stock held by such holder as of immediately prior to the consummation of the Restricted Stock Repurchase, and (G) resulting calculation of the Merger Consideration (the “Estimated Merger Consideration”) and the Company Stock Per Share Merger Consideration, together with reasonable supporting documentation for the estimates and calculations contained therein. The Company shall consider in good faith any comments made by Purchaser to the Estimated Closing Statement and components thereof, and the parties shall update the Estimated Closing Statement to the extent that the Company and Purchaser mutually agree upon any such adjustments to the Estimated Closing Statement; provided, that if the parties cannot agree on any such adjustments to the Estimated Closing Statement, such disagreement shall not delay the Closing and the estimates and calculations of the Company set forth in the Estimated Closing

27 US-DOCS\157178066.13 Statement shall control for all purposes of the Closing; provided, further, however, that Purchaser shall not be deemed to have waived any of its rights pursuant to Section 2.14. (b) Securityholder Payment Schedule. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a schedule (the “Securityholder Payment Schedule”) which sets forth (i) the holder of, and the class and number of shares of, the Company Stock held by each Company Stockholder (and, with respect to each holder of shares of Preferred Stock, the aggregate number of Preferred Share Common Equivalents with respect to such shares of Preferred Stock), in each case, as of immediately prior to the Effective Time, (ii) (A) the holder of, the exercise price per share of, and the number of shares of Common Stock subject to, each Employee Option outstanding as of immediately prior to the Effective Time and the applicable portion of the Employee Optionholder Aggregate Merger Consideration payable to such holder, and (B) the holder of, the exercise per share of, and the number of shares of Common Stock subject to, each Non-Employee Option outstanding as of immediately prior to the Effective Time and the applicable portion of the Non-Employee Payment Fund payable to such holder, (iii) the holder of each Warrant and the number of shares of Common Stock subject to each Warrant, (iv) each Company Stockholder’s and each Company Warrantholder’s applicable portion of the Payment Fund, (v) the aggregate Per Share Closing Payment, the aggregate number of Fully Diluted Outstanding Shares as of immediately prior to the Effective Time, and each Company Securityholder’s Pro Rata Percentage, and (vi) the aggregate amount of each of the Payment Fund, the Employee Optionholder Aggregate Merger Consideration and the Non-Employee Option Payment Fund; it being understood and agreed that Purchaser and its Affiliates shall be entitled to rely exclusively and conclusively on the Estimated Closing Statement, the Securityholder Payment Schedule and any payment instructions delivered by the Company (if delivered prior to or at the Closing) or by the Company Representative (if delivered following the Closing), without investigation in paying all portions of the consideration payable pursuant to this Agreement on and after the Closing Date, including the Company Stock Per Share Merger Consideration and all Post-Closing Distributions, and (assuming such payments are made in accordance with the foregoing), Purchaser, MergerSub, the Surviving Company, the Company Securityholders, the Optionholders or their respective Affiliates will not be liable for any inaccuracy, error or omission contained therein, or action taken in reliance thereon. Section 2.12 Closing Deliveries; Actions at Closing. (a) At or prior to the Closing, the Company will deliver or cause to be delivered to Purchaser: (i) payoff letters from each holder of Estimated Closing Indebtedness constituting indebtedness for borrowed money set forth on Section 2.12(a)(i) of the Company Disclosure Schedule or that would have been required to be disclosed on such Section of the Company Disclosure Schedule had it existed as of the date hereof (the “Funded Indebtedness”), with each such payoff letter (A) setting forth the name and account wiring instructions of each Person to which the applicable Funded Indebtedness will be due and payable at the Closing and the portion of the Funded Indebtedness to be paid to each such Person at the Closing and (B) indicating that such Person has agreed to release immediately all Encumbrances such Person may have upon the assets or equity of the Company upon receipt of the amount(s) indicated in such payoff letter, in each case, in a form reasonably satisfactory to Purchaser (collectively, the “Payoff Letters”); (ii) the Escrow Agreement, duly executed by the Company Representative;

28 US-DOCS\157178066.13 (iii) resignations effective as of the Closing Date of (A) each director and (B) each officer of the Company as Purchaser may have requested in writing no later than two (2) Business Days prior to the Closing Date; provided, that no such resignation will in any way be considered a termination of employment or otherwise impact any employment arrangements or agreements; (iv) (A) a certificate dated as of the Closing Date, duly executed by an authorized officer of the Company, certifying that attached thereto are (1) correct and complete copies of the Company’s Certificate of Incorporation and bylaws, (2) the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by this Agreement, (3) the Post-Signing Consent, and that such resolutions and the Post-Signing Consent have not been amended, modified, revoked or rescinded, in whole or in part, and (B) a certificate dated as of the Closing Date that the conditions set forth in Section 6.1(a) and (b) have been satisfied (the certificate described in this clause (B), the “Company Closing Certificate”); (v) a certificate of good standing with respect to the Company, issued by the Delaware Secretary of State dated not more than ten (10) days prior to the Closing Date; (vi) unless otherwise requested by Purchaser in writing no less than three (3) Business Days prior to the Closing Date, a true, correct and complete copy of resolutions adopted by the board of directors of the Company or any applicable committee thereof authorizing the termination of the Company’s 401(k) Plan (the “401(k) Plan”) and the Option Plan, with such termination to be effective as of the date immediately preceding the Closing Date and contingent upon the Closing, in each case, in a form reasonably satisfactory to Purchaser; (vii) certificates of the Secretary of State or equivalent authority of each jurisdiction in which the Company is required to be qualified to do business, dated no earlier than ten (10) days prior to Closing Date, establishing that the Company is in existence and otherwise is in good standing to transact business; (viii) evidence reasonably satisfactory to Purchaser of the termination of the agreements set forth on Schedule 2.12(a)(viii); (ix) a copy of, or evidence of the binding of, the Tail Policy; (x) evidence reasonably satisfactory to Purchaser that a vote of the Company’s stockholders was solicited in all material respects in accordance with the provisions of Section 5.10 and that either (a) the 280G Approval was obtained or (b) that the 280G Approval was not obtained, and, as a consequence, the applicable “parachute payments” shall not be made or provided; (xi) the Securityholder Payment Schedule; (xii) the Expense Invoices for each of the Persons entitled to payment of Transaction Expenses under clause (a) of the definition of Transaction Expenses; (xiii) evidence reasonably acceptable to Purchaser of the repayment at or concurrent with the Closing of the amounts owed to the Company under those certain Promissory Notes set forth on Schedule 2.12(a)(xiii) of the Company Disclosure Schedule; and

29 US-DOCS\157178066.13 (xiv) a certificate conforming with the requirements of Treasury Regulations Sections 1.897- 2(h) and 1.1445-2(c)(3) certifying that the Company Equity Securities do not constitute “United States real property interests” under Section 897(c) of the Code, together with a notice to the IRS (which shall be filed by Purchaser with the IRS following the Closing) in accordance with the Treasury Regulations Section 1.897-2(h)(2). (b) At the Closing, Purchaser will deliver or cause to be delivered to the Company or other applicable recipient: (i) the payments required pursuant to Section 2.13; (ii) the Escrow Agreement, executed by Purchaser and the Escrow Agent; and (iii) certificates dated as of the Closing Date, duly executed by an authorized officer of Purchaser and MergerSub, certifying that the conditions set forth in Section 6.2(a) and (b) have been satisfied (the “Purchaser Closing Certificate”). (c) Pursuant to Section 2.2, the Company and Purchaser shall cause the Certificate of Merger to be properly executed and filed with the Delaware Secretary of State. Section 2.13 Payments. On the Closing Date, Purchaser shall pay or deposit (or shall cause the Company to pay or deposit), by wire transfer of immediately available funds, the following: (a) on behalf of the Company, an amount in the aggregate equal to the outstanding amount of each item of Funded Indebtedness to be repaid pursuant to the applicable Payoff Letter, to such account designated in such Payoff Letter; (b) on behalf of the Company, an amount in the aggregate equal to the Estimated Transaction Expenses to enable the Company to pay such Estimated Transaction Expenses, to such accounts designated in writing by the Company prior to the Closing Date; provided, that any Estimated Transaction Expenses subject to payroll Taxes and withholding shall be paid to the Company or the Surviving Company for further distribution to the recipient of such Estimated Transaction Expenses through the Company’s or the Surviving Company’s (as the case may be) regular payroll system; (c) an amount equal to the Price Adjustment Escrow Amount into a separate escrow account (the “Price Adjustment Escrow Account”) designated in writing by the Escrow Agent which shall be established pursuant to the Escrow Agreement; (d) an amount equal to the Indemnity Escrow Amount into a separate escrow account (the “Indemnity Escrow Account”) designated in writing by the Escrow Agent which shall be established pursuant to the Escrow Agreement; (e) an amount equal to the Specific Indemnity Amount into a separate escrow account (the “Specific Indemnity Escrow Account”) designated in writing by the Escrow Agent which shall be established pursuant to the Escrow Agreement; (f) an amount equal to the Sales Tax Escrow Amount into a separate escrow account (the “Sales Tax Escrow Account”) designated in writing by the Escrow Agent which shall be established pursuant to the Escrow Agreement;

30 US-DOCS\157178066.13 (g) an amount equal to $3,000,000 into a separate escrow account (the “RSU Eligible Equity Adjustment Escrow Account”) designated in writing by the Escrow Agent which shall be established pursuant to the Escrow Agreement and disbursed in accordance with Appendix B; (h) an amount equal to $125,000 (such amount, the “Expense Fund”) into an account designated in writing by the Company Representative prior to the Closing Date, to be used by the Company Representative to pay expenses incurred by Company Representative in its capacity as Company Representative; (i) an amount equal to the Employee Optionholder Aggregate Merger Consideration as set forth on the Securityholder Payment Schedule to be made in respect of all Employee Options which have been converted into the right to receive Optionholder Closing Payments, to such accounts of the Company or the Company’s payroll provider designated in writing by the Company prior to the Closing Date, to enable the Company (or the Surviving Company) to pay such Optionholder Closing Payments to the holders of such Employee Options (in each case, as set forth in the Securityholder Payment Schedule); and (j) an amount equal to the Payment Fund as set forth in the Securityholder Payment Schedule, into an account designated in writing by the Paying Agent established pursuant to the Paying Agent Agreement. Section 2.14 Post-Closing Adjustment. (a) Within one hundred twenty (120) days after the Closing Date, Purchaser will prepare and deliver to the Company Representative (i) an unaudited consolidated balance sheet of the Company as of the Adjustment Time, prepared in accordance with the Accounting Principles (the “Closing Balance Sheet”), and (ii) a statement, prepared in good faith and in accordance with the Accounting Principles and the applicable definitions contained in this Agreement, setting forth Purchaser’s good faith calculations of Closing Indebtedness, Closing Net Working Capital, Transaction Expenses, Closing Cash, the Deferred Cash Amount and the resulting Cash Adjustment Amount and the resulting calculation of the final Merger Consideration (together with the Closing Balance Sheet, the “Closing Statement”), together with reasonable supporting documentation for the calculations and amounts contained in the Closing Statement. If Purchaser fails to deliver the Closing Statement in accordance with this Section 2.14(a) within one hundred twenty (120) days after the Closing Date, then Purchaser will be deemed to have irrevocably accepted the Company’s calculation of Estimated Closing Indebtedness, Estimated Closing Net Working Capital, Estimated Transaction Expenses, Cash Adjustment Amount and the resulting Estimated Merger Consideration, in which case, all such amounts will be final and binding on the parties for purposes of this Section 2.14. (b) Within forty-five (45) days after delivery of the Closing Statement, the Company Representative may dispute Purchaser’s calculation of Closing Indebtedness, Closing Net Working Capital, Transaction Expenses or the resulting final Merger Consideration by delivering to Purchaser a written notice (a “Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item. The Company Representative may not in its Dispute Notice change the calculation of any line item included in the calculation of Estimated Closing Net Working Capital (as set forth in the Estimated Closing Statement) if such change would, taken on an individual basis, have the result of increasing the Estimated Merger Consideration compared to what was reflected in the Estimated Closing Statement, other than to respond to changes in such line items set out in the Closing Statement. Purchaser will (and will cause the Surviving Company to) furnish to the Company Representative and

31 US-DOCS\157178066.13 its representatives such workpapers and other documents and information relating to the disputed items as the Company Representative may reasonably request, and shall make available during normal business hours, without material disruption to Purchaser’s or the Surviving Company’s business, and upon reasonable advance notice, all accounting, financial and tax personnel involved in the preparation of the Closing Statement, in each case, in connection with the Company Representative’s review of the Closing Balance Sheet and the Closing Statement. If the Company Representative fails to deliver a Dispute Notice in accordance with this Section 2.14(b) within forty-five (45) days after delivery of the Closing Statement, then the Company Representative will be deemed to have irrevocably accepted Purchaser’s calculation of Closing Indebtedness, Closing Net Working Capital, Transaction Expenses and the resulting final Merger Consideration, in which case, all such amounts will be final and binding on the parties for purposes of this Section 2.14. (c) If the Company Representative timely delivers a Dispute Notice to Purchaser, then the Company Representative and Purchaser will attempt in good faith, for a period of thirty (30) days, to resolve the applicable disputed items and agree on the Closing Indebtedness, Closing Net Working Capital, Transaction Expenses and the resulting final Merger Consideration, for purposes of this Section 2.14. The Company Representative will furnish to Purchaser such workpapers and other documents and information relating to the disputed items as Purchaser may reasonably request in connection with Purchaser’s review of the Dispute Notice. Any resolution by the Company Representative and Purchaser during such thirty (30)-day period as to any disputed items will be final and binding on the parties for purposes of this Section 2.14. If the Company Representative and Purchaser do not resolve all disputed items by the end of thirty (30) days after the date of delivery of the Dispute Notice, then the Company Representative and Purchaser will submit the remaining items in dispute to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of Purchaser and the Company Representative (the “Independent Accounting Firm”) who, acting as an expert and not an arbitrator, shall resolve the remaining disputed amounts only. Nothing in this Section 2.14(c) shall be construed to authorize or permit the Independent Accounting Firm to resolve any differences among the Company Representative and Purchaser other than such unresolved disagreements, and the Independent Accounting Firm shall not be authorized or permitted to do so. The scope of the disputed items to be resolved by the Independent Accounting Firm shall be limited to whether the Estimated Closing Statement, the Closing Statement, and the components of each of them, were prepared in accordance with the Accounting Principles and the applicable definitions of this Agreement. The Company Representative and Purchaser will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute in a written report that specifies the conclusions of the Independent Accounting Firm as to each item in dispute and the resulting calculations of Closing Indebtedness, Closing Net Working Capital, Transaction Expenses and the resulting final Merger Consideration. In making its decision with respect to each disputed item, the Independent Accounting Firm shall not assign a value to any such disputed item that is in excess of the higher, or less than the lower, of the amounts advocated by Purchaser in the Closing Statement or the Company Representative in the Dispute Notice with respect to such disputed line item (as applicable). The Company Representative and Purchaser will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its written determination within thirty (30) days after referral of the items to such firm or as soon thereafter as reasonably practicable. Absent fraud or manifest error, the Independent Accounting Firm’s determination of Closing Indebtedness, Closing Net Working Capital, Transaction Expenses and the resulting final Merger Consideration, as set forth in its written report (which written report shall include the Independent Accounting Firm’s calculation of the allocation of its fees and expenses between Purchaser, on the one hand, the Company Representative, on the other hand, determined in accordance

32 US-DOCS\157178066.13 with this Section 2.14(c)), will be final and binding on the parties for purposes of Section 2.14(e) and shall be enforceable by a court of competent jurisdiction in accordance with Section 11.12. The Independent Accounting Firm’s decision will be based solely on the information described in Section 2.14(d) and the applicable provisions of this Agreement, and not by way of an independent review. The fees and expenses of the Independent Accounting Firm will be borne equally by the Company Representative, on the one hand, and Purchaser, on the other hand, based upon the relationship the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Purchaser claims that the appropriate adjustments are $1,000 greater than the amount determined by the Company Representative, and if the Independent Accounting Firm ultimately resolves such claim by awarding to Purchaser $300 of the $1,000 contested, then the fees, costs and expenses of the Independent Accounting Firm will be allocated 70% to Purchaser and 30% to the Company Representative. (d) For purposes of this Section 2.14, to the extent the Independent Accounting Firm is engaged pursuant to Section 2.14(c), the Company Representative and Purchaser will furnish to each other and to the Independent Accounting Firm such workpapers and other documents and information relating to the disputed items as the Independent Accounting Firm may request and are available to that party (or its independent public accountants) and, subject to the last sentence of this Section 2.14(d), will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm for resolution; provided, that neither the Company Representative nor Purchaser shall assign a value to any such disputed item in their respective presentations that is in excess of the higher, or less than the lower, of the amounts advocated by Purchaser in the Closing Statement or the Company Representative in the Dispute Notice (as applicable). Neither the Company Representative or Purchaser shall have or conduct any communication, either written or oral, with the Independent Accounting Firm without the other party either being present or receiving a concurrent copy of any written communication. (e) If the Merger Consideration as finally determined pursuant to this Section 2.14 is less than the Estimated Merger Consideration (a “Price Adjustment Deficit”), then the Company Representative and Purchaser shall deliver, within two (2) Business Days of such final determination, joint written instructions to the Escrow Agent instructing the Escrow Agent to (i) pay to Purchaser out of the Price Adjustment Escrow Account an amount equal to the Price Adjustment Deficit in cash, and (ii) if the amount of funds in the Price Adjustment Escrow Account exceeds the Price Adjustment Deficit, as finally determined pursuant to this Section 2.14, then such joint written instructions to the Escrow Agent shall further instruct the Escrow Agent to distribute the remaining funds in the Price Adjustment Escrow Account to the Paying Agent for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures, and (ii) if the amount of funds in the Price Adjustment Escrow Account is less than the Price Adjustment Deficit, as finally determined pursuant to this Section 2.14, then neither the Company Representative, the Company Securityholders, nor any of their respective Affiliates will have any Liability or obligation to make any payment in respect of such excess amount (it being understood that recovery from the Price Adjustment Escrow Account shall be the sole and exclusive remedy available to Purchaser and its Affiliates for any such excess amount). (f) If the Merger Consideration as finally determined pursuant to this Section 2.14 is greater than the Estimated Merger Consideration (a “Price Adjustment Surplus”), then, within two (2) Business Days of such final determination, (i) Purchaser shall pay (or cause to be paid) to the Paying Agent, the aggregate amount of such Price Adjustment Surplus for further distribution to the Company

33 US-DOCS\157178066.13 Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures, and (ii) the Company Representative and Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute all of the funds in the Price Adjustment Escrow Account to the Paying Agent for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures; provided, that in no event shall Purchaser be required to pay an amount in excess of the aggregate amount of the Price Adjustment Escrow pursuant to the immediately preceding clause (i). (g) If the Merger Consideration as finally determined pursuant to this Section 2.14 is equal to the Estimated Merger Consideration, then the Company Representative and Purchaser shall deliver, within two (2) Business Days of such final determination, joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute all of the funds in the Price Adjustment Escrow Account to the Paying Agent for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures. (h) The purpose of this Section 2.14 is to determine the final Merger Consideration to be paid by Purchaser under this Agreement. Any payment made pursuant to this Section 2.14 will be treated by the parties for Tax purposes as an adjustment to the Merger Consideration. Section 2.15 Withholding. Each of Purchaser, the Company, Surviving Company, the Paying Agent, and the Escrow Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement (including any amounts paid out of the Price Adjustment Escrow Account, the Indemnity Escrow Account, the Specific Indemnity Account, the Sales Tax Escrow Account or the RSU Eligible Equity Adjustment Escrow Account) such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law and to collect any necessary Tax forms, including IRS Forms W-8 or W-9, as applicable, or any similar information, from a Company Securityholder and any other recipients of payments hereunder. Any party intending to deduct and withhold any such amounts shall use commercially reasonable efforts to notify the applicable recipient in writing of such intention to deduct and withhold such amounts and the reason therefore at least ten (10) days prior to the due date of the applicable payment, other than with respect to compensatory payments to service providers or as a result of any Person’s failure to deliver the documents described in Section 2.12(a)(xiv). Purchaser and the Company shall use commercially reasonable efforts to cooperate to mitigate any requirement to deduct or withhold from amounts otherwise payable pursuant to this Agreement to the maximum extent permitted by Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF COMPANY The Company represents and warrants to Purchaser and MergerSub, as of the date of this Agreement and as of the Closing Date, as follows, except as set forth on the disclosure schedule delivered by the Company to Purchaser and MergerSub concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement (the “Company Disclosure Schedule”):

34 US-DOCS\157178066.13 Section 3.1 Organization and Good Standing. The Company (a) is duly organized, validly existing and in good standing under the Laws of Delaware and (b) has all requisite power and authority to conduct its business as presently conducted in all material respects and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated, leased or held in all material respects. The Company is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction in which the nature of its activities requires such qualification or license, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Section 3.2 Authority and Enforceability. (a) The Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party and the consummation of the transactions contemplated hereby and thereby by the Company have been duly authorized by all necessary action on the part of the Company, subject to the delivery of the Post-Signing Consent. (b) Execution of the Post-Signing Consent by the Company Stockholders set forth in Section 5.4(c)(1), (2) and (3) is the only vote of holders of any class or series of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement under applicable Law and the Governing Documents of the Company. (c) Assuming that this Agreement and the Ancillary Agreements to which the Company is or will be a party constitute the valid and binding agreement of the other parties hereto and thereto, this Agreement constitutes, and at the Closing each Ancillary Agreement to which the Company is a party will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its and their respective terms, subject to (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) Laws governing specific performance, injunctive relief and other equitable remedies. Section 3.3 No Conflict; Consents. Except as set forth in Section 3.3 of the Company Disclosure Schedule, neither the Company’s execution, delivery and performance of this Agreement and any Ancillary Agreement to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate the Governing Documents of the Company, (b) result in a breach or default under, or create in any Person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver under, any Material Contract, in any case with or without notice or lapse of time or both, (c) result in the imposition of any Encumbrance (other than a Permitted Encumbrance) upon any of the assets or properties of the Company, or (d) violate any Law or Judgment applicable to the Company, except, in each case of the preceding clauses (b) through (d), as would not reasonably be expected to have a materially adverse impact on the Company. Assuming the truth and accuracy of the representations and warranties contained in Article 4, no consent of any Governmental Authority is required by the Company in connection with the execution, delivery and performance of this Agreement and any Ancillary Agreement to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iii) such consents set forth on Section 3.3 of the Company Disclosure Schedule.

35 US-DOCS\157178066.13 Section 3.4 Capitalization and Subsidiaries. (a) Section 3.4(a) of the Company Disclosure Schedule sets forth as of the date hereof: (i) the authorized capital stock of the Company; (ii) the class and number of issued and outstanding shares of capital stock of the Company; and (iii) the record holders thereof and the class and number of shares held by each such holder. The Company Stock and the other Company Equity Securities reflected on Section 3.4(a) or Section 3.4(c)(i) of the Company Disclosure Schedule represent the only issued and outstanding equity interests of the Company as of the date hereof. All of the shares of Company Stock (A) were duly authorized and are validly issued, fully paid and non-assessable, (B) are owned of record by the Company Stockholders as set forth in Section 3.4(a) of the Company Disclosure Schedule, and (C) were not issued in violation of any preemptive, right of first refusal or other similar rights. (b) The Company has no Subsidiaries. The Company does not own nor have any rights to acquire, directly or indirectly, any (i) capital stock, (ii) options, warrants, equity securities, calls, rights, convertible or exchangeable securities or other Contracts to which the Company is a party to acquire any capital stock or other equity interests, or (iii) any other equity interests of, in each case of the preceding clauses (i) through (iii), any Person. (c) Except as set forth in Section 3.4(a) of the Company Disclosure Schedule or as set forth in Section 3.4(c) of the Company Disclosure Schedule, as of the date hereof, there are no (i) equity interests of any class of the Company, any securities with equity features, or any securities exchangeable into, convertible into or exercisable for such equity interests or securities, issued, reserved for issuance or outstanding or (ii) options, warrants, equity securities, calls, rights, interests containing profit participation features or other Contracts to which the Company is a party or by which the Company is bound (excluding, for the avoidance of doubt, this Agreement) obligating the Company to (A) redeem or cause to be redeemed any equity securities or other securities of the Company or (B) issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional equity interests of the Company, any securities with equity features, or any securities or rights convertible into or exchangeable or exercisable for any such equity interests or other securities, or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, convertible security, exchangeable security, call, right or Contract. Except as set forth in Section 3.4(c) of the Company Disclosure Schedule, there are no Contracts to which the Company is a party or by which the Company is bound with respect to the voting or the sale or transfer (including such Contracts imposing transfer restrictions on the equity securities of the Company) of any equity interests of the Company. Except as set forth in Section 3.4(c) of the Company Disclosure Schedule, no holder of Indebtedness of the Company has any right to convert or exchange such Indebtedness for any equity interests or other securities of the Company. No holders of outstanding Indebtedness of the Company have any rights to vote for the election of directors of the Company or to vote on any other matter. Except as set forth in Section 3.4(c) of the Company Disclosure Schedule, the Company does not have outstanding stock appreciation rights, phantom stock, or other similar equity rights that provide for equity-linked payments. (d) Section 3.4(d)(i) of the Company Disclosure Schedule sets forth: (i) a list of all Optionholders, (ii) the number of shares of Common Stock subject to each Option Agreement, (iii) the number of such shares that are vested or unvested, (iv) the “date of grant” of such Option Agreement, and (v) the exercise price per share. True, correct and complete copies of the Option Plan, and all agreements and instruments relating to or issued under the Option Plan, (including executed copies of

36 US-DOCS\157178066.13 all Option Agreements relating to each Option and the shares of Common Stock purchased under such Option Agreement) have been made available to Purchaser, the Option Plan and Option Agreements have not been amended, modified or supplemented since being made available to Purchaser, all Options were granted pursuant to the Option Agreements in the forms made available to Purchaser and there are no agreements, understandings or commitments to amend, modify or supplement the Option Plan or Option Agreements in any case from those made available to Purchaser. The terms of the Option Plan permit the treatment of Options as provided in this Agreement, without notice to, or the consent or approval of, any Optionholder, the Company Stockholders or otherwise. (e) The Securityholder Payment Schedule delivered pursuant to Section 2.11(b) shall, as of the Closing Date, be true, correct and complete in all respects (except for de minimis inaccuracies). (f) All of the shares of Company Stock were issued in compliance in all material respects with all applicable Laws, including all federal and state securities Laws. Section 3.5 Financial Statements. (a) Attached as Section 3.5 of the Company Disclosure Schedule are the following financial statements (collectively, the “Financial Statements”): (i) the unaudited balance sheet of the Company as of December 31, 2024 (the “Latest Balance Sheet”) and the related unaudited statement of operations, statement of stockholders’ equity and statement of cash flows for the fiscal year then ended, including any notes thereto (the “Unaudited Financial Statements”); and (ii) the audited balance sheet of the Company as of December 31, 2023 and 2022 and the related audited statements of operations, statements of stockholders’ equity and statements of cash flows for the fiscal years then ended, including any notes thereto. (b) Each of the foregoing Financial Statements (i) is accurate and complete in all material respects, was prepared consistent with the books and records of the Company and fairly presents in all material respects the financial condition as of the date thereof and operating results, stockholders’ equity and cash flows for the periods shown therein, of the Company and (ii) has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject in the case of the Unaudited Financial Statements to normal year-end adjustments that are neither individually, nor in the aggregate, material in amount and the absence of footnote disclosures. (c) The Company maintains systems of internal accounting controls over financial reporting sufficient to provide reasonable assurances that transactions are recorded in conformity with GAAP in all material respects. There are not significant deficiencies or material weaknesses in the design or operation of the systems of internal accounting controls over financial reporting of the Company. During the past five (5) years, the Company has not received any written complaint or, to the Company’s Knowledge, oral allegation, assertion or claim from any director, officer, employee or other Representative involved in the accounting function of the Company or auditor of the Company regarding improper accounting or auditing practices, procedures, methodologies, or methods of the Company with respect to the Financial Statements or the internal accounting controls of the Company. (d) Subject to allowances for doubtful accounts expressly set forth in the Latest Balance Sheet, all of the accounts and notes receivable of the Company are valid and enforceable claims, were

37 US-DOCS\157178066.13 generated in the ordinary course of business, represent bona fide obligations for the provision of goods and services, are subject to no material set-off or counterclaim and are fully collectively in the ordinary course of business. Since the date of the Latest Balance Sheet, the Company has collected its accounts receivable in the ordinary course of its business and in a manner which is consistent with past practices and has not accelerated any such collections, except to the extent expressly set forth in the Latest Balance Sheet. (e) All accounts payable of the Company reflected in the Latest Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid, are not yet due and payable or are being contested in good faith, except to the extent expressly set forth in the Latest Balance Sheet. Section 3.6 No Undisclosed Liabilities. Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company has no material Liabilities except (a) as and to the extent specifically and adequately reflected or reserved against on the Latest Balance Sheet (and that have not been discharged or paid in full since such date); (b) for those incurred since the date of the Latest Balance Sheet in the ordinary course of business; (c) for those that have been or will be discharged or paid in full prior to the Closing Date; and (d) for Liabilities incurred pursuant to this Agreement. Except as forth in Section 3.6 of the Company Disclosure Schedule, none of the liabilities described in clauses (a) through (d) above relates to or has arisen out of a breach of contract, breach of warranty, tort, infringement, violation of Law or the like by or against the Company or any litigation, Proceeding or Judgment involving the Company. Section 3.7 Absence of Certain Changes and Events. Since the date of the Latest Balance Sheet, (a) the Company has conducted its business only in the ordinary course of business, (b) there has not been any Material Adverse Effect and (c) except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company has not taken any action (or omitted to take any action) that would have violated, contravened or resulted in a breach of, or otherwise would have required the consent of Purchaser under, Section 5.2(b) had it occurred after the date of this Agreement. Section 3.8 Tangible Personal Property. The Company has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of its tangible property and assets (whether real or personal), free and clear of all Encumbrances (other than Permitted Encumbrances), except as would otherwise not reasonably be expected to have a materially adverse impact on the Company. The properties and assets of the Company, whether owned or leased, constitute all of the tangible assets, properties and rights which are used or useful in the operations of the Company and that are necessary or required for the conduct of the business of the Company as currently conducted in all material respects. The buildings, structures, equipment and other tangible assets of the Company, whether owned or leased, are adequate for the uses for which they are intended, are not in need of maintenance or repair (other than for ordinary and routine items), are structurally sound and in good operating condition and repair (normal wear and tear excepted) and are free of defects that would adversely impact the continued use thereof by the Company immediately following the Closing Date in the conduct of normal operations, in each case, in all material respects. Section 3.9 Real Property. The Company does not own any real property. Section 3.9 of the Company Disclosure Schedule sets forth an accurate and complete description of all real property that is leased, subleased, licensed, occupied or used by the Company (the “Leased Real Property”), which description includes a list of each lease, sublease, license or other contract under which any parcel of real property is leased, subleased, licensed, occupied or used by the Company (each being

38 US-DOCS\157178066.13 referred to in this Section 3.9 as a “Lease”), as well as each such property’s street address, the date and term of the applicable Lease, and the name of the parties thereto. The Company has made available to Purchaser complete copies of the Leases in effect as of the date hereof and there has not been any amendment, sublease, sublicense or assignment entered into by the Company in respect of the Leases relating to such Leased Real Property. The Company is not in breach or default of any Lease in any material respect, and, to the Company’s Knowledge, no other party to a Lease is in breach or default of any Lease in any material respect. No party to any Lease has exercised any termination rights with respect thereto. The Company is not a party to, nor has any Liability under, any lease, sublease, license or other occupancy agreement with respect to real property other than the leases identified in Section 3.9 of the Company Disclosure Schedule. Other than the Leased Real Property, the Company does not have any other direct or indirect interest in real property, whether owned, leased or otherwise, and the Leased Real Property comprises all the real property necessary for the Company to properly operate its business in accordance with past practice in all material respects. Except as set forth on Section 3.9 of the Company Disclosure Schedule, the Company currently occupies all of the Leased Real Property leased, subleased or occupied pursuant to the Leases and there are no other parties occupying or with a right to occupy such Leased Real Property. There are no unpaid commissions due to or payable by the Company to any other third party arising pursuant to Contracts (including Leases) entered into prior to the Closing and becoming due after the Closing Date related to the Leased Real Property. Section 3.10 Intellectual Property. (a) Except as would not reasonably be expected to be material to the Company, the Company owns, or possesses sufficient legal rights allowing it to use, all Company Intellectual Property in the conduct of its business as now conducted by the Company in a manner that does not conflict with or Infringe the Intellectual Property rights of others. The Company is the owner of each item of Company Owned IP (including all Company Registered IP and all material unregistered Trademarks listed in Section 3.10(b) of the Company Disclosure Schedule) free and clear of all Encumbrances, other than Permitted Encumbrances and non-exclusive licenses of Company Owned IP granted to the Company’s clients in the ordinary course of business. The Company has the right to bring a claim or suit against a third party for past, present or future Infringement of Company Owned IP and to retain for itself any damages recovered in any such action. To the Company’s Knowledge, no Person is Infringing any material Company Owned IP. (b) The Company has taken commercially reasonable steps to maintain its rights in Company Intellectual Property and in all registrations and applications for registration of Company Registered IP. The Company has taken commercially reasonable steps to protect the confidentiality of the confidential information and Trade Secrets of the Company and any third party that has provided any confidential information or Trade Secrets to the Company under a duty of confidentiality. Section 3.10(b) of the Company Disclosure Schedule lists (i) all Company Registered IP and all material unregistered Intellectual Property owned by the Company, (ii) any actions that must be taken by the Company within ninety (90) days of the Closing Date with respect to any of the foregoing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates (excluding, however, any assignments) and (iii) any proceedings or actions pending, or to the Company’s Knowledge, threatened before any court, Governmental Authority, arbiter or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which the Company is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or Infringement of any Company Registered IP. With respect to each item of Company Registered IP: (i) the registration, maintenance and renewal fees that have

39 US-DOCS\157178066.13 become due to date have been paid, and all necessary documents and certificates required to be filed with the relevant Patent, copyright, trademark or other authorities, Governmental Authorities, or registrars in the United States or foreign jurisdictions, as the case may be, to date for the purposes of maintaining Company Registered IP have been timely filed; (ii) each such item is currently in compliance in all material respects with formal legal filing and payment requirements (including payment of filing, examination and maintenance fees and proofs of use) for purposes of maintaining such item; and (iii) each such item is subsisting, and to the Company’s Knowledge, valid and enforceable. The Company has not misrepresented, or failed to disclose, any material facts or circumstances in connection with any Company Registered IP that would constitute fraud or a misrepresentation with respect to such registration or application or that would otherwise adversely affect the enforceability of any Company Registered IP. (c) All Company Owned IP is fully transferable, alienable, and licensable to any Person whatsoever by the Company without restriction and without payment of any kind to any third party. Neither this Agreement nor the transactions contemplated by this Agreement will cause: (i) the Company to grant to any third party any right to or with respect to any Company Owned IP, (ii) the Company to lose any rights in or to any Company Intellectual Property, or (iii) the Company to be in violation of any contract provision (including restriction on assignment) or to be obligated to pay any royalties or other fees or consideration with respect to any Company Intellectual Property of any third party in excess of those payable by the Company in the absence of this Agreement or the transactions contemplated hereby. (d) Section 3.10(d) of the Company Disclosure Schedule lists all Company Products that, as of the date hereof, are offered by the Company. With respect to the Company Products: (i) there are no unresolved defects, malfunctions or nonconformities that would reasonably be expected to prevent any Company Product from performing in all material respects in accordance with the applicable license agreement, (ii) there are no unresolved claims asserted in writing against the Company or any of its clients or distributors related thereto, nor to the Company’s Knowledge have there been any threats thereof; and (iii) the Company is not required to recall, or otherwise provide notices regarding the operation of, any Company Products. All Company Products are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Company Product or data or other software of its users (collectively “Contaminants”). The Company has taken commercially reasonable steps to prevent the introduction of Contaminants into Company Products and Software contained in Company Owned IP. (e) Section 3.10(e) of the Company Disclosure Schedule lists all Contracts to which the Company is a party or by which it is bound under which a third party licenses or provides the right to use any Intellectual Property (including covenants not to sue, non-assertion provisions or releases or immunities from suit that relate to Intellectual Property) to the Company that is material to the Company’s business, excluding any (i) non-disclosure agreements entered into in the ordinary course of business, (ii) agreement, license, assignment, covenant not to sue, or waiver of rights with any current and former employees, consultants or contractors of the Company for the benefit of the Company, (iii) non-exclusive license that is merely incidental to the transactions contemplated in the Contract, the commercial purpose of which is primarily for something other than such license, and (iv) “click-wrap” and “shrink-wrap” licenses and other licenses for Shrink Wrap Code, for Open Source Software, and for a client’s Intellectual Property solely to enable the Company to provide Company Products to such client ((i)-(iv), collectively, “Incidental Licenses”). The Company has complied in all

40 US-DOCS\157178066.13 material respects with all such licenses governing third party Intellectual Property. Except as would not reasonably be expected to be material to the Company, other than Intellectual Property licensed to the Company under the licenses set forth in Section 3.10(e) of the Company Disclosure Schedule and Intellectual Property explicitly excluded from the disclosure requirement for Section 3.10(e) of the Company Disclosure Schedule, no third party Intellectual Property is used in or necessary for the conduct of the business of the Company as it currently is conducted, including the design, development, use, hosting, marketing, import for resale, distribution, provisioning, licensing out and/or sale of all Company Products in the Company’s business as currently conducted. (f) The operation of the business of the Company as it has been conducted during the past five (5) years and as currently conducted, including the use, hosting, import, branding, advertising, promotion, marketing, sale, offer for sale, provision, distribution and licensing out of any Company Product, has not and does not Infringe any valid Intellectual Property of any Person. During the past five (5) years, the Company has not been not aware of any Infringement by the Company and has not received any written notice asserting that the Company has Infringed or, by conducting its business would Infringe, any Intellectual Property rights of any other Person (including any demand or request that the Company license any rights from a third party). There are no pending or, to the Company’s Knowledge, threatened claims for which the Company must provide an indemnification or assume any other obligation for any actual or alleged Infringement by the Company. (g) The Company has obtained and possesses valid and enforceable licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. (h) It has not been necessary to use any inventions of any of the Company’s employees, consultants or independent contractor (or Persons it currently intends to hire) made prior to their employment or engagement, as applicable, by the Company. (i) Each current and former employee, consultant and independent contractor of the Company has assigned to the Company all Intellectual Property he, she or it developed for or on behalf of the Company that is related to the Company’s business as now conducted. Copies of the Company’s standard form of proprietary information, confidentiality and assignment agreement for employees (the “Employee Proprietary Information Agreement”) and the Company’s standard form of consulting agreement containing proprietary information, confidentiality and assignment provisions for consultants or independent contractors (the “Consultant Proprietary Information Agreement”; and collectively with the Employee Proprietary Information Agreements, the “Proprietary Information Agreements”) have been made available to Purchaser. Each (i) current and former employee of the Company and (ii) current and former consultant or independent contractor of the Company, in each case, who has been involved in the creation, invention or development of Company Intellectual Property or Company Products for or on behalf of the Company (each, a “Contributor”), has executed and delivered an agreement pursuant to which such Contributor assigns to the Company ownership of such Contributor’s rights, title and interest in and to such Intellectual Property. Without limiting the foregoing, no Contributor owns or has any ownership right, claim, interest or option with respect to Company Products or any Company Owned IP, nor has any current or former employee, consultant or independent contractor made any written assertions in the past five (5) years with respect to any such alleged ownership right, claim, interest or option, nor, to the Company’s Knowledge, threatened any such assertion.

41 US-DOCS\157178066.13 (j) The Company is not subject to any Judgment, any proceeding in which a Judgment is sought, or any agreement, that restricts or conditions the validity or enforceability of any Company Owned IP or the use, transfer or licensing thereof by the Company in any material respect. (k) No funding, facilities or resources of any government, university, college, other educational institution, or similar international organization or research center was used in the development of Company Products or Company Owned IP. The Company is not nor ever was a member or promoter of, or a contributor to, any industry standards body or other similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company Owned IP. (l) Section 3.10(l) of the Company Disclosure Schedule lists all Open Source Software that has been incorporated into, integrated with, combined with or linked to any Company Product or Company Owned IP by or on behalf of the Company, and indicates whether (and, if so, how) the Open Source Software was modified and/or distributed out by the Company. The Company has not used Open Source Software in any manner that, with respect to any Company Product or any Company Owned IP, (i) requires its disclosure or distribution in source code form, (ii) requires the licensing thereof for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution thereof, or (iv) grants to any third party, any rights or immunities under Company Owned IP. Except as would not reasonably be expected to be material to the Company, with respect to any Open Source Software that is used by the Company in any way, the Company is in compliance with all applicable licenses with respect thereto. (m) Neither the Company nor any other Person acting on its behalf, has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code for any Company Product or material Company Owned IP, except for disclosures to Contributors under binding written agreements that prohibit use or disclosure except in the performance of services to the Company. (n) None of the Company Stockholders or any of their Affiliates owns or has any right, claim, interest or option, including the right to further remuneration or consideration, with respect to Company Products or Company Owned IP. Section 3.11 Contracts. (a) Section 3.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each of the following Contracts to which the Company is a party as of the date hereof, excluding any Company Plan that is set forth on Section 3.15(a) of the Company Disclosure Schedule (the Contracts listed in Section 3.11(a) of the Company Disclosure Schedule, or that are required to be listed therein but are not, are referred to in this Agreement as the “Material Contracts”), which are: (i) any Contract with a Material Customer or Material Supplier; (ii) any Contract involving annual payments on the part of the Company in excess of $100,000 which is not terminable by the Company on ninety (90) days’ notice or less without premium or penalty;

42 US-DOCS\157178066.13 (iii) any Contract with respect to the voting (including voting trusts or proxies), registration under any securities Law, or the sale or transfer (including Contracts imposing transfer restrictions) of any equity interests of the Company; (iv) any Contract relating to the ownership of any interest in any Person, any joint venture, strategic partnership, partnership or other similar agreement, or any Contract that involves the payment of royalties to any other Person or the sharing of profits, losses, costs or liabilities; (v) all Contracts under which the Company has created, incurred, assumed or guaranteed any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate or granted an Encumbrance (other than a Permitted Encumbrance) on any asset owned or used by the Company; (vi) any Contract for any capital expenditures (or series of related capital expenditures), involving more than $100,000, individually, or $250,000 in the aggregate; (vii) each Contract relating to the acquisition or disposition of any business by the Company or any Contract that provides for the sale of any asset owned or used by the Company (other than Company Products sold or licensed on a non-exclusive basis in the ordinary course of business) or the grant of any preferential rights to purchase any asset owned or used by the Company that is material to the Company; (viii) (A) any reseller or distribution Contracts, or (B) any Contract relating to the promotion, advertising and marketing of the business or products and the various services provided by the Company in connection therewith, in each case of the preceding clauses (A) and (B) involving an aggregate amount of annual payments to or from the Company in excess of $50,000; (ix) all personal property leases and all capitalized leases; (x) all Leases; (xi) any Contract under which (A) the Company grants to or receives from a third party a license or sublicense to any Intellectual Property; or (B) the Company’s ability to use, disclose, license or enforce, or grant an exclusive right to, any Intellectual Property is affected, in each case other than Incidental Licenses and non-exclusive licenses of Company Owned IP or Company Products by the Company in the ordinary course of business; (xii) any Contract or consent order with any Governmental Authority, including any settlement, conciliation or similar agreement with any Governmental Authority; (xiii) any collective bargaining agreement or any other Contract or memorandum of understanding with any labor union or other labor organization; (xiv) any employee severance agreements, programs, policies or arrangements; (xv) any Contract (A) for the employment of any officer, individual employee or other person on a full-time, part-time, or other basis (excluding any standard employee offer letter of the Company for any employee with annual total target compensation of less than $100,000 providing for at-will employment that can be terminated by the Company without advance notice and without payment of severance or early termination fee), (B) providing for the payment of any change of control,

43 US-DOCS\157178066.13 retention or other similar payment, or (C) relating to loans to any employees, officers, managers, directors or Affiliates or any other Person (other than 401(k) plan loans in the ordinary course of business); (xvi) any Contract with any Person related to the employment of consultants, third party contractors or temporary employees involving annual payments in excess of $100,000; (xvii) any non-disclosure, non-compete, non-solicitation or confidentiality agreements or agreements regarding ownership and rights with regard to work produced by employees, officers, managers, directors, contractors or consultants (other than the Company’s standard confidentiality and invention assignment agreement entered into with its employees and other service providers and confidentiality provisions contained in Contracts entered into by the Company in the ordinary course of business); (xviii) any Contract required to be disclosed on Section 3.21 of the Company Disclosure Schedule; (xix) any Contract providing for warranty or indemnity terms obligating the Company with respect to its services or its business (other than indemnification provisions in standard commercial contracts entered into in the ordinary course of business); (xx) any power of attorney or other similar agreement or grant of agency; (xxi) any Contract prohibiting the Company from freely engaging in any business or competing anywhere in the world or providing for exclusivity to any customer or in any business line, geographic area or otherwise (excluding Contracts containing confidentiality obligations entered into in the ordinary course of business); (xxii) any Contract containing any requirements supply or exclusivity provision or “take or pay” provision or any “most-favored nation”, “most favored pricing” or similar clause in favor of any Person other than the Company; (xxiii) any settlement agreement involving the Company with obligations on the Company that will continue beyond Closing; (xxiv) any Contract granting any rights of first refusal, rights of first negotiation or similar rights to any Person; (xxv) any Contract with any payroll or human resources companies; and (xxvi) any standalone indemnification Contract. (b) The Company has made available to Purchaser a complete copy of each Material Contract that has been reduced to writing and a written description of any oral Material Contract. With respect to each such Material Contract, neither the Company nor, to the Company’s Knowledge, any other party to the Material Contract is in breach or default of any provision of any Material Contract in any material respect. The Company has not provided or received any written, or to the Company’s Knowledge oral notice, of any intention to terminate any Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or a

44 US-DOCS\157178066.13 event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a materially adverse impact on the Company. Each Material Contract is enforceable as to the Company and, to the Company’s Knowledge, as to each other party, in accordance with its terms except to the extent it has previously expired in accordance with its terms and subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Section 3.12 Governmental Authorizations. The Company has obtained and held, and during the past five (5) years has held and maintained, all Governmental Authorizations necessary to own, use and occupy, as applicable, its assets, and operate its business, in material compliance with Laws and (a) each such Governmental Authorization is valid and in full force and effect, (b) the Company is in material compliance with the terms and requirements of each such Governmental Authorization, and (c) there are no pending or, to the Knowledge of the Company, threatened Proceedings that would reasonably be expected to result in the revocation or termination of any such Governmental Authorization held by the Company, and the Company has not received, at any time during the past five (5) years) any written notice from any Governmental Authority regarding any actual or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or any actual or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization. None of such material Governmental Authorizations will expire or terminate as a result of the consummation of the transactions contemplated by this Agreement. Section 3.13 Compliance with Laws. (a) The Company is currently, and has been during the past five (5) years, in compliance in all material respects with all applicable Laws. During the past five (5) years, the Company has not received any written or, to the Company’s Knowledge, any oral claim regarding any material violation by the Company of, or any Liability or investigatory obligation of the Company under, any applicable Law, or any other notice of any completed, pending or potential investigation by any Governmental Authority regarding a material violation of applicable Law by the Company. (b) Except as would not reasonably be likely to be, either individually or in the aggregate, material to the Company, the Company has during the past five (5) years (i) complied with and is not in default or violation under any applicable Laws of any Governmental Authority applicable to the Company or the products or services provided by the Company, including the FFIEC and any federal or state bank regulatory authority. (c) The Company has, during the past five (5) years, complied in all material respects with and is not in material default or material violation under the Payment Card Industry Data Security Standard (PCI-DSS) issued by the Payment Card Industry Security Standards Council, as may be revised from time to time. Section 3.14 Tax Matters. Except as set forth in Section 3.14 of the Company Disclosure Schedule: (a) The Company has timely (taking into account applicable extensions of time to file) filed all income and other material Tax Returns which are required to be filed by the Company. All Taxes due and owing by the Company (whether or not shown as due on any Tax Return) have been

45 US-DOCS\157178066.13 timely and fully paid to the appropriate Governmental Authorities. All such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with applicable Law in all material respects. The Company has not requested or been granted any extension of time within which to file any Tax Return that has not yet been filed (other than any automatic extensions or extensions obtained in the ordinary course of business). All income and other material Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been properly withheld and fully paid or properly accrued and all information returns (including, for the avoidance of doubt, IRS Forms W-2 and Forms 1099) and other material documents required with respect to such withholding and remittances have been properly and timely filed and maintained. (b) The Company has properly (i) collected and remitted all material amounts of sales, use, ad valorem, value added, and similar Taxes and (ii) for all material sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt. (c) No deficiency or proposed adjustment, which has not been paid or resolved for any amount of Tax, has been asserted or assessed by any Governmental Authority against the Company. The Company has not consented to extend the time in which any Tax may be assessed or collected by any Governmental Authority, which extension is still in effect (other than any automatic extensions or extensions which arose in connection with extensions of time to file Tax Returns obtained in the ordinary course of business). There are no ongoing Tax audits against the Company by any Governmental Authority nor has the Company received any written notice (or, to the Company’s Knowledge, any other notice) from any Governmental Authority that it intends to conduct such a Tax audit. The Company is not a party to or bound by, or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than any such agreement or arrangement a principal purpose of which is not the sharing or allocation of or indemnification for Taxes). (d) There are no Encumbrances on the assets of the Company relating to or attributable to Taxes, other than Encumbrances for current taxes not yet due and payable. (e) The Company has never been a member of an affiliated, consolidated, combined, unitary or similar group of corporations or included in a combined, consolidated or unitary Tax Return. The Company does not have any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of federal, state, local or non-U.S. Tax Law), as a transferee or successor, by contract, or otherwise. (f) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) (or any corresponding or similar provision of state, local, or non-U.S. Law). (g) The Company is not a party to any joint venture, partnership or other arrangement or contract which is reasonably expected to be treated as a partnership for federal income tax purposes. (h) No written claim has ever been made to the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction or required to file a Tax Return in that jurisdiction which claim has not since been satisfied by payment or been withdrawn.

46 US-DOCS\157178066.13 (i) The Company is not, and has never been, subject to Tax in any jurisdiction outside the United States. (j) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. (k) The Company has not participated in or been a party to any “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b). (l) Within the past two (2) years, the Company has not distributed stock of any Person, or has had its stock distributed by any Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (m) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (i) change in a method of accounting for a Pre-Closing Tax Period, including through the application of Section 481(a) or Section 263A of the Code (or any corresponding or similar provisions of state, local, or non-U.S. Law), (ii) use of an improper method of accounting for a Pre-Closing Tax Period, (iii) “closing agreement” pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law) entered into prior to the Closing or any similar agreement that could have a continuing effect with respect to any Post-Closing Tax Period, (iv) installment sale or “open transaction” disposition made on or prior to the Closing, (v) deferred revenue or prepaid amount received on or prior to the Closing (other than in the ordinary course of business), (vi) “deferred intercompany gain” or “excess loss account” described in Treasury Regulations under Section 1502 of the Code (or corresponding or similar provision of state, local, or non-U.S. Law), (vii) inclusion under Section 965(a) of the Code or any election under Section 965(h) or Section 965(i) of the Code, or (viii) inclusion pursuant to Section 951 or Section 951A of the Code with respect to any interest held in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) in any Pre-Closing Tax Period. (n) The Company has never requested or received a private letter ruling or other similar ruling from any Governmental Authority. The Company has not filed, nor does the Company have any present intent to file, any ruling requests with any taxing authority, including any request to change any accounting method. (o) All related party transactions involving the Company have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any corresponding or similar provision of state, local, or non-U.S. Law) and the Company has maintained documentation in connection with such related party transactions in accordance with Section 482 of the Code (and any corresponding or similar provision of state, local, or non-U.S. Law). The Company is not a party to any cost-sharing agreement or similar arrangement. (p) The Company has not made an election to defer any portion of any payroll, social security, unemployment, withholding Taxes or other Taxes pursuant to the CARES Act, or any similar election under any applicable Law.

47 US-DOCS\157178066.13 (q) The Company is (and has been at all times since its formation) properly classified as a corporation for U.S. federal income Tax purposes and has comparable status under the applicable Laws of any state or local jurisdiction in which it is required to file any Tax Return. (r) The Company has not been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (s) The Company is not subject to a gain recognition agreement under Code Section 367 of the Code. (t) Each person providing services to the Company has been properly classified as an employee or independent contractor, as the case may be, for all Tax purposes and with respect to all Company Plans. Section 3.15 Employee Benefit Matters. Except as set forth in Section 3.15 of the Company Disclosure Schedule: (a) Section 3.15(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all Company Plans (excluding individual offer letters, consulting and independent contractor agreements or individual Option Agreements, in each case, which are substantially on the form(s) made available to Purchaser and set forth on Schedule 3.15(a)). To the extent applicable, the Company has made available to Purchaser a current and complete copy of (i) each Company Plan that has been reduced to writing and a written summary of each Company Plan that has not been reduced to writing and the related trust agreement, (ii) each summary plan description and summary of material modifications thereto, (iii) the Form 5500 filed in each of the most recent plan year with respect to the Company Plan, (iv) the Form 1094 and Forms 1095 filed in each of the most recent three (3) years, (v) with respect to each Company Plan intended to be qualified under Section 401(a) of the Code (a “Qualified Plan”), the most recent determination or opinion letter issued by the IRS for each such Qualified Plan or upon which such Qualified Plan relies upon, and (vi) any material and non-routine correspondence with any Governmental Authority. (b) The Company has performed all of its obligations under each Company Plan, and each Company Plan (and to the Company’s Knowledge, each PEO Benefit Plan) has been maintained and administered, in accordance with the terms of such Company Plan and in compliance with the currently applicable provisions of ERISA, the Code and any other applicable law, in each case, in all material respects. Each Qualified Plan has received or may rely upon a current favorable determination, advisory or opinion letter from the IRS that it is qualified under Section 401(a) of the Code, and to the Company’s Knowledge, no event or circumstance exists which would reasonably be expected to result in the loss of the qualified status of such Qualified Plan. With respect to each Company Plan that is a “group health plan” within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Company has complied in all material respects with the continuation coverage requirements of Sections 601 et seq. of ERISA, Section 4980B of the Code (“COBRA”), with respect to their employees (and their eligible dependents), as well as the requirements of the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder, and the Patient Protection and Affordable Care Act of 2010, and the rules and regulations promulgated thereunder. No event or circumstance exists which would result in a material tax, penalty or other Liability to the Company under Code Sections 4980B, 4980D, 4980G, 4980H, or 5000 with respect to any Company Plan. All material contributions and other payments required to be made by the

48 US-DOCS\157178066.13 Company to each Company Plan with respect to any period ending before, at or including the Closing Date have been made or, to the extent required, reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements to the extent required. (c) The Company does not maintain nor is obligated to provide benefits under, or has any Liability with respect to, any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under COBRA or any other applicable Law. (d) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, participated in or contributed to (or been obligated to sponsor, maintain, participate in or contribute to), or has any Liability under or with respect to: (i) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that was subject to Title IV of ERISA or Section 412 of the Code; (ii) Sections 302 or 303 of ERISA; (iii) Sections 430 or 4971 of the Code; (iv) any “multiemployer plan”, as that term is defined in Section 4001 of ERISA; or (v) any “multiple employer plan” within the meaning of Code Section 413. No Company Plan is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. (e) There are no pending, or, to the Company’s Knowledge, threatened, claims against, by or on behalf of, the Company Plan, or by any Person covered thereby (and in such capacity), other than ordinary claims for benefits submitted by participants or beneficiaries, which are being adjudicated in accordance with the applicable Company Plan and applicable Law. (f) Each Company Plan (or in the case of any PEO Benefit Plan, the Company’s participation in such PEO Benefit Plan) can be terminated without payment of any additional material contribution or amount and, except for any vesting of benefits of a Qualified Plan, without the vesting or acceleration of any benefits promised by such Company Plan and without any penalty, cost, expense or Liability to the Company, any of their respective Subsidiaries or Affiliates, or such Company Plan (including any surrender charge, market rate adjustment or other early termination charge or penalty), other than reasonable expenses of the type typically incurred in the termination of similar employee benefit plans or withdrawal from similar PEO-sponsored benefit plans. (g) No Company Plan, or, to the Company’s knowledge, any trustee, administrator, employee or “fiduciary” thereof (in such capacity) has engaged in any breach of fiduciary duty or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could reasonably be expected to subject any such Company Plan, trustee, administrator, employee or fiduciary thereof (in such capacity), or any party dealing with any such Company Plan, to a material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA, or other Liability. (h) Each Company Plan that is a “non-qualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case, that is subject to Section 409A of the Code, has been in compliance in all material respects with Section 409A of the Code to the extent required by applicable guidance, and the Company does not have any obligation to indemnify any individual for any additional taxes imposed under Section 409A of the Code. (i) Except as expressly provided in this Agreement or as set forth on Section 3.15(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the

49 US-DOCS\157178066.13 consummation of the transactions contemplated hereby will (standing alone or in conjunction with other occurrences) (i) result in any compensatory payment becoming due from the Company to any current or former officer, partner, contractor or employee of the Company, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Company Plan, or (iv) result in any excise tax under Section 4999 of the Code or any loss of deduction under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) (or any corresponding provision of state, local or non-U.S. Tax Law) with respect to payments or benefits under any Company Plan. No Company Plan provides for the gross-up of any Taxes imposed by Section 4999 of the Code. Section 3.16 Employment and Labor Matters. (a) Section 3.16(a) of the Company Disclosure Schedule contains a list of all current employees of the Company as of the date hereof, and for each such employee, their (i) position title; (ii) hire date; (iii) base salary or base hourly rate; (iv) incentive compensation opportunity; (iv) exemption status for purposes of applicable wage and hour Law; and (v) work location. Each employee of the Company is employed on an at-will basis, and, except as described in Section 3.16(a) of the Company Disclosure Schedule, the Company can terminate the employment of each such employee for any lawful reason without advance notice and without payment of severance or early termination fee. (b) Section 3.16(b) of the Company Disclosure Schedule contains a list of all current individual independent contractors of the Company as of the date hereof, and for each such independent contractor, their (i) date of engagement; (ii) services performed; (iii) compensation arrangement; and (iv) work location. (c) The Company is not a party to, bound by, or negotiating with respect to any collective bargaining agreement or other Contract with a labor union or labor organization, and no petition has been filed or Proceedings instituted by any employee or group of employees of the Company (in such capacity) or labor union or labor organization with any labor relations board seeking recognition of a bargaining representative with respect to employees of the Company. To the Knowledge of Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union or labor organization to organize any employees of the Company. There is no labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute pending or, to the Company’s Knowledge, threatened between the Company, on the one hand, and any of its employees, on the other hand. (d) During the past five (5) years, the Company has been in compliance in all material respects with all applicable Laws pertaining to labor, employment and employment practices, including all such Laws relating to immigration, health and safety, fair employment practices, equal employment opportunities, prohibited discrimination, retaliation, or harassment, wage and hour law, classification of employees as exempt, non-exempt and/or independent contractors, background checks, and other similar employment activities. There are no Proceedings filed, or to the Company’s Knowledge, threatened to be filed, by or before any Governmental Authority in connection with or otherwise relating to the employment, termination of employment of, failure to employ, failure to pay or classify an employee properly or any other employment action taken in relation to any individual and, during the past five (5) years, no such Proceedings have been brought or filed against the Company. Section 3.17 Environmental Matters.

50 US-DOCS\157178066.13 (a) The Company is in compliance with all applicable Environmental Laws in all material respects. (b) During the past five (5) years, the Company has not received any written notice or claim stating that the conduct of its business or the condition of any of the Leased Real Property is currently in violation of any Environmental Law in any material respect. (c) During the past five (5) years, the Company has not received any written notice or claim to the effect that it is or may be liable to any Person (including any Governmental Authority) as a result of the Release of a Hazardous Material. (d) No Proceeding is pending or, to the Company’s Knowledge, threatened against the Company that alleges a material violation by the Company of any applicable Environmental Laws. (e) To the Company’s Knowledge: (i) there is and has been no Release of Hazardous Materials nor any clean-up or corrective action of any kind relating thereto on any properties (including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or formerly owned, leased or operated by or for the Company or at any other location with respect to which the Company may be liable; (ii) no underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any property on which the Company operates or has operated; and (iii) the Company is not liable for any Release of or contamination by Hazardous Materials or otherwise under any Environmental Law. Section 3.18 Data Security and Privacy. (a) The Information Systems are sufficient for the conduct of its business as currently conducted by the Company. (b) During the past five (5) years, the Company has implemented and maintained a comprehensive information security program consisting of commercially reasonable administrative, technical and physical measures to (i) protect and maintain the security, operation and integrity of Company Information and all Information Systems in a manner consistent with applicable industry standard practices and in compliance in all material respects with Data Protection Laws and; (ii) protect against any anticipated threats or hazards to the security, confidentiality or integrity of Company Information and Information Systems; and (iii) detect and remediate Information Security Incidents. (c) During the past five (5) years, the Company has implemented and maintained commercially reasonable administrative, technical and physical measures to monitor for, detect and remediate malware, security vulnerabilities and security control deficiencies on Information Systems in a timely manner and in accordance with industry standard practices, which has included (i) installing, running and maintaining anti-malware software and other security tools on all Information Systems designed to detect and block malware; (ii) conducting penetration testing of all public-facing or critical Information Systems used to operate the Company’s services on at least an annual basis and in accordance with an industry standard methodology, (iii) conducting vulnerability scanning on all Information Systems at least a quarterly basis and in accordance with industry standard practices, and (iv) implementing policies, procedures and technical measures to routinely identify and install software security patches and security updates on all Information Systems to ensure the timely remediation of material, critical or high-risk security vulnerabilities in accordance with industry standard practices. The Company has fully remediated any and all material, critical or high-risk security vulnerabilities on

51 US-DOCS\157178066.13 Information Systems for which the Company has or should reasonably have become aware of in the past five (5) years. During the past five (5) years, there have been no unauthorized intrusions or breaches of the security of Information Systems. (d) During the past five (5) years, there has been no material Information Security Incident involving (i) Company Information or Information Systems in the possession, custody or control of the Company, or (ii) to the Company’s Knowledge, Company Information or Information Systems maintained by a third party for or on behalf of the Company. During the past five (5) years, the Company has contractually required all third parties processing Company Information for or on behalf of the Company to comply with all applicable Data Protection Laws and Data Protection Commitments applicable to the Company Information processed by the applicable third party, and to take commercially reasonable steps to ensure that all Company Information in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse (including Information Security Incidents). (e) The Company is currently, and has been during the past five (5) years, in compliance in all material respects with all Data Protection Laws and Data Protection Commitments. The Company has delivered to Purchaser accurate and complete copies of all material relevant Data Protection Commitments. (f) The Company has implemented written policies and procedures relating to the processing of Company Information, including a publicly posted privacy policy and a comprehensive information security program that includes appropriate written information security policies and procedures (“Data Protection Policies”). During the past five (5) years, the Company has provided notifications to, and has obtained consent from, Persons regarding its processing of Personal Information to the extent required by Data Protection Laws. Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any Data Protection Law, Data Protection Commitment, or Data Protection Policy in any material respect. (g) There is no pending, nor has there been during the past five (5) years, any complaint, audit, proceeding, or claim, or, to the Company’s Knowledge, any investigation, against the Company initiated by (i) any Person or entity; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other Governmental Authority; or (iv) any regulatory or self- regulatory entity alleging that any processing of Company Information of the Company: (A) is in violation of any applicable Data Protection Laws, (B) is in violation of any Data Protection Commitments, or (C) otherwise constitutes an unfair, deceptive, misleading or abusive trade practice. (h) The Company has taken commercially reasonable steps (including implementing, maintaining and complying with applicable industry standard measures with respect to administrative, technical and physical security) to ensure that Company Information in its possession or control is protected against Information Security Incidents. During the past five (5) years, there has been no material Information Security Incidents regarding Company Information in the possession or control of the Company or to the Company’s Knowledge, any of its contractors with regard to any Company Information obtained from or on behalf of the Company, nor has there been any material unauthorized intrusions or breaches of security into any Information Systems. The Company contractually requires all third parties, including vendors, affiliates, and other persons providing services to the Company that have access to or receive Company Information from or on behalf of the Company to comply with all applicable Data Protection Laws, and to take commercially reasonable steps to ensure that all Company

52 US-DOCS\157178066.13 Information of the Company in such third parties’ possession or control is protected against Information Security Incidents. (i) The Information Systems are maintained substantially in accordance with standards set by the manufacturers and in accordance with generally accepted industry standards to ensure proper operation, monitoring and use. The Information Systems are free of any material defects, bugs and errors and are protected by industry standard measures designed to detect and remove any disabling software, code or instructions, spyware, Trojan horses, worms, viruses, or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, any software, data or other materials (“Contaminants”). The Company has taken necessary steps reasonably required to ensure that the Information Systems are free from Contaminants and to safeguard the confidentiality, availability, security and integrity of the Information Systems, including implementing and maintaining commercially reasonable backup, data storage, system redundancy, business continuity and disaster recovery policies, procedures, and controls. (j) During the past five (5) years, the Company has not received any notice from any customer that the results of an audit or inspection of the Company by customer or its representatives has identified critical or high risk findings with respect to the Company’s IT program, compliance with customer agreements, or applicable Law. No Person or Governmental Authority has made any written claim or commenced any legal or regulatory action, lawsuit, investigation or other Proceedings against the Company with respect to any Information Security Incident or actual or alleged violation of a Data Protection Law or Data Protection Commitment. There are no unresolved material findings from any customer audit. Section 3.19 Compliance with Anti-Bribery and Corrupt Practice Laws. (a) Neither the Company or any of its officers or, to the Company’s Knowledge, employees is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any consent agreement or memorandum of understanding or other similar written agreement with, any regulatory agency or other Governmental Authority or has been during the past five (5) years, ordered to pay any civil money penalty by any regulatory agency or other Governmental Authority. During the past five (5) years, the Company has not adopted any policies, procedures or board resolutions at the request of any regulatory agency or other Governmental Authority that (i) materially restricts the conduct of its business or that in any material manner relates to its ability to pay dividends, its risk management policies, its management or its business or (ii) would be reasonably likely to prevent or materially impair the ability of Purchaser or its Affiliates to consummate the transactions contemplated by this Agreement. During the past five (5) years, neither the Company or any of its officers or, to the Company’s Knowledge, employees, has been advised in writing, or, to the Knowledge of the Company, orally by any regulatory agency or other Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such regulatory agreement. (b) Neither the Company nor any of the Company’s directors, officers, nor, to the Company’s Knowledge, the Company’s other employees, agents or other representatives acting on behalf of the Company (i) has violated, has caused other Persons to be in violation of or is currently violating, the Foreign Corrupt Practices Act or any other trade laws; (ii) has directly or indirectly (through other Persons) paid, provided, promised, offered, or authorized the unlawful payment or provision of money, a financial advantage, favor, or anything else of value to a governmental official or any other Person for purposes of obtaining, retaining, or directing permits, licenses, favorable tax or duty decisions, court decisions, special concessions, contracts, business, or any other improper

53 US-DOCS\157178066.13 advantage; (iii) has otherwise offered, promised, authorized, provided, or incurred any bribe, kickback or other unlawful payment, expense, contribution, gift, gratuity, favor, entertainment, travel or other benefit or advantage to or for the benefit of any governmental official or other Person whether in the public or private sector; (iv) has solicited, accepted, or received any bribe, kickback or other unlawful payment, expense, contribution, gift, gratuity, favor, entertainment, travel or similar benefit from any Person in violation of applicable Law; (v) has established or maintained any slush fund or other unlawful, unrecorded, or off-the-books fund or account; (vi) has inserted, concealed, or misrepresented illegal, fraudulent, false, or improper payments, expenses, or other entries in the books and records of the Company; (vii) has laundered, concealed, or disguised the existence, illegal origins, and/or illegal application of, criminally derived income/assets or otherwise caused such income or assets to appear to have legitimate origins or constitute legitimate assets; or (viii) has used or dealt with funds or proceeds derived from illegal activities such as corruption, fraud, embezzlement, drug trafficking, arms smuggling, organized crime, or terrorism, including to finance any such illegal activities. Section 3.20 Legal Proceedings. Except as set forth in Section 3.20 of the Company Disclosure Schedule, there is not now, nor has there been during the past five (5) years, any Proceeding or Judgment pending or, to the Knowledge of the Company, threatened against the Company or relating to its business or assets (or, to the Knowledge of the Company, threatened against any of the Affiliates, officers, directors, or senior management level employees of the Company or holders of more than five percent (5%) of the outstanding Company Equity Securities (solely in any such holder’s capacity as such)), or to which the Company is otherwise a party, before any Governmental Authority. The Company is not subject to, and its business and assets are not bound by, any Judgment or decree of any Governmental Authority. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it. Except as set forth in Section 3.20 of the Company Disclosure Schedule, (i) there is no, and during the past five (5) years there has not been any, Proceeding pending or threatened by the Company or, to the Company’s Knowledge, any of its Affiliates against any third party or customer, vendor or other material business relationship of the Company relating to the business of the Company and (ii) to the Knowledge of the Company, no event has occurred or circumstance exists as of the date hereof that would reasonably be expected to give rise to or serve as the basis for the commencement of any such Proceeding. Section 3.21 Affiliate Transactions. Except as set forth in Section 3.21 of the Company Disclosure Schedule and Contracts relating to labor and employment included in Section 3.16 of the Company Disclosure Schedule, no executive officer of the Company, director of the Company or Company Stockholder: (a) owns or possesses the right to acquire any material property or right, whether tangible or intangible, which is used by or useful in the business and operations of the Company; (b) with respect to any executive officer, director or Company Stockholder that holds more than five (5%) or more of the Common Stock and Preferred Stock, has any claim or cause of action against the Company; (c) owes any money to the Company or is owed any money from the Company (except for amounts owed to executive officers or directors of the Company for services provided and business expense reimbursement, in each case, in the ordinary course of business, none of which are material to the Company); (d) is a party to any Contract with the Company; (e) is an Affiliate of any material vendor, supplier, distributor, customer or other material business relationship of the Company; or (f) with respect to any executive officer of the Company, has any material interest, directly or indirectly, in any business (regardless of form or structure), which is in competition with the Company. Section 3.22 Customers and Suppliers.

54 US-DOCS\157178066.13 (a) Section 3.22(a) of the Company Disclosure Schedule sets forth the Company’s twenty- five (25) largest customers, by revenue (including deferred revenue), during the period beginning January 1, 2024 and ending on December 31, 2024 (each a “Material Customer”) and sets forth opposite the name of each such customer the dollar amount of sales attributable by the Company to such customer for such period. The Company is not engaged in any material dispute with any Material Customer. Except as set forth on Section 3.22(a) of the Company Disclosure Schedule, during the past twelve (12) months, no Material Customer has (i) notified Company or, to the Company’s Knowledge, indicated to the Company that it intends to terminate or materially reduce its purchases from the Company, (ii) cancelled or otherwise terminated its relationship with the Company, or (iii) materially decreased or threatened to materially decrease its purchases from the Company. The Company does not provide any special rebate, discount, or similar programs (whether or not in writing), including any below market rates, to any Material Customers. (b) Section 3.22(b) of the Company Disclosure Schedule sets forth the Company’s five (5) largest vendors, by dollar volume, during the period January 1, 2024 and ending on December 31, 2024 (each a “Material Supplier”) and sets forth opposite the name of each such vendor the dollar amount of purchases by the Company attributable to such vendor for such period. The Company is not engaged in any material dispute with any Material Supplier. Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, no Material Supplier has (i) notified the Company or, to the Company’s Knowledge, indicated to the Company that it intends to terminate or materially reduce its business relations with the Company, (ii) cancelled or otherwise terminated its relationship with the Company, (iii) materially decreased or threatened to materially decrease its supplies to, the Company, or (iv) materially increased or threatened to materially increase pricing terms with respect to goods or services sold to the Company. Section 3.23 Insurance. Section 3.23 of the Company Disclosure Schedule is a correct and complete list as of the date hereof, including policy number, coverage and amount insured, of all insurance policies for the benefit of the Company. True and complete copies of such insurance policies have been made available to Purchaser or its representatives. All premiums due on such policies have been paid and there exists no breach by the insured under any such policy which gives the insurer the right thereunder to terminate such policy. As of the date hereof, the Company has not received any written notice of cancellation of or intent to cancel any of the policies or of increase or intent to increase the premiums for such policies or materially adversely amending any such policy or denying renewal of coverage thereunder. The Company does not have any self-insurance or co-insurance program (other than the deductibles listed under such policies). Except as set forth in Section 3.23 of the Company Disclosure Schedule (i) each such policy is in full force and effect, (ii) there is no claim by the Company pending under any of such policies as to which coverage has been denied by the underwriters of such policies or in respect of which such underwriters have reserved their rights and (iii) there is no claim by any third party pending or, to the Knowledge of the Company, threatened against the Company or its Affiliates which would reasonably be expected to exhaust the coverage limits under any such policy. Section 3.24 Banks; Power of Attorney. Section 3.24 of the Company Disclosure Schedule sets forth a complete list of the names and locations of all banks in which the Company has accounts or safe deposit boxes. Except as set forth in Section 3.24 of the Company Disclosure Schedule, no Person holds a power of attorney to act on behalf of the Company. Section 3.25 Brokers Fees. The Company has not incurred any Liability to pay any fees or commissions to any broker, finder or agent in connection with any of the transactions contemplated by

55 US-DOCS\157178066.13 this Agreement, and any such Liability shall either be paid by the Company out of available cash prior to Closing, included within the Transaction Expenses or otherwise paid after the Closing pursuant to an arrangement reasonably satisfactory to Purchaser. Section 3.26 Cares Act. The Company did not apply for any loan under the CARES Act from any Person or receive any relief or benefits under the Paycheck Protection Program of the U.S. Small Business Administration as set forth in the CARES Act. Section 3.27 Warranty Obligations. Other than warranties included in client contracts in the ordinary course of business, the Company has no warranties, guarantees and written warranty policies of the Company in respect of any Company Products which are currently in effect. Section 3.28 Restrictions on Business Activities. Except as set forth on Section 3.11 of the Company Disclosure Schedule, there is no Contract or Judgment binding upon the Company that restricts or prohibits has or would reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company in any material respect, any acquisition of property by the Company or the conduct or operation of the business of the Company or, excluding (a) restrictions on the use of third-party Intellectual Property contained in the applicable written license agreement therefor and (b) confidentiality obligations contained in Contracts entered into by the Company in the ordinary course of business, limiting the freedom of the Company to (a) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company products or the Company Intellectual Property, or to make use of any Company Intellectual Property, including any grants by the Company of exclusive rights or licenses or (b) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services. Section 3.29 Books and Records. The books and records of the Company are complete and correct in all material respects, reflect actual, bona fide transactions and have at all times been maintained in accordance with the Company’s normal business practices in all material respects. Section 3.30 Disclaimer of Other Representations and Warranties. The representations and warranties made by the Company or the applicable Company Securityholders expressly set forth in this Article 3 (as modified by the Company Disclosure Schedule), the Company Closing Certificate or in any Ancillary Agreements (collectively, the “Seller Representations”) are the only representations and warranties made by Company, the Company Securityholders, their respective Affiliates, and each of their respective Representatives (collectively, the “Seller Related Parties”) with respect to the Company Securityholders, the Company Equity Securities, the Company, the Merger or any other matter relating to the transactions contemplated by this Agreement. Except as specifically set forth in the Seller Representations, none of the Seller Related Parties make or have made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Company Securityholders, the Company Equity Securities, the Company, the Merger, or any other matter relating to the transactions contemplated by this Agreement, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of the business of the Company before or after the Effective Time in any manner or (c) the probable success or profitability of the business of the Company before or after the Effective Time. Without limiting the Purchaser Indemnitees’ rights to indemnification under Article 8, (i) each of Purchaser and MergerSub acknowledges and agrees that no Seller Related Party has made any representation or warranty, express or implied, as to the accuracy or completeness of information regarding the Company, the Company Securityholders, the Company

56 US-DOCS\157178066.13 Equity Securities, the Company, the Merger, or any other matter relating to the transactions contemplated by this Agreement beyond the Seller Representations, and (ii) other than in the event of Fraud, no Seller Related Party will have or be subject to any Liability to Purchaser, MergerSub, their respective Affiliates (including the Surviving Company following the Closing) or any of their respective Representatives resulting from the distribution to Purchaser, MergerSub, their respective Affiliates or their respective Representatives, or any such Person’s use of, any such information, including (A) any confidential information memoranda and/or management presentations (including responses to any questions relating thereto), distributed on behalf of the Seller Related Parties relating to such matters, (B) documents or other publications provided to Purchaser or its Representatives in the Data Room, or any other document, information or projection in any form provided to Purchaser or its Representatives in connection with the transactions contemplated hereby, or (C) the pro-forma financial information, projections, or other forward-looking statements of the Company (or prepared on behalf of the Company), in each case, in expectation or furtherance of the transactions contemplated hereby. Each of Purchaser and MergerSub specifically disclaims that such party is relying upon any representations or warranties, except for the Seller Representations, that may have been made by any Person, and acknowledges and agrees that the Company (on behalf of itself and on behalf of the other Seller Related Parties) has specifically disclaimed and hereby specifically disclaims any such other representation or warranty. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGERSUB Purchaser and MergerSub jointly and severally represent and warrant to the Company, as of the date of this Agreement and as of the Closing Date, as follows: Section 4.1 Organization and Good Standing. Each of Purchaser and MergerSub is duly organized, validly existing and in good standing under the Laws of the state of its incorporation/formation and has all requisite power and authority to conduct its business as presently conducted. Purchaser owns all of the issued and outstanding capital stock of MergerSub free and clear of all Encumbrances. Section 4.2 Authority and Enforceability. Each of Purchaser and MergerSub has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which Purchaser and/or MergerSub is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser and MergerSub. Each of Purchaser and Merger Sub has duly and validly executed and delivered this Agreement, and assuming that this Agreement and the Ancillary Agreements to which Purchaser and/or MergerSub is or will be a party constitute the valid and binding agreement of the other parties thereto, this Agreement constitutes, and at the Closing each Ancillary Agreement to which Purchaser and/or MergerSub is a party will constitute, the valid and binding obligation of Purchaser and MergerSub, enforceable against Purchaser and MergerSub in accordance with their respective terms, subject to (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) Laws governing specific performance, injunctive relief and other equitable remedies. Section 4.3 No Conflict. Except in any case that would not reasonably be expected to have a material adverse effect on the ability of Purchaser or MergerSub to perform its respective obligations under this Agreement or on the ability of Purchaser or MergerSub to consummate the transactions

57 US-DOCS\157178066.13 contemplated by this Agreement, neither Purchaser’s nor MergerSub’s execution, delivery and performance of this Agreement and any Ancillary Agreement to which either of them is a party, nor the consummation by Purchaser or MergerSub of the transactions contemplated hereby or thereby, will (a) conflict with or violate the Governing Documents of Purchaser or MergerSub, (b) result in a breach or default under or create in any Person the right terminate, cancel, accelerate or modify, or require any notice, consent or waiver under, any Contract to which Purchaser or MergerSub is a party or by which Purchaser or MergerSub is bound, in any case with or without due notice or lapse of time or both, or (c) result in the imposition of any Encumbrance (other than a Permitted Encumbrance) on any of the assets or properties of Purchaser or MergerSub. No consent of any Governmental Authority or any other Person is required by Purchaser or MergerSub in connection with the execution, delivery and performance of this Agreement and any Ancillary Agreement to which Purchaser and/or MergerSub is a party or the consummation by Purchaser and MergerSub of the transactions contemplated hereby or thereby, except for (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and (iii) such other consents or approvals, the absence or omission of which would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Purchaser or MergerSub to perform its respective obligations under this Agreement or any Ancillary Agreement to which either of them is a party. Section 4.4 Legal Proceedings. There is no Proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser or MergerSub that questions or challenges the validity of this Agreement or that would reasonably be expected to prevent, delay, make illegal or otherwise interfere with the ability of Purchaser or MergerSub to consummate any of the transactions contemplated by this Agreement. Section 4.5 Investment Intent. Purchaser is acquiring the Company Stock pursuant to the Merger for Purchaser’s own account and investment purposes and is not acquiring the Company Stock with a view to, or for sale in connection with, any distribution thereof within the meaning of any federal or state securities Laws. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), and has sufficient business and financial knowledge and experience to protect its own interests and to evaluate the merits and risks in connection with the acquisition of the Company Stock. Section 4.6 Brokers Fees. Neither Purchaser nor any Person acting on its behalf has incurred any Liability to pay any fees or commissions to any broker, finder or agent in connection with any of the transactions contemplated by this Agreement. Section 4.7 Solvency. Immediately after giving effect to the consummation of the Merger, assuming the truth and accuracy of the representations and warranties contained in Article 3, each of Purchaser and the Surviving Company will be solvent and shall: (a) be able to pay its respective debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debt (including a reasonable estimate of the amount of all contingent liabilities); and (c) not be left with an unreasonably small capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser or its Affiliates. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

58 US-DOCS\157178066.13 Section 4.8 Independent Investigation. Purchaser is a sophisticated investor, represented by independent legal and investment counsel with experience in the acquisition and valuation of ongoing businesses and acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make an informed investment decision concerning the Company, the Company Securityholders, the Company Equity Securities, the Merger and the other transactions contemplated hereby and by the Ancillary Agreements and, in making its determination to proceed with the transactions contemplated hereby, Purchaser and each of its Non-Recourse Parties have relied solely on the results of such independent investigation and on the Seller Representations. Purchaser hereby acknowledges and agrees that, except as specifically set forth in the Seller Representations, none of the Seller Related Parties make or have made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Company Securityholders, the Company Equity Securities, the Company, the Merger or any other matter relating to the transactions contemplated by this Agreement, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of the business of the Company before or after the Effective Time in any manner or (c) the probable success or profitability of the business of the Company before or after the Effective Time. Section 4.9 Disclaimer of Other Representations and Warranties. The representations and warranties set forth in this Article 4, the Purchaser Closing Certificate and in any Ancillary Agreements executed and delivered by Purchaser or MergerSub (collectively, the “Purchaser Representations”) are the only representations and warranties made by Purchaser and MergerSub with respect the matters relating to the transactions contemplated by this Agreement. Except as specifically set forth in the Purchaser Representations, none of Purchaser, MergerSub, any of their Affiliates, or any of their respective equity holders, directors, managers, officers, employees, agents or representatives make or have made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to Purchaser, MergerSub or any other matter relating to the transactions contemplated by this Agreement. Without limiting the Seller Indemnitees’ rights to indemnification under Article 8, the Seller Related Parties acknowledge and agree that neither the Purchaser nor MergerSub has made any representation or warranty, express or implied, relating to the transactions contemplated by this Agreement beyond the Purchaser Representations. Each of the Seller Related Parties specifically disclaim that such party is relying upon any representations or warranties relating to the transactions, except for the Purchaser Representations, that may have been made by any Person, and acknowledges and agrees that the Purchaser and MergerSub have each specifically disclaimed and hereby specifically disclaim any such other representation or warranty (excluding the Purchaser Representations). ARTICLE 5 COVENANTS Section 5.1 Access and Investigation. From the date hereof and until earlier of the termination of this Agreement in accordance with Article 7 and the Closing and upon reasonable advance notice from Purchaser, the Company will allow Purchaser and its Representatives reasonable access to the books and records, properties, Contracts, Tax Returns and the officers and other key employees of the Company and the operations of its business, and shall furnish such Representatives with financial and operating data and other information concerning the affairs of the Company, in each case, as Purchaser or such Representatives may reasonably request for purposes of consummating the transactions contemplated by this Agreement and operating the business of the Company after the Closing; provided, however, that (a) such examinations and investigations shall not unreasonably

59 US-DOCS\157178066.13 interfere with the normal operations and activities of the Company, (b) Purchaser, its Affiliates and their respective Representatives shall not contact or otherwise communicate with the employees (other than the officers and other key employees pursuant to this Section 5.1), customers, or suppliers of the Company regarding the transactions contemplated hereby; provided, that the Company shall use commercially reasonable efforts to facilitate a reasonable number of meetings, at reasonable times and upon reasonable advance notice, between Purchaser and such employees as Purchaser may request from time to time, (c) Purchaser, its Affiliates and their respective Representatives shall have no right to perform any sampling, monitoring or testing other surface, subsurface or invasive investigation, assessment or analysis of soil, surface water, groundwater, air, building materials or other environmental media of the sort generally referred to as a Phase II environmental investigation, (d) such access or related activities would not reasonably be expected to cause a violation of any Law or Contract to which the Company is bound or jeopardize attorney/client privilege, work-product protection, or similar legal privilege applicable to the Company; provided, that the Company shall be permitted to and will use reasonable best efforts to redact any attorney-client privileged or otherwise sensitive information from any document that is otherwise required to be disclosed, and (e) the information or personnel subject to such access or related activities are not reasonably pertinent to any litigation between Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand. For avoidance of doubt, any information obtained by or provided to Purchaser, its Affiliates or their respective Representatives pursuant to this Section 5.1 shall be subject to the Confidentiality Agreement. Section 5.2 Operation of the Businesses of the Company. (a) From the date hereof and until earlier of the termination of this Agreement in accordance with Article 7 and the Closing, except (i) as otherwise set forth or expressly permitted in this Agreement or the Ancillary Agreements, (ii) as required by applicable Law or as otherwise consented to by Purchaser in writing (which consent will not be unreasonably withheld, conditioned or delayed), the Company will use commercially reasonable efforts to (A) conduct its business in the ordinary course of business, and (B) keep available the services of its employees, and preserve its relationships with its customers, vendors, creditors and others doing business with the Company in all material respects. (b) From the date hereof and until earlier of the termination of this Agreement in accordance with Article 7 and the Closing, except as (i) otherwise expressly required or permitted by this Agreement or the Ancillary Agreements, (ii) required by applicable Law, (iii) described in Section 5.2(b) of the Company Disclosure Schedule, or (iv) otherwise consented to by Purchaser in writing (which consent will not be unreasonably withheld, conditioned or delayed), the Company will not: (i) amend its Governing Documents; (ii) issue, sell or pledge any equity interests of the Company or securities convertible into or exchangeable for any such equity interests, or any options, warrants or rights to acquire any such equity interests or other convertible or exchangeable securities; (iii) effect any recapitalization, reclassification, equity interest split, combination or like change in the capitalization of the Company, or amend the terms of any outstanding equity interests in the Company, or any options, warrants or rights to acquire any such equity interests or other convertible or exchangeable securities of the Company;

60 US-DOCS\157178066.13 (iv) purchase, redeem or otherwise acquire or cancel any outstanding equity interests, options, warrants, convertible or exchangeable securities or any other securities of, or other ownership interests in, the Company, other than repurchases or redemptions of Company Stock consummated prior to the Adjustment Time and reflected on the Securityholder Payment Schedule; (v) declare, set aside or pay any non-cash dividend or other non-cash distribution in respect of its equity interests (it being understood that nothing in this Agreement (including this Section 5.2) shall prohibit or preclude, and the Company is, to the extent permitted under applicable Law, hereby expressly permitted to, distribute available cash to the Company Securityholders prior to the Closing Date in accordance with its Governing Documents); (vi) (A) enter into any employment agreement with any employees providing for annual base compensation in excess of $100,000 or that cannot be terminated by the Company at-will without advance notice and without payment of severance or early termination fee, except to the extent such severance or early termination fee is in connection with the positions set forth on Section 5.2(b)(vi) of the Company Disclosure Schedule), (B) amend, modify or terminate any employment agreement existing on the date hereof, (C) except pursuant to any Contract or Company Plan existing on the date hereof and made available to Purchaser, make or grant any bonus or any wage, salary, or compensation increase to any employee or (D) materially amend, adopt or terminate any Company Plan; (vii) adopt a plan of liquidation, dissolution, merger, consolidation or other reorganization; (viii) change its accounting methods, principles or practices in any respect, other than as may be required by GAAP or applicable Law; (ix) enter into any Contract or other agreement with any labor union; (x) make any loans or advances of money to or investments in any Person, except for advances to employees or officers of the Company for expenses incurred in the ordinary course of business; (xi) make any commitment to pay severance or increase the amount of severance to be payable to any of its directors, officers, employees or consultants; (xii) make any capital expenditures in excess of $100,000 in any one case or $250,000 in the aggregate; (xiii) incur any indebtedness for borrowed money (excluding, for avoidance of doubt, current liabilities incurred in the ordinary course of business); (xiv) make any acquisition of all or any material part of the assets, properties, capital stock or business of any other Person; (xv) make any sale, transfer, lease, pledge, creation of any Encumbrance (other than Permitted Encumbrances) upon, license, assignment or other disposal of any of its material assets (other than in the ordinary course of business); (xvi) (A) make any material Tax election or change any material Tax election, (B) settle or compromise any material Tax liability, (C) file any material amendment to a Tax Return, (D) enter into

61 US-DOCS\157178066.13 any closing agreement, settlement of any claim or assessment in respect of Taxes, or (E) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; (xvii) settle, waive, discharge, release or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) exceeding $250,000 individually or $500,000 in the aggregate; (xviii) change its cash management customs and practices in any material respect; (xix) accelerate collection of, or discount, accounts receivable or take any action or fail to take any commercially reasonable action, in each case outside the ordinary course of business, that has had, or would reasonably be expected to have, the effect of accelerating to pre-Closing periods sales to customers or others that would otherwise reasonably be expected to occur after the Closing; (xx) (A) terminate (other than expirations in accordance with the terms thereof), or materially amend or materially waive any of the Company’s rights under any Material Contract, or (B) enter into any Contract that would be a Material Contract if entered into prior to the date of this Agreement, except, in the case of the preceding clause (A), for extending such Contracts with customers on substantially similar terms, and in the case of the preceding clause (B), for entering into Contracts with new customers in the ordinary course of business; (xxi) purchase, sell, assign, transfer, license, lease, abandon or otherwise dispose of any material Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business; (xxii) terminate any insurance policy, permit any insurance policy to lapse or amend any insurance policy in a manner that is materially adverse to the Company; (xxiii) revoke, amend, suspend or waive any provisions of or related to the Voting Agreement or, except as contemplated by Section 5.4(c), take any actions, or omit to take any actions, with respect to the Voting Agreement that could result in any of the provisions of Section 3.3 thereof not being complied with, such that a Stockholder (as defined therein) would not be required to comply with Section 3.2 thereof in connection with the Merger and the transactions contemplated by this Agreement; or (xxiv) agree in writing to take any of the foregoing actions. Section 5.3 No Negotiation. Until such time, if any, that this Agreement is terminated pursuant to Article 7, the Company will not, and shall cause its Representatives, and any of its controlled Affiliates to not, directly or indirectly, (a) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser and its Affiliates) relating to a possible Acquisition Transaction (as defined herein); (b) participate in any discussions or negotiations, or enter into any agreement with, provide any non-public information to, or provide access to the properties, books or records of the Company to any Person (other than Purchaser and its Affiliates) relating to or in connection with a possible Acquisition Transaction; or (c) accept any proposal or offer from any Person (other than Purchaser and its Affiliates) relating to a possible Acquisition Transaction; provided, that the Company and its authorized Representatives may respond to unsolicited offers and inquiries relating to a possible Acquisition Transaction from any such

62 US-DOCS\157178066.13 third parties as necessary to generally inform such third parties of the restrictions in this Section 5.3. The Company shall, and shall cause each of its Representatives and any of their Affiliates to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Purchaser and its Affiliates) relating to a possible Acquisition Transaction. The Company shall promptly notify Purchaser of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or by any of its Representatives or any of its or their Affiliates from any Person (other than Purchaser and its Affiliates) after the date hereof; provided, that such notice shall be the Company’s only obligation to Purchaser with respect to a possible Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving: (i) the sale, license, disposition or acquisition of 25% or more of the assets of the Company or the exclusive license of any of the Company’s Intellectual Property, or the incurrence of any Encumbrance (other than a Permitted Encumbrance) on assets of the Company; (ii) the Company’s issuance, grant, disposition or acquisition of (A) any equity securities of the Company (including debt securities that are convertible into or exercisable for equity securities of the Company), other than the issuance of equity securities pursuant to the exercise of existing stock options or warrants, the conversion of the Company’s preferred stock to common stock or the conversion of existing convertible debt instruments, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any such equity or debt securities of the Company described in the preceding clause (A), or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for equity securities of the Company described in the preceding clause (A); or (iii) a merger, consolidation, exchange of equity or equity-linked securities, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company. Section 5.4 Consents and Filings. (a) Subject to the terms and conditions provided in this Section 5.4, Purchaser and the Company each will use its respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including to: (i) obtain all Governmental Authorizations that are required to be obtained under applicable Law in order to consummate the transactions contemplated hereby; (ii) effect all necessary registrations and filings including filings and submissions of information requested or required by any Governmental Authority; and (iii) fulfill all conditions to this Agreement. In no event will the Company or Purchaser be obligated to pay any money to any Person, or to waive any condition to Closing contained in Section 6.1 or Section 6.2 of this Agreement (as applicable) in connection with its obligations under this Section 5.4. (b) Neither Purchaser nor the Company shall (i) participate in any substantive meeting or discussion with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other party in advance, and if permitted by the applicable Governmental Authority, allows the other party to participate, or (ii) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other. (c) As promptly as practicable, and in any event within two (2) hours, after the execution of this Agreement, the Company shall deliver to Purchaser an irrevocable written consent, in the form attached hereto as Exhibit E (the “Post-Signing Consent”), to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, duly

63 US-DOCS\157178066.13 executed by (1) the Key Holders, (2) holders of a majority of the outstanding shares of Preferred Stock (each voting as a separate class on an as converted basis) and (3) holders of at least a majority of the aggregate issued and outstanding shares of Company Stock (on an as converted basis). Within five (5) Business Days after the execution of this Agreement, the Company shall prepare and deliver a notice (the “Stockholder Notice”) to any Company Stockholder that has not yet executed the Post-Signing Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company’s board of directors determined that the Merger is advisable in accordance with the DGCL and in the best interests of the Company Stockholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Post-Signing Consent, including the approval and adoption of this Agreement, the Mergers and the other transactions contemplated by this Agreement in accordance with Section 228(e) of the DGCL and the Governing Documents of the Company, (iii) include a copy of Section 262 of the DGCL, notify such Company Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL (and, if applicable, that such dissent and appraisal rights have been waived by such Company Stockholder pursuant to the Voting Agreement) and otherwise be sufficient in form and substance to start the twenty (20)-day period during which a Company Stockholder must demand appraisal as contemplated by Section 262(d)(2) of the DGCL, (iv) include a request that the Company Stockholders execute the Post-Signing Consent, and (v) include such other information as shall be required by applicable Law or as Purchaser may reasonably request. All materials submitted to the Company Stockholders in accordance with this Section 5.4(c) shall be subject to Purchaser’s advance review and reasonable approval. Notwithstanding anything herein to the contrary, in the event that the Company has not obtained the Requisite Stockholder Approval on or before March 31, 2025, the Company shall, if requested by Purchaser, exercise the drag-along rights contained in Section 3 and Section 4 of the Voting Agreement to the extent necessary to obtain the Requisite Stockholder Approval prior to the Outside Date by causing the Stockholders that have not previously signed the Post-Signing Consent to sign the Post-Signing Consent and otherwise comply with Section 3.2 thereof (it being understood that, to the extent any Company Stockholders bound by the Voting Agreement refuse to execute the Post-Signing Consent within five (5) Business Days of such request, the Company shall, solely to the extent necessary to obtain the Requisite Stockholder Approval, exercise its proxy rights and power of attorney under the Voting Agreement and execute the Post-Signing Consent on behalf of such Company Stockholders, as applicable). (d) In furtherance and not in limitation of Section 5.4(a), Purchaser and the Company have each filed, or caused their ‘ultimate parent entity’, as such term is defined in the HSR Act (herein referred to as the applicable party’s “UPE”) to file, with the appropriate Antitrust Authority the notification and other information required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement. Purchaser and the Company will each use, and will cause their Affiliates, including their UPE to use, commercially reasonable efforts in connection with responding to any inquiries or requests in connection therewith. Purchaser and the Company will each furnish, and will cause their Affiliates, including their UPE to furnish, as promptly as reasonably practicable any supplemental information and documentary material that may be requested in connection therewith and will each take, and will cause their Affiliates, including their UPE to take, all other commercially reasonable action necessary or advisable to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable. Purchaser and the Company will each furnish, and will cause their Affiliates, including their UPE to furnish, to the other party such necessary information and reasonable assistance as the other party, or their Affiliates, including their UPE, may reasonably request in connection with submissions which are necessary under the HSR Act. Purchaser and the Company will each keep, and will cause their Affiliates, including their UPE to keep,

64 US-DOCS\157178066.13 the other party, or their UPE, apprised of the status of any material communications with, and any material inquiries or material requests for additional information, from any Governmental Authority with whom a filing has been made pursuant to the HSR Act. If any objections are asserted with respect to the transactions contemplated hereby under the HSR Act or if any Proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of the HSR Act, Purchaser and the Company will each use, and will cause their Affiliates, including their UPE to use, commercially reasonable efforts to promptly resolve such objections and/or avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement. (e) Purchaser shall not, without the written consent of the Company, “pull and refile” pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act, or take any similar action (including entering into a timing agreement with any Antitrust Authority that would extend any statutory or other deadlines) without prior written approval from the Company with respect to any antitrust filing made with any Antitrust Authority pursuant to Section 5.4(d) or any other provision of this Agreement. (f) Purchaser and the Company shall each promptly furnish to the other copies of any notices or written communications received or given by Purchaser or any of its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, from or to any Governmental Authority with respect to the transactions contemplated by this Agreement, and Purchaser and the Company shall each permit counsel to the other an opportunity to review in advance, and Purchaser and the Company shall each consider in good faith the views of such counsel in connection with, any proposed written communications by Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, to any Governmental Authority concerning the transactions contemplated by this Agreement. Purchaser and the Company each agrees to provide the other and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by videoconference or telephone, between Purchaser, the Company and any of their Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Section 5.5 Confidentiality. Subject to Section 5.11 and as otherwise required by applicable Law or securities listing standards (in the reasonable opinion of counsel to the disclosing party) each party hereto (other than the Company Representative) agrees that it shall, and shall cause its Affiliates and such party’s and its Affiliates’ respective Representatives to, hold the terms of this Agreement in confidence in accordance with the terms of the Confidentiality Agreement. Except to the extent expressly permitted in the Confidentiality Agreement, at no time shall any such party hereto disclose any of the terms of this Agreement or any non-public information about a party hereto to any other Person (other than such party’s representatives in accordance with the Confidentiality Agreement) without the prior written consent of the party hereto about which such non-public information relates unless required by applicable Law or securities listing standards (in the reasonable opinion of counsel to the disclosing party). Notwithstanding anything to the contrary in the foregoing, a party hereto shall be permitted to disclose any and all terms of this Agreement (a) to its financial, tax and legal advisors on a need-to-know basis; provided that (i) the applicable recipient of such information is subject to a an obligation or duty of confidentiality that is no less restrictive than the obligations contained in this Section 5.5 in any material respect, and (ii) such party shall be liable in the event that any such Person discloses any such information that such party would be prohibited from disclosing directly), or (b) in connection with the Financing in accordance with Section 5.11. If this

65 US-DOCS\157178066.13 Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement will continue in full force and effect in accordance with its terms. The Company Representative shall not disclose any of the terms of this Agreement or any non-public information about a party hereto to any other Person; provided, that notwithstanding the foregoing or anything in this Agreement to the contrary, following Closing, the Company Representative shall be permitted to: (i) after the public announcement of the Merger, announce that it has been engaged to serve as the Company Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof; and (ii) disclose information as required by law or to advisors and representatives of the Company Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. Section 5.6 Public Announcements. Except for the joint press release to be issued by Purchaser and the Company following the execution of this Agreement, in the form previously agreed to by the parties, and to the extent required by applicable Law or securities listing standards (in the reasonable opinion of counsel to the disclosing party), neither the Company nor Purchaser shall issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other party; provided, that Purchaser and the Company may make disclosures or statements that are substantially consistent with previous press releases, public disclosures or public statements made by the parties hereto. Section 5.7 Indemnification and Insurance. (a) Purchaser acknowledges and agrees that all rights of indemnification, advancement of expenses, exculpation, and limitation of liability in favor of the D&O Indemnified Parties (as defined below) as provided in the Company’s Governing Documents and in the indemnification agreements listed on Section 5.7 of the Company Disclosure Schedule (the “Director Indemnification Agreements”), in each case, as in effect on the date hereof with respect to matters occurring prior to the Effective Time will continue in full force for a period of six (6) years following the Closing Date. For a period of six (6) years after the Closing Date, (i) Purchaser shall cause the Surviving Company to (A) continue to indemnify and hold harmless each of the present and former directors, officers and employees of the Company (the “D&O Indemnified Parties”), in their capacities as such, from and against all damages, costs and expenses (including reasonable attorney’s or other professional fees and expenses) incurred or suffered in connection with any threatened or pending Proceeding arising out of or pertaining to the status of such individual as a director, officer and employee of the Company prior to the Effective Time, pursuant to the Governing Documents and/or the Director Indemnification Agreements, if applicable (in each case, as the same exist as of the date of this Agreement); provided, however, that no such D&O Indemnified Party may settle any such claim without the prior approval of Purchaser; provided, further, that any rights to recovery thereunder shall be limited to the extent of proceeds actually received under the Tail Policy with respect to any such claim; and (B) to the extent provided in the Company’s Governing Documents or in any applicable Director Indemnification Agreement as in effect on the date hereof, advance any and all fees, costs and expenses (including the cost of investigation and preparation) of any D&O Indemnified Party pursuant thereto (subject to any limitations and conditions contained therein), and (ii) Purchaser shall not, and shall cause the Surviving Company not to, amend, repeal or otherwise modify such provisions relating to indemnification, advancement of expenses, exculpation and limitation of liability in a manner that would adversely affect in any material respect the rights of any D&O Indemnified Party thereunder.

66 US-DOCS\157178066.13 (b) The Company shall cause and, following the Effective Time, Purchaser shall cause the Surviving Company to cause, the individuals serving as directors or officers of the Company immediately prior to the Effective Time to be covered for a period of at least six (6) years from the Effective Time by the directors’ and officers’ liability and errors and omissions insurance policy (including with respect to acts or omissions occurring in connection with this Agreement and the transactions contemplated hereby) (the “Tail Policy”) on terms with respect to coverage and amounts no less favorable to such directors and officers than those of such policies that are maintained by the Company as of the date of this Agreement (including the fiduciary and employment practices liabilities coverage provided therein). For avoidance of doubt, the Tail Policy will provide coverage for such directors and officers with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors or officers in their capacity as such. (c) If the Surviving Company merges into, consolidates with or transfers all or substantially all of its assets to another Person, then in each such case Purchaser shall make and shall cause the Surviving Company to make proper provision so that the surviving or resulting Person or the transferee in such transaction shall assume the obligations of Purchaser and the Surviving Company under this Section 5.7. (d) The provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Party, together with any such individual’s heirs, executors, personal representatives and assigns. Section 5.8 Employee Matters. (a) For a period of not less than twelve (12) months after the Closing Date, Purchaser and its Subsidiaries (including the Surviving Company from and after the Closing), shall provide, or shall cause to be provided, to employees of the Company who continue to be employed by Purchaser or its Subsidiaries immediately following the Closing (each, a “Continuing Employee”): (a) a base salary or regular hourly wage, as applicable, (b) bonus and incentive opportunities (excluding equity-based incentive opportunities) and (c) retirement, health, welfare and fringe benefits (including, vacation/leave benefits) that, in the aggregate, are not materially less favorable than those provided to such Continuing Employee immediately prior to the Closing Date. (b) To the extent that service is relevant for purposes of eligibility, vesting or benefit accrual (but not benefit accrual for any pension benefit plan) under any employee benefit plan, program or arrangement established or maintained by Purchaser for the benefit of Continuing Employees, Purchaser will use commercially reasonable efforts to cause such plan, program or arrangement to credit such employees or former employees for service on or prior to the Closing with the Company (including any current or former Affiliate thereof or any predecessor). In addition, and without limiting the generality of the foregoing, Purchaser shall, or shall cause its Affiliates to, use commercially reasonable efforts to: (i) cause any pre-existing conditions or limitations, exclusions, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any employee benefit plan provided by Purchaser or any of its Subsidiaries (“Purchaser Plan”) providing medical, dental, hospital, pharmaceutical or vision benefits to be waived with respect to Continuing Employees and their spouses and eligible dependents, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her spouse and covered dependents under Company Plan providing medical, dental, hospital, pharmaceutical or vision benefits plans of the Company prior to the Closing during the plan year in which the Continuing Employee commences

67 US-DOCS\157178066.13 participation in such Purchaser Plan for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her spouse and covered dependents for such plan year under comparable Purchaser Plans, as if such amounts had been paid in accordance with such plan. (c) The Company shall terminate its participation in any PEO Benefit Plan that is a 401(k) plan prior to the Closing Date. To the extent such 401(k) plan is a PEO Benefit Plan, and to the extent required by such PEO, the Company shall spin off the assets from the PEO Benefit Plan to a standalone 401(k) plan sponsored by the Company and the Company shall subsequently terminate such standalone 401(k) plan prior to the Closing Date. As soon as administratively practicable following the Closing Date, Purchaser shall take all commercially reasonably actions necessary to permit employees who have an account balance under the Company’s standalone 401(k) plan to rollover (whether by direct or indirect rollover, as selected by such employee) his or her “eligible rollover distribution” (as defined under Section 402(c)(4) of the Code) in the form of cash, a promissory note (in the case of loans) or any combination thereof from the Company’s standalone 401(k) plan to an eligible retirement plan maintained by Purchaser or its Affiliates. (d) This Section 5.8 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing herein, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.8. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement of the Company or Purchaser, nor any of their respective Affiliates. The Parties acknowledge and agree that the terms set forth in this Section 5.8 shall not create any right in any employee of the Company or any other Person to any continued employment with Purchaser or any of its Affiliates (including the Surviving Company), or compensation or benefits of any nature or kind whatsoever. Section 5.9 R&W Policy. On or prior to the date hereof, Purchaser has conditionally bound coverage under the R&W Policy and delivered a true and correct copy of the R&W Policy to the Company and the Company Representative. At the Closing, Purchaser shall take all necessary actions to bind coverage under the R&W Policy. At the Closing, Purchaser shall cause the R&W Policy to continue to expressly provide that the insurer thereunder shall not have (and has irrevocably waived) the right to pursue any subrogation rights or contribution rights or any other claims against the Company Securityholders, the Company or any of their respective direct or indirect, past or present, stockholders, members, partners, employees, directors or officers in connection with any claim made thereunder, except in the event of Fraud, and Purchaser shall not amend or waive any such provision without the prior written consent of the Company (prior to the Closing) or the Company Representative (after the Closing). Section 5.10 Section 280G Vote. The Company shall promptly, and in any case prior to the Closing, seek approval, in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, of the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) who has executed a waiver referenced below to receive or retain any payments that could reasonably be expected to, in the absence of such approval, constitute “excess parachute payments” (as defined in Section 280G(b)(1) of the Code). Prior to seeking such approval, the Company shall solicit and use its commercially reasonable efforts to obtain waivers from the intended recipients of such payments in which case, unless approved to the extent required by and in the manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations

68 US-DOCS\157178066.13 promulgated thereunder, neither Purchaser, the Company nor any of their respective Affiliates shall make such waived payments. Within a reasonable period of time prior to seeking any waiver or approval, but in any event at least five (5) days prior to seeking such waiver or approval, the Company shall deliver to Purchaser drafts of all waivers, consents, disclosures, calculations and other documents prepared in connection with the actions described in this Section 5.10 for Purchaser’s review and comment. The Company will cause the final versions of such documents to reflect Purchaser’s reasonable comments. Prior to the Closing, the Company shall deliver to Purchaser evidence that a vote of the Company’s stockholders was solicited in all material respects in accordance with the foregoing provisions of this Section 5.10 and that either (a) the requisite number of stockholder votes was obtained with respect to the applicable “parachute payments” (the “280G Approval”) or (b) that the 280G Approval was not obtained, and, as a consequence, the applicable “parachute payments” shall not be made or provided. To the extent that, prior to the Closing, Purchaser or its Affiliates enter into or negotiate a compensation arrangement with any individual who has been identified by the Company as a “disqualified individual” under Section 280G, Purchaser shall promptly notify the Company of such arrangement so that the Company may consider it in connection with the Company Section 280G analysis. Section 5.11 Financing Covenants. (a) Purchaser agrees to use best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange equity, debt or other financing (collectively, the “Financing”) to be utilized to consummate the transactions contemplated by this Agreement. Such actions shall include the following: (i) negotiating, executing and delivering definitive documentation with respect to the Financing (the “Financing Documents”); (ii) satisfying on a timely basis (or seeking a waiver of) all conditions set forth in the Financing Documents that are within Purchaser’s or any of its Affiliates’ control; (iii) paying all commitment or other fees and amounts that become due and payable under or with respect to the Financing as they become due and payable; and (iv) drawing on the Closing Date the full amount of the Financing necessary to consummate the Merger. (b) Neither Purchaser, any of Purchaser’s Affiliates nor any of their respective personnel or other Representatives, shall provide any representations, warranties, opinions, analysis or other statements (whether written or oral) to any Person in respect of the Financing that relate to Purchaser’s, the Company’s or any of their respective Affiliate’s solvency or insolvency (whether current or projected following the Closing) without (i) previously providing a copy of all such communications to the Company and (ii) incorporating any factually accurate edits to such communications provided by the Company. (c) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company agrees to use commercially reasonable efforts to, and to cause its Representatives to, at Purchaser’s reasonable request, cooperate with Purchaser in connection with the arrangement of the Financing, including by (i) making available the Company’s officers and members of management with appropriate seniority and expertise to

69 US-DOCS\157178066.13 participate in a reasonable number of meetings, drafting sessions, presentations, road shows, rating agency meetings and due diligence sessions, in each case, upon reasonable advance notice and at reasonable dates and times (which participation may be remote via Zoom or other similar services), (ii) furnishing on a confidential basis to Purchaser, Purchaser’s Representatives and any sources or prospective sources or the Financing (the “Financing Sources”), such financial information regarding the Company and other customary and pertinent information regarding the Company as may be reasonably requested by Purchaser and the Financing Sources, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act (the information described in this clause (ii), the “Required Information”), (iii) assisting Purchaser and Purchaser’s Representatives in the preparation of customary marketing materials for any portion of the Financing as may reasonably be requested by Purchaser, Purchaser’s Representatives or the Financing Sources, (iv) (x) assisting Purchaser in the preparation of the schedules to any loan agreement, guarantees, pledge and security documents and other Financing Documents, as may be reasonably requested by Purchaser, Purchaser’s Representatives or the Financing Sources and otherwise cooperating with Purchaser, Purchaser’s Representatives and the Financing Sources in facilitating the pledging of collateral and the granting of security interests effective as of the Closing Date and (y) cooperating in satisfying the conditions precedent set forth in any Financing Documents only to the extent the satisfaction requires the cooperation, or is within the control, of the Company, (v) furnishing to Purchaser, Purchaser’s Representatives and the Financing Sources customary information under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, at least three (3) Business Days prior to the Closing Date, to the extent requested at least ten (10) Business Days prior to the Closing Date, (vi) following Purchaser’s reasonable request, using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing Date to execute resolutions or consents of the Company that do not become effective until the Closing Date with respect to entering into the Financing Documents and otherwise as necessary to authorize consummation of the Financing, and (viii) promptly after gaining actual knowledge thereof, notifying Purchaser and supplementing the written information concerning the Company furnished pursuant to this Section 5.11(c) solely to the extent that any such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to: (i) take any action in connection with the Financing that would unreasonably interfere with the ongoing operations of the Company (it being understood that none of the actions described in Section 5.11(c) shall be deemed to so interfere); (ii) provide or prepare pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information; (iii) waive or amend any terms of this Agreement or agree to pay any commitment or other fee or reimburse any expenses prior to the Closing that is not reimbursable by Purchaser; (iv) incur any liability, including any indemnification obligation, or pay any fee prior to the closing of the Financing; (v) take any action that would (x) cause any representation, warranty, covenant or agreement in this Agreement or any other Ancillary Agreement to be breached, (y) require cooperation that would violate, or result in the waiver of any benefit under, any Material Contract, this Agreement, or any applicable Law to which the Company is a party or to which the Company is subject, or (z) conflict with the Governing Documents of the Company or any Law; (vi) take any action that would require any director, officer or employee of any member of the Company to execute any document, agreement, certificate or instrument that is not contingent upon

70 US-DOCS\157178066.13 the Closing or that would otherwise become effective prior to the Closing; (vii) provide any financial (or other) information that (1) is not produced in the ordinary course of business or (2) cannot be produced or provided without unreasonable cost or expense; (viii) take any action that could reasonably be expected to subject any director, manager, officer or employee of the Company to any actual or potential personal liability, (ix) provide access to or disclose information that the Company determines in good faith would jeopardize any attorney client privilege of, or conflict with any confidentiality requirements applicable to, the Company; (x) take any action to the extent it could cause any condition to the Closing set forth in Article 6 to fail to be satisfied or otherwise cause any breach of this Agreement; or (xi) deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Financing (but the Company shall use commercially reasonable efforts to deliver the same if requested by Purchaser). (e) Purchaser shall indemnify and hold harmless, the Company and its Affiliates, and each of their respective Representatives, from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing and any information in connection therewith, except to the extent resulting from the gross negligence, fraud or willful misconduct of the Company or any of its Affiliates or its or their respective Representatives, arising from incorrect or misleading information provided by the Company or any of its Affiliates or its or their respective Representatives, or to the extent that the indemnity relates to matters with respect to which Purchaser is entitled to indemnity hereunder. (f) Purchaser shall promptly upon written request by the Company, reimburse the Company for all reasonable and reasonably documented out-of-pocket third-party costs and expenses incurred by it in connection with its cooperation with the Financing pursuant to this Section 5.11. (g) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges and agrees that the condition precedent set forth in Section 6.1(b), as applied to the Company’s obligations under this Section 5.11, shall be deemed to be satisfied unless the Company’s material breach of its obligations under this Section 5.11 is the primary and proximate cause of Purchaser’s failure to obtain the Financing, in which case (i) Purchaser shall have provided the Company with written notice of such material breach, and (ii) the Company shall have failed to use good faith efforts to cure such material breach within the earlier of (A) thirty (30) days after the Company’s receipt of such notice from Purchaser and (B) three (3) Business Days prior to the Outside Date (so long as the Company shall have had at least five (5) Business Days to cure such material breach). (h) Financing Not a Condition. Purchaser acknowledges and agrees that, without limiting the restrictions on the Company’s ability to cause Purchaser to specifically perform its obligations to consummate the Closing expressly set forth in Section 11.11(b), (i) obtaining the Financing is not a condition to Purchaser’s or MergerSub’s obligations under this Agreement, and (ii) if the Financing has not been obtained, Purchaser shall continue to be obligated, until such time as the Agreement is terminated in accordance with its terms, to comply with its obligations under this Section 5.11. Section 5.12 Further Actions. Subject to the other express provisions of this Agreement, upon the request of any party to this Agreement, the other parties will execute and deliver such other documents, instruments and agreements as the requesting party may reasonably require for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

71 US-DOCS\157178066.13 ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE Section 6.1 Conditions to the Obligation of Purchaser and MergerSub. The obligation of Purchaser and MergerSub to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Purchaser to the extent permitted by applicable Law), on or before the Closing Date, of each of the following express conditions: (a) Accuracy of Representations and Warranties. (i) Each of the representations and warranties of the Company in this Agreement (excluding the Company Fundamental Representations) shall be true and correct in all respects on and as of the date hereof and as of the Closing with the same effect as though made at and as of such date (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty must have been true and correct in all respects as of such date), except where the failure of such representations and warranties to be so true and correct (without regard for any “material,” “Material Adverse Effect” or similar qualification) would not reasonably be expected to constitute a Material Adverse Effect; (ii) each of the Company Fundamental Representations (other than the representations and warranties contained in Section 3.14) shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except to the extent any such Company Fundamental Representation speaks as of a specific date, in which case such Company Fundamental Representation must have been true and correct in all respects (except for de minimis inaccuracies) as of such date); and (iii) each of the representations and warranties of the Company contained in Section 3.14 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date) (solely with respect to this clause (iii)), without regard for any “material”, “Material Adverse Effect” or similar qualification; (b) Performance of Covenants. Each of the covenants and obligations that the Company is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with by the applicable Person in all material respects (subject to Section 5.11(f)); (c) HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise terminated; (d) No Action. (i) No Governmental Authority shall have enacted, issued, or promulgated any Law or Judgment that is in effect that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and (ii) no Proceeding brought by any Governmental Authority shall be pending that seeks to prohibit, temporarily or permanently restrain, enjoin or make illegal the consummation of the transactions contemplated by this Agreement; (e) Post-Signing Consent. The Post-Signing Consent, (i) duly executed by the Company Stockholders set forth in Section 5.4(c), shall have been timely delivered in accordance with Section 5.4(c) and (ii) duly executed (whether personally or by proxy) by Company Stockholders holding at least 92.5% of the issued and outstanding Company Stock (determined on as converted to Common Stock basis) (the “Requisite Stockholder Approval”);

72 US-DOCS\157178066.13 (f) Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect; and (g) Closing Deliveries. The Company must have delivered or caused to be delivered each document or other deliverable that Section 2.12(a) requires it to deliver or cause to be delivered. Section 6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law), on or before the Closing Date, of each of the following express conditions: (a) Accuracy of Representations and Warranties. (i) Each of the representations and warranties of Purchaser and MergerSub in this Agreement (other than Purchaser Fundamental Representations) shall be true and correct in all material respects on and as of the date hereof and as of the Closing with the same effect as though made at and as of such date (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date), without regard to any “material,” “material adverse effect” or similar qualification; and (ii) each of the Purchaser Fundamental Representations shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date hereof and on and as of the Closing with the same effect as though made at and as of such date (except to the extent any such Purchaser Fundamental Representation speaks as of a specific date, in which case such Purchaser Fundamental Representation must have been true and correct in all respects (except for de minimis inaccuracies) as of such date); (b) Performance of Covenants. Each of the covenants and obligations that Purchaser and/or MergerSub is required to perform or comply with under this Agreement or any Ancillary Agreement on or before the Closing Date must have been duly performed and complied with in all material respects; (c) HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise terminated; (d) No Action. (i) No Governmental Authority shall have enacted, issued, or promulgated any Law or Judgment that is in effect that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and (ii) no Proceeding brought by any Governmental Authority shall be pending that seeks to prohibit, temporarily or permanently restrain, enjoin or make illegal the consummation of the transactions contemplated by this Agreement; and (e) Closing Deliveries. Purchaser must have delivered or caused to be delivered each document or other deliverable that Section 2.12(b) requires it to deliver or cause to be delivered. ARTICLE 7 TERMINATION Section 7.1 Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated: (a) by mutual consent of Purchaser and the Company;

73 US-DOCS\157178066.13 (b) by Purchaser (so long as Purchaser is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement), if there has been a breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, which would result in the failure of a condition set forth in Section 6.1(a) or Section 6.1(b), and which breach is not curable or, if curable, has not been cured prior to the earlier of (i) thirty (30) days after written notice of the breach has been delivered to the Company from Purchaser; provided that no such cure period shall be available or applicable to any material breach by the Company of its obligations under Section 5.3; or (ii) three (3) Business Days prior to the Outside Date; (c) by the Company (so long as the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement), if there has been a breach of any of Purchaser’s and/or MergerSub’s representations, warranties, covenants or agreements contained in this Agreement, which would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and which breach is not curable or, if curable, has not been cured prior to the earlier of (i) thirty (30) days after written notice of the breach has been delivered to Purchaser from the Company or (ii) three (3) Business Days prior to the Outside Date; (d) by either the Company or Purchaser if any Governmental Authority has issued a nonappealable final Judgment having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to fulfill any covenant or agreement under this Agreement has been the proximate cause of or resulted in the action or event described in this Section 7.1(d) occurring; (e) by either the Company or Purchaser if the Closing has not occurred on or before June 30, 2025 (as may be extended pursuant to Section 11.11, the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to either party if such party is in breach of any covenant, agreement, representation or warranty contained in this Agreement, which breach is the proximate cause of the failure of the Closing to occur on or prior to the Outside Date; or (f) by the Company if (i) the Closing shall not have occurred by the Inside Date, (ii) all of the conditions set forth in Section 6.1 have been satisfied (or waived by Purchaser), other than those conditions that, by their nature, are to be satisfied at the Closing but which conditions are then capable of being satisfied, (iii) the Company has irrevocably confirmed at least five (5) Business Days prior to the date of such termination by written notice to Purchaser that (A) all conditions set forth in Section 6.2 have been satisfied or (other than those that, by their nature, are to be satisfied at the Closing but which conditions are then capable of being satisfied), or that it would be willing to waive any unsatisfied conditions in Section 6.2 and (B) the Company is prepared to consummate the Merger if Purchaser and Merger Sub perform their respective obligations hereunder, and (iv) Purchaser fails to consummate the Closing within five (5) Business Days following the delivery of such notice. Section 7.2 Effect of Termination. (a) If this Agreement is terminated pursuant to Section 7.1, this Agreement and all rights and obligations of the parties under this Agreement shall automatically end without Liability against any party or its Affiliates, except that (i) Section 5.5 (Confidentiality), Section 5.6 (Public Announcements), Section 5.11(e), Section 5.11(f), Article 11 (General Provisions), this Section 7.2 and the Confidentiality Agreement will remain in full force and survive any termination of this

74 US-DOCS\157178066.13 Agreement and (ii) subject to Section 7.2(b), the termination of this Agreement shall not relieve any party from Liability for any intentional and material breach of a term of this Agreement occurring prior to such termination or any party for Liability for Fraud. (b) In the event that this Agreement is validly terminated by (i) the Company pursuant to Section 7.1(c) or Section 7.1(f), or (ii) the Company or Purchaser pursuant to Section 7.1(e) at such time when the Company was entitled to terminate this Agreement pursuant to Section 7.1(f) (any such termination, a “RTF Termination”), then Purchaser shall pay to the Company, by wire transfer of same- day funds to an account designated in writing by the Company within ten (10) Business Days after such valid termination of this Agreement, an amount equal to $12,000,000 (such amount, the “Termination Fee”). The parties acknowledge and agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be uncertain and incapable of accurate determination. Notwithstanding anything to the contrary set forth in this Agreement, in the event this Agreement is validly terminated pursuant to a RTF Termination, the Company’s right to receive payment of the Termination Fee and any additional amounts that may be payable to the Company pursuant to Section 5.11(e), Section 5.11(f) or Section 7.2(c) (“Additional Amounts”) shall constitute the sole and exclusive remedy (whether at law or in equity, whether in contract or in tort or otherwise) of the Company against Purchaser, Purchaser’s Affiliates or its or their respective Representatives for any Loss, Liability or damage suffered as a result of, relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby, including the failure of the transactions contemplated by this Agreement to be consummated, and upon payment of the Termination Fee and any Additional Amounts in full, neither Purchaser, Purchaser’s Affiliates nor their respective Representatives shall have any further Liability relating to or arising out of this Agreement, any Ancillary Agreement or any other documents and instruments executed by Purchaser, Purchaser’s Affiliates or their respective Representatives pursuant hereto or thereto or the transactions contemplated hereby or thereby (or the abandonment or termination thereof); provided, that nothing in this Section 7.2(b) shall limit the right of the Company, (A) to bring any Proceeding arising out of or in connection with a breach of the Confidentiality Agreement or for Fraud, or (B) to bring or maintain any Proceeding for specific performance to the extent provided pursuant to Section 11.11 (it being understood that under no circumstance will the Company be entitled to receive both a grant of specific performance to compel Purchaser to consummate the Closing and the payment of the Termination Fee). Each party covenants and agrees that it will not take any position that is inconsistent with the immediately preceding two sentences. The parties acknowledge that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything to the contrary in this Agreement, upon timely payment of the Termination Fee and any Additional Amounts, Purchaser and its Affiliates and Representatives shall not have any further Liability or obligation to the Company or any of its Affiliates or Representatives or any Company Securityholder relating to or arising out of this Agreement (other than for breach by Purchaser or its applicable Affiliate of the Confidentiality Agreement or for Fraud). In no event shall Purchaser be required to pay the Termination Fee on more than one occasion or any amounts in excess of the Termination Fee and the Additional Amounts in connection with any termination of this Agreement (including any RTF Termination).

75 US-DOCS\157178066.13 (c) Notwithstanding anything to the contrary contained herein, if Purchaser fails to pay the Termination Fee or any Additional Amounts pursuant to Section 7.2(b) on or prior to the date such payment is due hereunder (as applicable), and, in order to obtain such payment, the Company commences a Proceeding that results in a final, nonappealable Judgment against Purchaser for the payment of the Termination Fee or such Additional Amounts, Purchaser shall pay, or cause to be paid, to the Company (or the Company’s designee), interest on such amount at an annual rate equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date such payment was originally due hereunder which shall accrue from such date through the date such payment is actually delivered to the Company (or the Company’s designee), and the reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Company in connection with any such Proceeding. (d) Notwithstanding anything to the contrary contained herein, but without limiting the Company’s ability to cause Purchaser to specifically perform its obligations to consummate the Closing as set forth in Section 11.11, the maximum monetary liability of Purchaser for Losses, Liabilities or damages for any claim based on any breach of this Agreement (other than for Fraud and, for avoidance of doubt, Liabilities arising from Purchaser’s compliance with any Order for specific performance that is finally determined in favor of the Company in accordance with Section 11.11) whether at law or in equity, whether in contract or in tort or otherwise or that relates to this Agreement or the transactions contemplated hereby shall be (i) $12,000,000 plus (ii) any Additional Amounts. ARTICLE 8 INDEMNIFICATION Section 8.1 Survival. (a) Subject to Section 8.1(b), the Company Fundamental Representations and the Purchaser Fundamental Representations contained in this Agreement shall each survive the Closing and continue in full force and effect until 11:59 p.m., Central time on the sixth (6th) anniversary of the Closing Date; provided, that the Company Fundamental Representations contained in Section 3.14 shall survive for the applicable statute of limitations plus sixty (60) days. Subject to Section 8.1(b), all representations and warranties contained in this Agreement and any certificate delivered in connection herewith that are not Company Fundamental Representations or Purchaser Fundamental Representations shall survive the Closing and continue in full force and effect until 11:59 p.m., Central time, on the first (1st) anniversary of the Closing Date. Each covenant hereunder that is required by its terms to be performed at or prior to the Closing shall terminate as of the Closing. Each covenant hereunder that is required by its terms to be performed following the Closing shall survive until such covenant is fully performed in accordance with its terms. The parties agree and acknowledge that the survival periods set forth herein, to the extent expressly longer than the three (3) year survival period permitted by Title 10, Section 8106(a) of the Delaware Code, are expressly intended to survive for such longer periods as permitted by Title 10, Section 8106(c) of the Delaware Code. (b) Notwithstanding the foregoing, any representation, warranty or covenant in respect of which indemnity may be sought under this Article 8, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Article 8 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given in writing to the party against whom such indemnity may be sought prior to the applicable survival termination date in accordance with Section 8.5 (regardless of when the Losses in respect thereof may actually be incurred) so long as a breach giving rise to any

76 US-DOCS\157178066.13 such Losses has occurred on or prior to the applicable survival termination date, and any such representation, warranty or covenant shall survive and continue in full force and effect until the claim or potential claim for indemnity with respect to such inaccuracy or breach or potential inaccuracy or breach is finally resolved. Notwithstanding anything in this Agreement to the contrary, in the event of any breach of a representation or warranty by a party hereto that constitutes Fraud, the representation or warranty shall survive the Closing and continue in full force and effect indefinitely. (c) Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit any claim or recovery available to any Purchaser Indemnitee under the R&W Policy or other insurance policy applicable to any Purchaser Indemnitee or the transactions contemplated by this Agreement. Section 8.2 Indemnification by the Company Securityholders. From and after the Closing, each of the Company Securityholders, who will be represented by the Company Representative (such Company Securityholders, collectively, the “Seller Indemnifying Parties”), shall, severally and not jointly and on a pro rata basis in accordance with their respective Pro Rata Percentages, indemnify, defend and hold harmless Purchaser, its Affiliates (including the Surviving Company from and after the Closing) and each of their respective direct and indirect equityholders, controlling persons, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners, trustees, beneficiaries, heirs, successors and assigns (or any former, current or future equityholder, controlling person, director, officer, employee, agent, Representative, Affiliate, member, manager, general or limited partner, trustee, beneficiary, heir, successor or assign of any of the foregoing) (each, a “Purchaser Indemnitee” and, collectively, the “Purchaser Indemnitees”) against and from any and all Losses which any Purchaser Indemnitee may incur, suffer or become subjected to, that arise out of, relate to, are in connection with or result from: (a) any inaccuracy in or the breach of any representation or warranty of the Company contained in this Agreement (as modified by the Company Disclosure Schedules) or the Company Closing Certificate; (b) any breach of any covenant or agreement made by the Company in this Agreement; and (c) the matters described on Section 8.2(c) of the Company Disclosure Schedule. Section 8.3 Indemnification by Purchaser. From and after the Closing, Purchaser shall, on its own behalf and on behalf of its successors and assigns (collectively, the “Purchaser Indemnifying Parties”), indemnify, defend and hold harmless the Company Securityholders, their Affiliates and each of their respective direct and indirect equityholders, controlling persons, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners, trustees, beneficiaries, heirs, successors or assignees (or any former, current or future equityholder, controlling person, director, officer, employee, agent, Representative, Affiliate, member, manager, general or limited partner, trustee, beneficiary, heir, successor or assign of any of the foregoing) (each, a “Seller Indemnitee” and, collectively, the “Seller Indemnitees”) against and from any and all Losses which any Seller Indemnitee may incur, suffer or become subjected to, that arise out of, relate to, are in connection with or result from: (a) any inaccuracy in or the breach of any representation or warranty of Purchaser or Merger Sub contained in this Agreement the Purchaser Closing Certificate; and

77 US-DOCS\157178066.13 (b) any breach of any covenant or agreement made by (i) Purchaser or Merger Sub of any covenant or agreement of Purchaser or Merger Sub contained in this Agreement, or (ii) the Surviving Company of any covenant or agreement of the Company or the Surviving Company that, by its terms, provides for performance following the Closing. Section 8.4 Scope of Liability. (a) The Seller Indemnifying Parties shall not be required to indemnify the Purchaser Indemnitees under Section 8.2(a), unless and until the aggregate amount of all Losses for which indemnification is sought by the Purchaser Indemnitees thereunder first exceeds $1,000,000 (the “Deductible”), in which event the Seller Indemnifying Parties shall indemnify the Purchaser Indemnitees for all such Losses in excess of the Deductible (but subject to Section 8.4(b)). The Seller Indemnifying Parties shall not be required to indemnify the Purchaser Indemnitees with respect to Losses (i) arising from Claims arising from or based upon any breach or inaccuracy of any representation or warranty that is not a Company Fundamental Representation in excess of the Indemnity Escrow Amount or (ii) arising from Claims arising from or based upon the matters described on Section 8.2(c) of the Company Disclosure Schedule in excess of the Specific Indemnity Amount; provided, that notwithstanding the foregoing or anything to the contrary in this Agreement, (x) the Deductible shall not apply with respect to Losses arising from Claims arising from or based upon Fraud and (y) the Deductible shall not apply with respect to Losses arising from Claims arising from or based upon any breach or inaccuracy of any of the Company Fundamental Representations. (b) In the event of any Claim by any Purchaser Indemnitee against any Seller Indemnifying Party for Losses under Section 8.2(a) (and where applicable, in excess of the Deductible), such Purchaser Indemnitee may, at such Purchaser Indemnitee’s sole discretion, seek payment from the Indemnity Escrow Amount to the extent of the total amount of the Indemnity Escrow Amount then available and not subject to any prior Claim by the Purchaser Indemnitees has been reduced to zero or the Indemnity Escrow Amount has been otherwise released in accordance with the terms of this Agreement and the Escrow Agreement, and from the R&W Policy concurrently to the extent such Losses could reasonably be expected to be recoverable under the R&W Policy. Notwithstanding anything to the contrary contained herein, with respect to any indemnifiable Losses arising under Section 8.2(a), Purchaser shall, and shall cause the other Purchaser Indemnitees to, (i) submit all bona fide claims for such Losses (including, for avoidance of doubt, Losses arising out of any breach of Company Fundamental Representations) to the insurer under the R&W Insurance Policy to be satisfied and eroded (notwithstanding the fact that any such claim may not be in excess of the retention contained in the R&W Insurance Policy), and (ii) use commercially reasonable efforts to secure recovery under the R&W Policy in accordance with its terms and conditions to the extent such Losses are reasonably expected to be recoverable thereunder (taking into account any exclusions and other limitations contained therein); provided, that in no event shall Purchaser be required to initiate any litigation, arbitration or other legal proceeding against the issuer of the R&W Policy for any such Losses or be prevented from seeking to recover simultaneously from the Seller Indemnifying Parties and under the R&W Policy for any such Losses. Other than (A) in the case of Fraud or (B) with respect to breaches of any Company Fundamental Representation, the Seller Indemnifying Parties shall have no obligation to indemnify the Purchaser Indemnitees from and against any Losses pursuant to Section 8.2(a) after the exhaustion and/or release of the Indemnity Escrow Amount or pursuant to Section 8.2(c) after the exhaustion and/or release of the Specific Indemnity Escrow Amount, and the payments made from the Indemnity Escrow Amount or the Specific Indemnity Escrow Amount, as applicable, to the Purchaser Indemnitees pursuant to this Article 8 shall constitute full satisfaction of any obligation of the Seller

78 US-DOCS\157178066.13 Indemnifying Parties to make such payments to the Purchaser Indemnitees for Losses pursuant to Section 8.2(a) or Section 8.2(c) (as the case may be). (c) Notwithstanding anything to the contrary in this Agreement, the Deductible shall not apply in respect of Claims for indemnification under Section 8.2(b). In the event of any Claim by a Purchaser Indemnitee against any Seller Indemnifying Party in respect of Claims for indemnification under Section 8.2(b), the Purchaser Indemnitee may seek payment from the Indemnity Escrow Amount, from the R&W Policy and/or from the Seller Indemnifying Parties, in the Purchaser Indemnitee’s sole discretion. (d) If, following the Closing, any Claim is made by any Purchaser Indemnitee, or an amount otherwise becomes due from any Seller Indemnifying Party pursuant to Section 8.2 in respect of any Losses (a “Loss Payment”), the Seller Indemnifying Parties shall have no rights or claims of contribution, indemnification or subrogation against the Surviving Company or any direct or indirect partner, member, shareholder, director, manager, officer or employee thereof (in their capacity as such) in respect of any such Loss Payment and shall not take any action to bring a claim for contribution, indemnification or subrogation in respect of such Loss Payment against the Surviving Company or any such Person with respect thereto. (e) No Indemnified Party shall be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Indemnified Party has already recovered the same Losses with respect to such matter pursuant to any other provision of this Agreement. (f) Notwithstanding anything else contained in this Agreement, “Losses” shall specifically exclude, and the Indemnified Parties shall not be entitled to indemnification for, any punitive damages or exemplary damages, except to the extent paid to any third party pursuant to a Third Party Claim. (g) Notwithstanding anything to the contrary in this Agreement, other than in the event of Fraud, the maximum amount that any Purchaser Indemnitee may recover from any Seller Indemnifying Party shall be the portion of the Merger Consideration actually received by such Seller Indemnifying Party. (h) Upon and after becoming aware of any event which is reasonably likely to give rise to Losses subject to indemnification under this Article 8, the applicable Indemnified Parties shall use, and, following the Closing, Purchaser shall, to the extent required under applicable Law, cause the Surviving Company and its Subsidiaries to use, commercially reasonable efforts to mitigate their respective Losses arising from such events. (i) Notwithstanding anything to the contrary, the Company Securityholders shall not be required to indemnify any Purchaser Indemnitee with respect to the existence, availability, amount, usability or limitations (or lack thereof) of or on any net operating loss, net operating loss carryforward, capital loss carryforward, Tax basis amount, or other Tax attributes (whether U.S. federal, state, local or foreign) of the Company (other than for any Taxes of the Company for a Pre-Closing Tax Period in connection with a breach of any of the representations or warranties contained in Section 3.14). Section 8.5 Notices. Any Purchaser Indemnitee or Seller Indemnitee claiming it may be entitled to indemnification under this Article 8 (the “Indemnified Party”) shall promptly give written notice (an “Indemnification Notice”) to the party against whom such indemnification is or could be

79 US-DOCS\157178066.13 sought (the “Indemnifying Party”) of such claim or potential claim for indemnification (a “Claim”) within thirty (30) days after learning of such Claim. Such Indemnification Notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, the estimated amount of Losses, if reasonably practicable, and the basis for indemnification hereunder; provided, that failure to give a prompt Indemnification Notice hereunder shall not affect the applicable Indemnifying Party’s obligations hereunder, except to the extent such Indemnifying Party actually suffers material prejudice by such failure. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of an Indemnification Notice that the Indemnifying Party disputes its liability to the Indemnified Party with respect to the Claims identified in such Indemnification Notice, such Claims shall be conclusively deemed an obligation of the Indemnifying Party hereunder. Section 8.6 Defense of Actions. If within thirty (30) days after receiving an Indemnification Notice from the Indemnified Party of any Claim based on any Proceeding, demand or assessment by any third party (a “Third Party Claim”) the Indemnifying Party gives written notice to the Indemnified Party that the Indemnifying Party disputes and intends to defend against such Third Party Claim at the Indemnifying Party’s own cost and expense, then the Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s cost and expense, to assume the defense of such Third Party Claim and to conduct such defense and to settle or otherwise dispose of the same, subject to the terms and provisions of this Section 8.6, and the Indemnified Party will reasonably cooperate in such defense; provided, that the Indemnifying Party shall not be entitled to assume control of such defense or to settle such Third Party Claim (unless otherwise agreed to in writing by the Indemnified Party) if (a) the Indemnifying Party fails to provide written confirmation to the Indemnified Party, within thirty (30) days after receiving written notice of the Third Party Claim from the Indemnified Party, of the Indemnifying Party’s election to assume control of the defense of such Third Party Claim; (b) the Third Party Claim relates to or arises in connection with any criminal or quasi criminal Proceeding; (c) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or involves a Material Customer or Material Supplier; (d) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; (e) the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third Party Claim as reasonably determined by the applicable Indemnifying Party; (f) the Third Party Claim is with respect to Taxes; or (g) the Indemnified Party reasonably believes that the Losses relating to the Third Party Claim would exceed the maximum amount that such Indemnified Party would then be entitled to recover under the applicable provisions of this Article 8 (collectively, the “Defense Conditions”); provided, further, however, that if the Indemnifying Party fails to give the Indemnified Party written notice that it will assume the defense of such Third Party Claim within thirty (30) days after receiving written notice thereof from the Indemnified Party, the Indemnified Party may assume its own defense of such Third Party Claim, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith to the extent such costs and expenses constitute indemnifiable Losses under this Article 8; provided, further, however, the Indemnified Party shall not have the right to compromise or settle such Third Party Claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall keep the Indemnified Party informed, on a reasonably current basis, of the status of any Third Party Claim for which it has assumed the defense and shall furnish the Indemnified Party with such documents and information filed or delivered in connection with such claim, liability or expense as the Indemnified Party may reasonably request. If the Indemnifying Party assumes control of the defense of any Third Party Claim, such Indemnifying Party may elect to consent to the entry of Judgment with respect to, settle or otherwise compromise such Third Party Claim only

80 US-DOCS\157178066.13 if the entry of such Judgment, settlement or compromise of such Third Party Claim (i) does not involve any injunctive relief or finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, (ii) involves only the payment of money damages which the applicable Indemnifying Party shall pay in full concurrently with such settlement or judgment, and (iii) provides for the full, complete and unconditional release of the applicable Indemnified Party from all Liabilities relating to such Third-Party Claim and does not otherwise impose injunctive, extraordinary or other forms of equitable relief on the Indemnified Party or any of its Affiliates. Notwithstanding anything herein to the contrary, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel and after written notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Third Party Claim; provided, however, that the reasonable and documented out-of-pocket fees and expenses of one (1) such separate counsel for the Indemnified Party shall be borne by the Indemnifying Party if (i) the Indemnifying Party has failed to assume the defense within the period provided herein or the Defense Conditions cease to be satisfied for any reason, (ii) there exists a conflict between the interests of the Indemnifying Party and the Indemnified Party or (iii) a defense exists for the Indemnified Party which is not available to the Indemnifying Party. Section 8.7 Calculation of Losses. (a) The amount of any Losses for which indemnification is provided under Section 8.2 or Section 9.6 shall be net of (i) any amounts actually received by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any non-Affiliate third party and (ii) any insurance proceeds actually received in connection with the matter giving rise to such Losses, in each case with respect to the forgoing clauses (i) and (ii), less any (A) reasonable and documented out-of- pocket costs and expenses, and (B) deductibles, premiums, and a reasonable estimate of the net present value of any future premium increases incurred in connection therewith (the preceding clauses (i) through (ii), collectively, “Net Recoveries”). Nothing in this Section 8.7 shall be deemed to (x) require an Indemnified Party to proceed or seek action or recovery from any third party as a requirement hereunder or as a condition to seeking or recovering indemnification from any Indemnifying Party hereunder, or (y) be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Losses hereunder or as a requirement to obtain or maintain any insurance or to make any claim for insurance as a condition to any indemnification hereunder, and no Seller Indemnifying Party shall have any right to subrogation under any insurance or third party indemnification agreement and each Seller Indemnifying Party, for itself and on behalf of all Seller Indemnifying Parties, hereby waives such rights, if any. If any Purchaser Indemnitee receives any Net Recoveries with respect to any Losses after a Seller Indemnifying Party has made a payment to a Purchaser Indemnitee with respect to such Losses, the Purchaser Indemnitee shall reimburse the Seller Indemnifying Party in an amount equal to such Net Recoveries, up to the amount of the Seller Indemnifying Party’s applicable payment. (b) Each of the representations and warranties that contains any “Material Adverse Effect,” “material,” “materially” or similar qualifications shall be read as though such qualifications were not contained therein for the purposes of determining whether a breach has occurred and the amount of Losses to which such Indemnified Party may be entitled under this Article 8; provided, however, that the disregarding of such qualifications and exceptions shall not apply to Section 3.7(b) (Absence of Certain Changes and Events) or in a definitional manner (e.g., Material Customer or Material Supplier).

81 US-DOCS\157178066.13 Section 8.8 Effect of Investigation. An Indemnified Party’s right to indemnification, reimbursement or other remedies based upon the representations, warranties, covenants and agreements of the Company or an Indemnifying Party, as applicable, shall not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing Date) by an Indemnified Party or its officers, directors, managers, employees, equityholders, agents or Representatives with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement or the waiver by the Indemnified Party of any condition based on the accuracy of any such representation or warranty or compliance with any such covenant or agreement. Section 8.9 Release of Escrow Amounts. (a) Subject to the terms of the Escrow Agreement, within two (2) Business Days following the first (1st) anniversary of the Closing Date, Purchaser and the Company Representative shall execute and deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to distribute to the Paying Agent (for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures) the remaining balance of the Indemnity Escrow Account at such time, less the amounts, if any, attributable to any bona fide pending but unresolved claims brought by the Purchaser Indemnified Parties under this Article 8 (other than pursuant to Section 8.2(c)), with any amounts attributable to such unresolved claims to be distributed to the proper party once any Losses are agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 8. (b) Subject to the terms of the Escrow Agreement and the provisions of Section 8.9(b)(ii) of the Company Disclosure Schedule, within two (2) Business Days following the earlier of (i) the first (1st) anniversary of the Closing Date, and (ii) the occurrence of any of the events set forth on Section 8.9(b)(ii) of the Company Disclosure Schedule, Purchaser and the Company Representative shall execute and deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to distribute to the Paying Agent (for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures) the remaining balance of the Specific Indemnity Escrow Account at such time. Section 8.10 Exclusivity of Remedies. Absent Fraud, the sole recourse of the Purchaser Indemnitees in connection with any and all Losses incurred by the Purchaser Indemnitees as a result of any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered pursuant to this Agreement shall be pursuant to this Article 8. For the avoidance of doubt, nothing in this Agreement shall limit (a) any Person’s right to specifically enforce, or seek other forms of equitable relief, in accordance with the terms thereof, this Agreement and the Ancillary Agreements in accordance with their respective terms, (b) any Person’s rights under Section 2.14 or Section 9.10 or (c) the Purchaser Indemnitees’ rights under the R&W Policy. Notwithstanding anything else contained in this Agreement, nothing in this Agreement shall limit in any manner whatsoever any Person’s rights to pursue any and all available rights and/or remedies under any applicable Law against any Person with respect to Fraud.

82 US-DOCS\157178066.13 ARTICLE 9 TAX MATTERS Section 9.1 Proration of Straddle Period Taxes. For purposes of determining the portion of any Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date shall be: (a) in the case of Taxes that are not ad valorem or property Taxes, deemed equal to the amount that would be payable if the relevant Straddle Period ended on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and (b) in the case of ad valorem or property Taxes, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period. Section 9.2 Cooperation. Purchaser, the Company and the Company Representative shall cooperate fully as and to the extent reasonably requested by any other party in connection with the preparation and filing of Tax Returns and any Tax Proceeding for a Pre-Closing Tax Period or Straddle Period. Such cooperation shall include the retention and (upon any other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, that Purchaser may redact portions of a Tax Return to the extent that such portions do not relate to the Company. Each of Purchaser and the Company Representative shall (a) retain any books and records in its possession with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority and (b) give one another reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, allow the other to take possession of such books and records. Section 9.3 Pre-Closing Tax Returns. Purchaser shall prepare or cause to be prepared all Tax Returns of the Company required to be filed after the Closing Date for all Pre-Closing Tax Periods (other than Straddle Periods, which shall be governed by Section 9.4). Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. In the case of income Tax Returns, no later than thirty (30) days prior to the due date for filing such Tax Returns, Purchaser shall deliver or cause to be delivered a draft of such Tax Returns, together with all supporting documentation and workpapers, to the Company Representative for its review and reasonable comment. Purchaser shall incorporate any reasonable comments to such Tax Returns received from the Company Representative at least five (5) Business Days prior to the due date (including extensions) for filing such Tax Return. If Purchaser agrees in writing with the Company Representative’s comments, Purchaser will cause such Tax Return (as revised to incorporate the Company Representative’s reasonable comments) to be timely filed and will provide a copy thereof to the Company Representative. If Purchaser does not agree in writing with the Company

83 US-DOCS\157178066.13 Representative’s comments, the parties will cooperate to resolve any disagreement prior to the due date for filing the Tax Return. If the parties have not resolved any disagreement prior to the due date, then (a) Purchaser will cause such Tax Return (as drafted by Purchaser) to be timely filed and will provide a copy thereof to the Company Representative, (b) the parties shall resolve any disagreement through the procedures provided in Section 2.14(c) and (c) upon resolution of any disagreement, the parties shall amend any Tax Return if necessary, and Purchaser shall file such amended Tax Return. Section 9.4 Straddle Period Returns. Purchaser shall prepare or cause to be prepared all Tax Returns of the Company for all Straddle Periods. Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. In the case of income Tax Returns, no later than thirty (30) days prior to the due date for filing such Tax Returns, Purchaser shall deliver a draft of such Tax Returns, together with all supporting documentation and workpapers, to the Company Representative for its review and reasonable comment with respect to any Tax matters relating to the pre-Closing portion of a Straddle Period. Purchaser shall incorporate any reasonable comments to such Tax Returns received from the Company Representative at least five (5) Business Days prior to the due date (including extensions) for filing such Tax Return. If Purchaser agrees in writing with the Company Representative’s comments, Purchaser will cause such Tax Return (as revised to incorporate the Company Representative’s reasonable comments) to be timely filed and will provide a copy thereof to the Company Representative. If Purchaser does not agree in writing with the Company Representative’s comments, the parties will cooperate to resolve any disagreement prior to the due date for filing the Tax Return. If the parties have not resolved any disagreement prior to the due date, then (a) Purchaser will cause such Tax Return (as drafted by Purchaser) to be timely filed and will provide a copy thereof to the Company Representative, (b) the parties shall resolve any disagreement through the procedures provided in Section 2.14(c) and (c) upon resolution of any disagreement, the parties shall amend any Tax Return if necessary, and Purchaser shall file such amended Tax Return. Section 9.5 Transaction Deductions. Any Transaction Tax Deductions shall be deducted in the Pre-Closing Tax Period or, with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date, to the extent that such Tax deductions are determined to be deductible under applicable Law in a Pre-Closing Tax Period on a “more likely than not” basis. Section 9.6 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, conveyance, value added, recording, filing and other such non-income Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be payable by Purchaser and one-half of such amount will be treated as a Transaction Expense. The Person(s) required to do so by applicable Law will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, fees and charges and, if required by applicable Law, Parent, the Company and/or the Company Securityholders (as applicable) will join in the execution of any such Tax Returns and other documentation. Each of Parent, the Company and the Company Securityholders agree to cooperate with the other parties in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in its possession that reasonably necessary to complete such returns. Section 9.7 Tax Contests. If any Governmental Authority conducts any audit or investigation relating to the Company, Purchaser will have the sole right to represent the Company and control any such audit or investigation and provide any response required in connection therewith; provided, that the Company Representative may participate, at its sole cost and expense, in such

84 US-DOCS\157178066.13 proceedings to the extent that such proceedings relate to a Tax for which the Company Securityholders may be responsible and Purchaser shall not settle or compromise such proceedings without the prior written consent of the Company Representative (which consent shall not be unreasonably withheld, conditioned or delayed). Section 9.8 Tax Sharing Agreements. All sharing, Tax allocation, Tax indemnity agreements or similar agreements or arrangements (whether or not written) between the Company, on the one hand, and any Company Stockholder, on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder. Section 9.9 Post-Closing Tax Matters. Notwithstanding anything to the contrary, the determination of the amount of Taxes included in Pre-Closing Income Taxes, Closing Net Working Capital or any other Taxes for which the Company Securityholders may be responsible for under this Agreement shall not take into account (i) any actions by Purchaser or its Affiliates (including, after the Closing, the Company) taken outside the ordinary course of business following the Closing, (ii) the making, changing or revoking on or after the Closing of any material Tax election with respect to the Company that has retroactive effect to a Pre-Closing Tax Period (including any election under Section 336 or Section 338 of the Code); (iii) any amendment after the Closing of any material Tax Return with respect to the Company for a Pre-Closing Tax Period; (iv) except as provided in Section 9.10 with respect to Sales Taxes, the initiation of any voluntary contact (including through any voluntary disclosure program) with any Governmental Authority in respect of Taxes or Tax Returns of the Company for any Pre-Closing Tax Period; (v) the filing of any Tax Return of the Company with respect to any Pre-Closing Tax Period that is inconsistent with past practices of the Company; (vi) the surrender of any Tax refund, Tax credit or overpayment of Tax permitted under applicable Law with respect to a Pre-Closing Tax Period of the Company or (vii) without the prior written consent of the Company Representative, compromising or settling any Tax liability of the Company, in each case, to the extent any such action increases the amount of Taxes included in Pre-Closing Income Taxes, Closing Net Working Capital or the amount of any other Taxes for which the Company Securityholders are responsible for under this Agreement. Section 9.10 Sales Taxes. (a) The Sales Tax Escrow Amount shall be held exclusively for the payment of any unpaid sales taxes owed by the Company with respect to any Pre-Closing Tax Periods solely in connection with the matters described in Appendix A (collectively, “State and Local Sales Taxes”). (b) Purchaser shall (or shall cause the Surviving Company to), file a request for a private letter ruling on behalf of the Surviving Company with respect to Chicago PPLT Taxes (as defined in Appendix A) (the “PLR Request”) within ninety (90) days of the Closing Date. Purchaser shall deliver to Company Representative a copy of the PLR Request, for Company Representative’s review and comment, within sixty (60) days of the Closing Date (and Purchaser shall consider in good faith, but shall not be obligated to reflect, any such comments). In the event Purchaser or the Surviving Company receives a favorable private letter ruling (a “Favorable PLR”), Purchaser and the Company Representative shall, within two (2) Business Days of receiving the Favorable PLR, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay the Paying Agent for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures an amount equal to the Chicago PPLT Tax Escrow Amount.

85 US-DOCS\157178066.13 (c) Purchaser shall determine the amount of unpaid State and Local Sales Taxes, and, to the extent a Favorable PLR is not received, any Chicago PPLT Taxes (as defined in Appendix A), and shall file any applicable Tax Returns or pursue any voluntary disclosure or similar procedures with the applicable Governmental Authorities (collectively, a “VDA”) in Purchaser’s sole discretion; provided that, Purchaser (1) shall notify the Company Representative prior to initiating any contact with any applicable Governmental Authority with respect to any VDA, (2) shall provide to the Company Representative copies of all material correspondence received from any such Governmental Authority relating to each VDA, and (3) shall permit the Company Representative to reasonably participate in each VDA and review and comment on all written submissions and filings (and proposed filings) to any relevant Governmental Authority (at Company Representative’s own expense); provided, that Purchaser shall consider any such comments in good faith (but shall not be obligated to reflect or otherwise act upon such comments made by the Company Representative in connection with any VDA, written submissions or filings (or proposed filings). (d) In the event that there are any State and Local Sales Taxes (or, solely to the extent applicable, Chicago PPLT Taxes) shown as due with respect to any VDA, as applicable, or otherwise or that the Purchaser or the Surviving Company have otherwise paid in connection with a VDA, as applicable, or otherwise, in each case, within twelve (12) months after the Closing Date (the “Sales Tax Remediation Date”), within two (2) Business Days subsequent to the Sales Tax Remediation Date, Purchaser and the Company Representative shall execute and deliver a joint written instructions to the Escrow Agent instructing the Escrow Agent to (a) pay to Purchaser out of the Sales Tax Escrow Account an amount equal to all such amounts shown or paid, and (b) if the amount of funds in the Sales Tax Escrow Account exceeds all such amounts shown or paid, then such joint written instructions to the Escrow Agent shall further instruct the Escrow Agent to distribute the remaining funds in the Sales Tax Escrow Account to the Paying Agent for further distribution to the Company Securityholders in accordance with their respective Pro Rata Percentages and the Post-Closing Distribution Procedures. For the avoidance of doubt, the Company Securityholders shall not be responsible for any State and Local Sales Taxes and/or Chicago PPLT Taxes (to the extent a Favorable PLR is not obtained) to the extent the State and Local Sales Taxes and/or Chicago PPLT Taxes (to the extent a Favorable PLR is not obtained) exceed (individually or in the aggregate) the Sales Tax Escrow Amount, and the sole and exclusive remedy of Purchaser for any State and Local Sales Taxes and/or Chicago PPLT Taxes (to the extent a Favorable PLR is not obtained) will be pursuant to the obligations set forth in this Section 9.10. ARTICLE 10 COMPANY REPRESENTATIVE Section 10.1 Authority. By the adoption of the Merger, and by receiving the benefits thereof, including any consideration payable hereunder, each Company Securityholder shall be deemed to have approved Shareholder Representative Services LLC as of the Closing as the Company Representative and as the representative, agent and attorney-in-fact of the Company Securityholders for all purposes in connection with this Agreement and the agreements ancillary hereto, including to execute any and all documents on behalf of the Company Securityholders, and to take any other actions on behalf of the Company Securityholders which may be required, appropriate, helpful or allowed pursuant to this Agreement and any Ancillary Agreement to which the Company Representative is a party, in each case, in order to consummate the transactions contemplated by this Agreement and, if applicable, perform their respective obligations hereunder or thereunder before, at or following the Effective Time (as the case may be).

86 US-DOCS\157178066.13 Section 10.2 Authority. Without limiting the generality of the foregoing, the Company Representative shall have the full and exclusive authority to (a) agree with Purchaser with respect to any matter reasonably deemed necessary by the Company Representative in connection with this Agreement or any Ancillary Agreement to which the Company Representative is a party calling for the agreement of the Company Securityholders, give and receive notices on behalf of the Company Securityholders, and act on behalf of the Company Securityholders in connection with any matter as to which the Company Securityholders are or may be obligated under this Agreement or any such Ancillary Agreements, all in the reasonable discretion of the Company Representative, (b) execute and deliver all documents contemplated by this Agreement to be executed by the Company Representative in its capacity as such, (c) authorize distribution to Purchaser or the Company Securityholders (as the case may be) of all or a portion of the Price Adjustment Escrow Amount, the Indemnity Escrow Amount, the Specific Indemnity Amount, the Sales Tax Escrow Amount and the RSU Eligible Equity Adjustment Escrow Amount pursuant to the applicable terms hereof, and take any other actions to be taken by the Company Representative pursuant to the Escrow Agreement; and (e) take all actions necessary or desirable in connection with the performance of obligations under Article 2 and Article 8, including to withhold funds (in addition to funds held in the Expense Fund) for satisfaction of expenses or other liabilities or obligations. Section 10.3 Binding Decisions; Rights. Subject to this Article 10, decisions by the Company Representative within the scope of its authority granted pursuant to this Article 10 shall be binding upon all Company Securityholders, and no Company Securityholder shall have the right to contest the same. A decision, act, consent or instruction of the Company Representative with respect to matters within the scope of its authority granted pursuant to this Article 10 shall constitute a decision of all Company Securityholders and shall be final, binding and conclusive upon the Company Securityholders and the Purchaser Covered Parties may rely upon any such decision, act, consent or instruction of the Company Representative as being the decision, act, consent or instruction of each and every Company Stockholder. The Company Securityholders shall cooperate with the Company Representative and any accountants, attorneys or other agents whom it may retain to assist in carrying out its duties hereunder. The Company Representative may communicate with the Company Securityholders or any other Person concerning its responsibilities hereunder, but it is not required to do so. Section 10.4 Resignation. The Company Representative may resign at any time by notifying in writing Purchaser and the Company Securityholders. If the Company Representative resigns, a successor Company Representative shall be promptly appointed with the consent of the Company Stockholders which held a majority of the shares of voting Company Stock immediately prior to the Effective Time (as determined on an as-converted to Common Stock basis). Notice of the appointment of a successor Company Representative shall be given promptly to Purchaser. Such successor Company Representative shall exercise the rights and powers of and be entitled to the indemnity, reimbursement and other benefits of the original Company Representative. Section 10.5 Exculpation; Indemnification. The Company Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Company Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders shall indemnify the Company Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered

87 US-DOCS\157178066.13 or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Company Representative, the Company Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Company Representative from (i) the funds in the Expense Fund and (ii) any other funds that become payable to the Company Securityholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Securityholders; provided, that while the Company Representative may be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Company Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Company Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Company Representative or the termination of this Agreement Section 10.6 Expense Fund. The Expense Fund will be used for any expenses incurred by the Company Representative. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Company Representative any ownership right that they may otherwise have had in any such interest or earnings. The Company Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. For tax purposes, the Expense Fund shall be treated as having been received and voluntarily set aside by the Company Securityholders at the time of Closing. Once the Company Representative determines, in its sole discretion, that the Company Representative will not incur any additional expenses in its capacity as the Company Representative, then the Company Representative will deliver the remaining unused Expense Fund, if any, to the Paying Agent for further distribution to the Company Securityholders pursuant to the Post- Closing Distribution Procedures. ARTICLE 11 GENERAL PROVISIONS Section 11.1 Notices. Any notices, demands or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges paid) or mailed to the recipient by registered or certified mail, return receipt requested and postage paid or (c) if given by electronic mail to the e-mail addresses set forth in this Section 11.1. Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three (3) Business Days after the date of mailing if sent by certified or registered mail, (iii) one (1) Business Day after date of delivery to the overnight courier if sent by overnight courier or (iv) at the time of receipt if given by electronic mail (provided that no “bounceback” or other notice of non-delivery is automatically generated). Such notices, demands and other communications shall be sent to the addresses indicated below or such other address or to the attention of such other person as the recipient has indicated by prior written notice to the sending party in accordance with this Section 11.1. If to Purchaser or Surviving Company:

88 US-DOCS\157178066.13 Alkami Technology, Inc. 5601 Granite Parkway, Suite 120 Plano, Texas 75204 Attention: Douglas A. Linebarger, Chief Legal Officer E-mail: dlinebarger@alkami.com with a copy (which will not constitute notice) to: Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 Attention: Gregory J. Schmitt, Esq. E-mail: gschmitt@huntonak.com If to Company (prior to Closing): Fin Technologies, Inc. 1231-1239 Broadway, Room 307 New York, NY 10001 with a copy (which will not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: J. Peyton Worley; Brian Duff Email: Peyton.Worley@lw.com; Brian.Duff@lw.com If to Company Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: deals@srsacquiom.com Telephone: (303) 648-4085 with a copy (which will not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: J. Peyton Worley; Brian Duff Email: Peyton.Worley@lw.com; Brian.Duff@lw.com Section 11.2 Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each of (a) the Company, the Company Representative and Purchaser prior to the Closing, and (b) the Company Representative and Purchaser from and after the Closing.

89 US-DOCS\157178066.13 Section 11.3 Waiver and Remedies. At any time prior to the Effective Time, any party may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement for the benefit of such first party, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement made to such first party or (c) waive compliance with any of the covenants or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the extension or waiver is to be effective. No extension or waiver will apply to any time for performance, breach of any representation or warranty, or noncompliance with any covenant or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Section 11.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements, the Confidentiality Agreement, and the documents and instruments referred to in this Agreement that are to be delivered at or prior to the Closing in connection with the transactions contemplated hereby constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof and thereof. Section 11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of (a) the Company (prior to the Closing) or the Company Representative (following the Closing) for any assignment desired to be made by Purchaser, MergerSub or (following the Closing), the Surviving Company, or (b) Purchaser for any assignment desired to be made by the Company at any time prior to the Closing, or by the Company Representative (following the Closing); provided, that Purchaser and MergerSub (a) may assign their rights, interests and obligations hereunder to any of their Affiliates provided that neither Purchaser nor MergerSub shall be released from their respective obligations hereunder notwithstanding any such assignment unless otherwise agreed in writing by the Company prior to the Closing or the Company Representative following the Closing, and (b) may collaterally assign any or all of their rights, interests and obligations hereunder to any provider of debt financing. Section 11.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law or rule in any jurisdiction, in any respect, such invalidity shall not affect the validity, legality and enforceability of any other provision or any other jurisdiction and, the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement. Section 11.7 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement.

90 US-DOCS\157178066.13 Section 11.8 Interpretation. In the negotiation of this Agreement, each party has received advice from its own attorney. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision. Section 11.9 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives. Purchaser and the Company shall each pay one-half of all costs, expenses and fees of the Paying Agent and the Escrow Agent. Section 11.10 Governing Law. Unless any Exhibit or Schedule specifies a different choice of law, this Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations. Section 11.11 Specific Performance. (a) Subject to Section 7.2(c), Section 11.11(b) and Section 11.11(c), the parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. The parties accordingly agree that, prior to the termination of this Agreement pursuant to Section 7.1, in addition to any other remedy to which a party is entitled at law or in equity, a party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to remedy breaches or threatened breaches of this Agreement (without posting a bond or other security) and to enforce specifically the terms and provisions of this Agreement, and that any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy, subject in all cases to the last sentence of Section 11.11(c). Each party expressly waives any requirement that the other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement. (b) Notwithstanding anything in this Agreement to the contrary, the parties hereby acknowledge and agree that the Company shall be entitled to specific performance to cause Purchaser to effect the Closing only if (i) all of the conditions to the Closing set forth in Section 6.1 have been and continue to remain satisfied or waived (other than those conditions that by their nature are to be satisfied by the delivery of documents or the taking of any other action at the Closing), (ii) the Financing is available to be funded at the Closing and has been funded in accordance with its terms or will be funded in accordance with its terms at the Closing, and (iii) the Company has irrevocably confirmed to Purchaser in writing that (A) all of the conditions set forth in Section 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by the delivery of documents or the taking of any other action at the Closing), and (B) the Company is prepared to

91 US-DOCS\157178066.13 consummate the Closing and, if the Financing is funded, will take such actions that are within its control to cause the Closing to occur. (c) Subject to Section 11.11(b), until such time as Purchaser pays the Termination Fee, Sellers may pursue both a grant of specific performance under this Section 11.11 and seek the payment of the Termination Fee under Section 7.2(b). Under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the consummation of the Closing, on the one hand, and payment of the Termination Fee, on the other hand. (d) Notwithstanding anything in this Agreement to the contrary, to the extent any party hereto brings any Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than any Proceeding to enforce specifically any provision that by its terms requires performance after the Closing or expressly survives termination of this Agreement), the Outside Date shall automatically be extended to (i) the fifth (5th) Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding. Section 11.12 Jurisdiction and Service of Process. EACH PARTY AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE SUPERIOR COURT OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, FOR THE PURPOSE OF ANY SUCH PROCEEDING. A FINAL JUDGMENT IN ANY SUCH PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY AGREES NOT TO COMMENCE ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT IN THE COURTS DESCRIBED ABOVE (OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED ABOVE), IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY (OR IN THE CASE OF ANY COMPANY SECURITYHOLDER THE COMPANY REPRESENTATIVE’S ADDRESS) AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 11.1. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE

92 US-DOCS\157178066.13 RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. Section 11.13 Waiver of Jury Trial. Each of the parties knowingly, voluntarily and irrevocably waives, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of any party to this Agreement in negotiation, execution and delivery, performance or enforcement of this Agreement. Section 11.14 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. Signatures may be affixed manually, by facsimile, email or in any other electronic format (including “.pdf,” “.tif” or “.jpg”) and other electronic signatures or imprints and electronically transmitted (including DocuSign and AdobeSign). Section 11.15 Third Parties. Except as set forth in Section 5.7, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Section 11.16 Non-Recourse. Subject to the terms and conditions of this Agreement and without limiting any Person’s ability to seek recourse under the express terms of any Ancillary Agreement or the Confidentiality Agreement, each of the parties hereto acknowledges and agrees on such party’s own behalf and on behalf of such party’s respective Affiliates, that no former, current or future direct or indirect equity holders, controlling Persons, directors, managers, officers, employees, legal counsel, financial advisors, agents, representatives, Affiliates, members, general or limited partners, successors or assignees (or any former, current or future equity holder, controlling Person, director, manager, officer, employee, legal counsel, financial advisors, agent, representative, Affiliate, member, general or limited partner, successor or assignee of any of the foregoing) (each, a “Non- Recourse Party”) that is not otherwise a party to this Agreement or any Ancillary Agreement (as applicable), shall have any liability relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, other than for Fraud; provided, that in no event shall any Person be liable for the Fraud of any other Person, and a claim for Fraud may only be asserted against the Party that committed such Fraud. Notwithstanding the foregoing, this Section 11.16 shall not apply to Article 10, which shall be binding upon, and enforceable by the Company Representative against, the Company Securityholders in its entirety. [Signature Page Follows]

[Signature Page to Agreement and Plan of Merger] The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement. ALKAMI TECHNOLOGY, INC. By: /s/ Douglas Linebarger Name: Douglas Linebarger Title: Chief Legal Officer MCW MERGERSUB, INC. By: /s/ Douglas Linebarger Name: Douglas Linebarger Title: Chief Legal Officer FIN TECHNOLOGIES, INC. By: /s/ Nathaniel Harley Name: Nathaniel Harley Title: Chief Executive Officer SHAREHOLDER REPRESENTATIVE SERVICES LLC By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director 124521.0000008 DMS 309906220v11